UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10/A
(Amendment No. 1)

GENERAL FORM FOR REGISTRATION OF SECURITIES

Under Section 12(b) or (g) of The Securities Exchange Act of 1934

Commission file number: 33-33042-NY

CONTINENTAL FUELS, INC.
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(Exact name of registrant as specified in its charter)

Nevada	22-3161629
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Travis, Suite 6910, Houston, Texas 77002
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(Address of principal executive offices)

Registrant’s telephone number: (713) 231-0330

Securities to be registered under Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
________________________________	_______________________________

________________________________	_______________________________

Securities to be registered under Section 12(g) of the Act:

Common Stock, par value $.001 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer: ____	Accelerated filer: ____

Non-accelerated filer: ____	Smaller reporting company: X

CONTINENTAL FUELS, INC.

Form 10/A
(Amendment No. 1)

Special Note on Forward-Looking Statements

Except for historical information contained herein, this document contains forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology, although not all forward-looking statements contain such identifying words. Forward-looking statements involve risks and uncertainties and include, but are not limited to, statements regarding future events and the Company’s plans and expectations. The Company’s actual results may differ materially from such statements. Although the Company believes that the assumptions underlying the forward-looking statements herein are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in such forward-looking statements will be realized. In addition, the business and operations of the Company are subject to substantial risks which increase the uncertainties inherent in the forward-looking statements included in this document. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans or expectations contemplated by the Company will be achieved.

Unless the context otherwise requires, references in this Annual Report to "Continental", "registrant", "issuer", "we", "us", "our", "the Company" or "ours" refer to Continental Fuels, Inc.

Item 1.	Description of Business.

Historical Background

Continental Fuels, Inc. was incorporated under the name First Lloyd Funding, Inc. pursuant to the laws of the State of New York on December 21, 1989. Subsequently the Company changed its name to Logical Computer Services of New York, Ltd. In September 1996, the Company changed its name to Coronado Industries, Inc. In January 1997, we closed a re-incorporation merger with our wholly-owned subsidiary, Coronado Industries, Inc., and became a Nevada corporation of the same name. On February 27, 2007, we changed our name to Continental Fuels, Inc. and our common stock currently trades on the OTC Bulletin Board under the trading symbol "CNFU.OB".

Change Of Control

On April 23, 2007, we closed a business combination transaction pursuant to a Stock Purchase Agreement (the "SPA") dated April 20, 2007, by and among the Company and Universal Property Development and Acquisition Corporation ("UPDA"), a publicly held Nevada corporation. Pursuant to the SPA, we acquired one hundred percent (100%) of the capital stock of US Petroleum Depot, Inc. and Continental Trading Enterprizes, Inc. (the "Subsidiaries"), two private Nevada corporations and wholly-owned subsidiaries of UPDA. The consideration we paid for the Subsidiaries consisted of $2,500,000 in cash, payable within 30 days of the Effective Date, and shares of our Series A Convertible Preferred Stock valued at $5,000,000 (the "Preferred Stock"). The Preferred Stock was convertible into 50,000,000 shares of our common stock on the closing date and UPDA has the right to vote the shares of Preferred Stock on an "as converted" basis in any matters for which the holders of our common stock are entitled to vote. On that date, we had 14,981,583 shares of common stock issued and outstanding. As of that date UPDA had the power to control the vote of approximately 77% of our voting capital stock on the closing date. The issuance of the Preferred Stock to UPDA constituted a change of control transaction for the Company, as UPDA owns a majority of our outstanding voting capital stock.

Subsequent to the closing of the SPA transaction, the Company and UPDA mutually agreed to extend the due date for the payment of the $2,500,000 cash portion of the consideration described above. In connection with the agreement to extend the due date, we paid $150,000 in cash to UPDA and executed a promissory note payable that was due to be paid on June 18, 2007 to UPDA for $2,350,000. The note is now due and payable on demand and bears an interest rate of 5%. As of March 31, 2008, $1,440,000, plus interest, was due and payable to UPDA under this promissory note.

On August 1, 2007, UPDA converted 2,000 shares of its Preferred stock into 2,000,000 shares of the Company’s common stock, of which 1,817,792 shares were distributed to the common shareholders of UPDA as a special distribution of assets.  The remaining 182,209 shares were issued to UPDA. The management and directors of UPDA received 262,147 shares of the distributed common shares as a result of their prorated common share ownership in UPDA.

Therefore, as of June 24, 2008, we had an aggregate of 48,000 shares of Preferred Stock outstanding, which are convertible into an aggregate of 48,000,000 restricted shares of our common stock. If converted to common stock, UPDA would hold approximately 83% of the then outstanding shares of our common stock.

On May 8, 2008, the Company’s Board of Directors and shareholders approved a 1-for-10 stock split of all of the Company’s issued and outstanding common stock, par value $0.001 per share, effective May 12, 2008.  All share and per share information included in this document has been adjusted to give retroactive effect of this reverse stock split.

Business of Issuer

Overview

Through January 26, 2007, the Company was a holding company and all business operations were conducted through our three wholly-owned subsidiaries; Ophthalmic International, Inc., American Glaucoma, Inc., and OI, LLC. On January 26, 2007, each of these subsidiaries and all of our assets related to these operations, except for certain European distribution agreements, were sold to G. Richard Smith, the Company’s then Chairman, for $300,000 in cash and the assumption of certain trade debts. In February 2007, we began to execute an acquisition strategy in the oil storage and transport segments.

Since the closing of the business combination transaction with UPDA on April 23, 2007, and the closing of subsequent transactions, our business operations have principally been the purchase, transportation, storage and resale of petroleum products.

The Company conducts all of its operations through the following operating subsidiaries, which are referred to as the "Operating Subsidiaries":

  US Petroleum Depot, Inc. ("US Petroleum"), a wholly owned subsidiary of the Company, holds a long-term lease on a petroleum products terminal and storage facility located in Brownsville, Texas (the "Brownsville facility"). The operations of US Petroleum generally consist of the purchase, storage and resale of various petroleum products through the Brownsville facility.
  Geer Tank Trucks, Inc. ("Geer"), a wholly owned subsidiary of the Company, is a crude oil trucking company that operates through out the State of Texas from its base of operations in Jacksboro, Texas. The operations of Geer generally consist of the purchase, truck transport, and re-sale of crude oil in the State of Texas.

US Petroleum and Geer currently operate independently of each other, and neither US Petroleum nor Geer utilizes, nor is dependent upon, the facilities or equipment of the other for its operations. In general US Petroleum conducts in operations in southern Texas while Geer operates in the northern part of the state. The operations of the Company are not seasonal in nature as the Operating Subsidiaries have not experienced an increase or decrease in demand for petroleum products as a result of any seasonal changes in the demand for various petroleum products.

Business Developments

Beginning in the 2007 fiscal year, we substantially expanded our business operations through the following business and asset acquisitions:

2007 Acquisitions

On April 23, 2007, we closed the business combination transaction with UPDA under the terms of the SPA, pursuant to which, the Company acquired one hundred percent (100%) of the capital stock of US Petroleum and Continental Trading Enterprizes, Inc. We subsequently consolidated all the operations of Continental Trading Enterprizes, Inc. into US Petroleum, and all the petroleum products re-sale operations currently conducted at the Brownsville facility are done through US Petroleum. Continental Trading Enterprizes, Inc. is currently an inactive subsidiary and does not have any operations.

On December 19, 2007, we completed our acquisition of Geer, a privately held Texas corporation, pursuant to the terms and conditions of a Stock Purchase Agreement, dated as of December 11, 2007 (the "Geer SPA"). We acquired one hundred percent (100%) of the outstanding capital stock of Geer, for an aggregate purchase price of $5,500,000. The purchase price was paid by the Company in cash. We financed the acquisition of Geer with the proceeds of a Term Loan from Sheridan Asset Management LLC ("Sheridan").

Business Activities

The following discussion describes the business activities of our operating segments. Detailed information regarding revenues, operating income and total assets of each segment can be found in our consolidated financial statements.

Petroleum Products Resale and Blending Operations

US Petroleum Depot, Inc., one of our Operating Subsidiaries, conducts petroleum products purchase, storage, and re-sale operations at our Brownsville facility. US Petroleum was formed under the laws of the State of Nevada in 2006. The following is a description of these operations.

General

Through US Petroleum, the operations of the Company that utilize the Brownsville facility will primarily be the national and international wholesale distribution of various petroleum products, including diesel fuel and light crude condensate. We intend to use the Brownsville facility to expand our petroleum products purchase and sales operations and to expand these distribution activities.

In 2006, US Petroleum entered into an agreement to acquire the lease to a petroleum products storage, blending and distribution facility located at 32 Espiritu, Brownsville, Texas in 2006. US Petroleum closed on the lease acquisition for this facility in the first quarter of 2007. The property leased and operated by US Petroleum consists of, but is not limited to: (i) approximately 5.45 acres of real property, (ii) six oil storage tanks with an aggregate capacity of 62,000 barrels, (iii) ship channel access via two 8 inch diameter oil pipelines that measure 2,000 feet each, (iv) a railroad spur to receive or load petroleum products via rail cars with a capacity of up to 800 barrels each and (v) equipment to allow the loading and unloading of petroleum products from tanker trucks (collectively, the "Brownsville facility").

U.S. Petroleum intends to use the Brownsville facility in the operation of its business of receiving, storing and distributing various petroleum products. The Brownsville facility will allow U.S. Petroleum to receive and to load barges of diverse capacities, and to receive and load rail cars. US Petroleum is currently receiving shipments of petroleum products at the Brownsville facility via truck transport and re-shipping such products by either rail car or river barge. U.S. Petroleum has obtained all the operational permits required for its business operations from regulators such as the United States Coast Guard, OSHA, and the EPA.

US Petroleum utilizes the Brownsville facility to gather and store smaller shipments of petroleum products and to aggregate those shipments into larger, more economically viable batches for wholesale shipment using its rail car and barge loading facilities. By doing so, US Petroleum will be able to take advantage of economies of scale and reduce the per barrel transportation costs for its products.

Product Offerings

During 2007, the Brownsville facility received small batch shipments of light crude petroleum products. These products were then resold into the US market. US Petroleum gathers and stores these small batches of petroleum products at its Brownsville facility until a large enough quantity is available to ship via barge or railcar. As we continue to develop our supply sources, refine the operation of the Brownsville facility and acquire additional storage facilities, we expect to be able to ship approximately 20,000 barrels per week of petroleum products over the short term.

During 2007, US Petroleum completed the delivery of approximately 39,410 barrels of light crude product per month through the Brownsville facility.

Beginning in late November 2007, US Petroleum experienced an interruption of its supply of light crude product from its supplier. The interruption in US Petroleum’s supply of light crude condensate in the forth quarter of 2007 was caused by a change in the method and manner in which its supply chain operated. US Petroleum’s supplier of light crude condensate changed its distribution method from direct sales to customers to sales to an intermediary party who in turn distributed the product to smaller batch purchasers. The Company therefore has to establish a relationship with this new party, which has caused an interruption of the delivery of this product. US Petroleum continues to negotiate the terms of a new supply agreement for the resumption of shipments of light crude condensate but alternative products are now being received and shipped through the Brownsville facility.

In November 2007, US Petroleum took several of its tanks offline and eventually, in December 2007, took all tanks offline for maintenance and upgrades, including the addition of storage tanks, work on the rail spur, and work on the pipes and pump manifolds. Work began in December and continued as more work was determined to be required to ensure that the facility does not require significant maintenance or repairs for several years to come.

The rail spur work was considered pivotal and an urgent need as it gives US Petroleum greater flexibility and significant cost savings when transporting product to certain markets. Additionally, during hurricanes, bad weather, and other circumstance that prevent the shipment of product by water, rail is rarely affected. In addition, US Petroleum can transport smaller net loads of product more cost effectively by rail.

This work continued through the first quarter of 2008 as more needed repairs and retrofits became apparent. The majority of this work was planned from the inception of the US Petroleum acquisition; in major part to make the facility more flexible, efficient and safer.

In April 2008, the above described repair work was completed and the Brownsville facility re-started operations. US Petroleum is currently receiving, storing and shipping diesel fuel and other petroleum products through the Brownsville facility. In April, May and June 2008, US Petroleum received and shipped 27,000, 649,000 and 652,000 gallons of diesel fuel, respectively, through the Brownsville facility.

Growth and Profitability Strategy

Through US Petroleum, we intend to expand our current petroleum products purchase and sales operations, enter into new distribution relationships and enter into the fuel blending and wholesale distribution markets. We intend to increase the volume of these operations and we anticipate the acquisition by US Petroleum of additional storage and blending facilities to facilitate this business area.

Petroleum Products Transportation Operations

As a result of the closing of the Geer acquisition on December 11, 2007, Geer became a wholly-owned Operating Subsidiary of the Company. Geer will, among other things, conduct crude oil transportation and re-sale operations. Geer is a private Texas corporation that was incorporated in 1965 and has been in operation since 1945. We acquired all of the capital stock of Geer through the closing of the Geer SPA. The main business operations of Geer are the purchase, truck transport, and re-sale of crude oil in the State of Texas. The following is a brief description of these operations.

General

Through Geer, the operations of the Company will be expanded into the purchase, ground transport and sale of crude oil in the State of Texas. The general operations of Geer currently consist of the purchase of crude oil from small producers in the state of Texas, trucking that crude oil to refiners and other wholesale purchasers and selling that crude oil to such parties. We intend to expand the operations of Geer by entering into new customer relationships with larger crude oil producers and expanding the geographic area in which Geer operates.

Geer operates out of five (5) locations in the State of Texas. Geer owns two salt water disposal wells and four pipeline terminals with yards located in Jacksboro, Mineral Wells, Graham, Cisco and Bowie, Texas. Geer also owns and operates approximately twenty (20) tank trucks for transporting oil with capacities of one hundred and eighty (180) bbl, and approximately fifty (50) frac tanks. In addition to oil shipping and re-sale, Geer provides oil well services such as salt and fresh water removal services and frac tank rentals.

Growth and Profitability Strategy

As a result of our acquisition of Geer, management believes that total annual revenues could be approximately tripled through the implementation of an aggressive growth strategy at Geer. This projection is the result of a review of the approach of Geer’s previous management, which was very passive and failed to seek out new customers from a greatly expanding customer pool. This expanding customer pool, and the increase in the market prices of oil and gas, has resulted in the substantial growth of the production of oil and gas within our geographical market. This customer pool growth, coupled with the effect of the rising prices of oil and gas on our revenues from re-sale, is expected to result in the near tripling of our annual revenues.

During the first quarter of 2008, revenue from Geer increased from $13.0 million in the fourth quarter of 2007 to approximately $14.5 million, and in the second quarter of 2008, Geer’s revenue grew to over $32.6 million.

Continental Fuels A.V.V.

On August 8, 2007, we established a 100% wholly owned foreign subsidiary, Agencia Fiduciaria Aequitas N.V. ("Continental Fuels A.V.V."), in Aruba for the purpose of developing a presence in Latin America.

On September 9, 2007, Continental Fuels A.V.V. established a joint venture company, Combustibles Continental De LatinoAmerica ("Combustibles"), and invested $9,320 in the new entity. Continental Fuels A.V.V. owns 75% of the equity of Combustibles. Combustibles was created for the purposes of investment in the general energy sector, the commercialization of hydrocarbon by-products, and the investment and financing of industrial projects and energy infrastructure. On September 9, 2007, Combustibles appointed Timothy Brink as president, Luis Bautista as vice-president, and Ernesto Haberer as director of its board.

Combustibles presently has no operations or operating assets other than a nominal local cash account totaling approximately $3,000.

Governmental Regulations

Regulation of Storage and Transportation of Oil

Sales of crude oil and other petroleum products are not currently regulated and are made at negotiated prices. Our sales of petroleum products are affected by the availability, terms and cost of transportation. Insofar as effective interstate and intrastate rates are equally applicable to all comparable shippers, we believe that the regulation of oil transportation rates will not affect our operations in any way that is of material difference from those of our competitors. Further, interstate and intrastate common carrier oil pipelines must provide service on a non-discriminatory basis. Under this open access standard, common carriers must offer service to all shippers requesting service on the same terms and under the same rates. When oil pipelines operate at full capacity, access is governed by pro-rationing provisions set forth in the pipelines’ published tariffs. Accordingly, we believe that access to oil pipeline transportation services generally will be available to us to the same extent as to our competitors.

Environmental Regulations

Our operations are subject to various federal, state and local governmental regulations. The handling, storage, transportation and disposal of oil, by-products thereof, and other substances and materials produced or used in connection with oil operations are subject to regulation under federal, state and local laws and regulations relating primarily to the protection of human health and the environment. To date, we have not incurred any extraordinary costs related to complying with these laws, for remediation of existing environmental contamination and for other related matters. The requirements imposed by such laws and regulations are frequently changed and subject to interpretation, and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

At the federal level, among the more significant laws and regulations that may affect our business and the oil industry are: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, also known as "CERCLA" or Superfund; the Oil Pollution Act of 1990; the Resource Conservation and Recovery Act, also known as "RCRA"; the Clean Air Act; Federal Water Pollution Control Act of 1972, or the Clean Water Act; and the Safe Drinking Water Act of 1974.

Compliance with these regulations may constitute a significant cost and effort for us. No specific accounting for environmental compliance has been maintained or projected by us at this time. We are not presently aware of any environmental demands, claims, or adverse actions, litigation or administrative proceedings in which either us or our acquired properties are involved or subject to, or arising out of any predecessor operations.

In the event of a breach of environmental regulations, these environmental regulatory agencies have a broad range of alternative or cumulative remedies which include: ordering a clean-up of any spills and restoration of the soil or water to conditions existing prior to the environmental violation, or fines. In certain egregious situations the agencies may also pursue criminal remedies against us or our principal officers.

Competition

We operate in a highly competitive environment. The majority of our competitors possess and employ financial, technical and personnel resources substantially greater than ours, which can be particularly important in the areas in which we operate. Also, there is substantial competition for capital available for investment in the oil and natural gas industry.

Current competitive factors in the domestic oil and gas industry are unique. The actual price range of crude oil is largely established by major international producers. Pricing for natural gas is more regional. Because the current domestic demand for oil and gas exceeds supply, we believe there is little risk that all current production will not be sold at relatively fixed prices. The risk of domestic overproduction at current prices is not deemed significant. However, more favorable prices can usually be negotiated for larger quantities of oil and/or gas product. In this respect, while we believe we have a price disadvantage when compared to larger competitors, we view our primary pricing risk to be related to a potential decline in international prices to a level which could render our current operations uneconomical.

Major Customers

For the fiscal year 2007, two purchasers were responsible for purchasing 100% of our petroleum product sales. However, we believe that the loss of either of these purchasers would not materially impact our business, because we could readily find other purchasers for our products.

Employees

As of December 31, 2007, the Company and its Operating Subsidiaries had 36 full-time employees. Continental Fuels, Inc., the parent company, currently has 3 full time employees. US Petroleum, the operator of the Brownsville facility currently has 13 full time employees, and Geer currently has 20 full time employees. As necessary for our operations, the Company and its Operating Subsidiaries select and engage personnel on a contract or fee basis.

Item 1A.	Risk Factors.

Our business, operations and financial condition are subject to various risks. You should consider carefully the following risk factors, in addition to the other information set forth in this report. The factors set forth below, however, are generally applicable to our operations and securities.

We Have a Limited Operating History.

Because our business plan was only recently adopted we have a limited operating history. Such limited operating history makes it more difficult to predict whether or not we will be successful in the future. Our future financial and operational success is subject to the risks, uncertainties, expenses, delays and difficulties associated with managing a new business, many of which may be beyond our control. In addition, we compete in a volatile and highly price sensitive industry and we may face many uncertainties. Our success will depend on many factors, including those described in this Risk Factors section.

We Have a History of Losses and May Need Additional Financing.

We have experienced operating losses, as well as net losses, for each of the years during which we have operated. We anticipate future losses and negative cash flow to continue for the foreseeable future.

To date, we have received only limited revenue from our operations. We have incurred significant costs in connection with the development of our business and there is no assurance that we will achieve sufficient revenues to offset anticipated operating costs. Although we anticipate deriving revenues from transportation and terminal related operations, no assurance can be given that these businesses will operate on a net profit basis. We anticipate that our losses will continue until we are able to generate sufficient revenues to support our operations. If we achieve profitability, we cannot give any assurance that we would be able to sustain or increase profitability on a quarterly or annual basis in the future.

Similarly, in the future, we may not generate sufficient revenue from operations to pay our operating expenses. If we fail to generate sufficient cash from operations to pay these expenses, our management will need to identify other sources of funds. We may not be able to borrow money or issue more shares of common or preferred stock to meet our cash needs. Even if we can complete such transactions, they may not be on terms that are favorable or reasonable from our perspective.

The Profitability Of Our Operations Depends On The Availability To Us Of Supplies Of Petroleum Products. A Significant Decrease In Available Supplies For Any Reason Could Adversely Affect Our Sales And Results Of Operations.

The availability of supplies of various petroleum products is essential to our operations. A material decline in such petroleum product supplies could adversely affect our revenues from bulk, contract and rack product sales. Such a material decline in product supplies may be caused by a supplier’s decision to sell its product to a different distributor or transportation company, the cultural or political customs or changes in foreign countries, natural disasters, adverse weather conditions, terrorist attacks and other events beyond our control. Furthermore, we do not have long-term supply contracts with refiners and our suppliers could cease selling product to us for any one of several reasons, including a lack of crude oil supplies, price or volume competition and external economic or political events. Such a shortage could have a material adverse effect on our supplies of product and hinder our ability to earn throughput fees or sales revenues.

A Substantial Or Extended Decline In Oil Prices May Adversely Affect Our Business, Financial Condition Or Results Of Operations And Our Ability To Meet Our Financial Commitments.

The price we receive for our petroleum products heavily influences our revenue, profitability, access to capital and future rate of growth. Oil is a commodity and, therefore, its price is subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the markets for oil have been volatile. These markets will likely continue to be volatile in the future. The prices we receive for our products, and the levels of demand for our products, depend on numerous factors beyond our control. These factors include, but are not limited to, the following:

  changes in global supply and demand for oil;
  the actions of the Organization of Petroleum Exporting Countries, or OPEC;
  the price and quantity of imports of foreign oil;
  political conditions, including embargoes, in or affecting other oil-producing activity;
  the level of global oil exploration and production activity;
  the level of global oil inventories;
  weather conditions;
  technological advances affecting energy consumption; and
  the price and availability of alternative fuels.

Lower oil prices may not only decrease the demand for our products but also may reduce the available supply of the petroleum product that is our primary product. A substantial or extended decline in oil prices may materially and adversely affect our future business, financial condition, results of operations, liquidity or ability to finance planned capital expenditures.

We Depend Upon A Relatively Small Number Of Customers For A Substantial Majority Of Our Revenue The Loss of Revenue From One or More of These Customers Could Have A Short Term Effect On Our Financial Condition And Results Of Operations.

We expect to derive a substantial majority of our revenue from sales to a small number of significant customers for the foreseeable future. The loss of one or more of these customers could have a short-term adverse effect on our business operations while a replacement purchaser for our products is located. However, since our products are commodity products, and the demand for petroleum products is expected to be strong for the foreseeable future, we anticipate that the loss of one of our customers would only have a short term effect on our revenue because there are numerous alternative purchasers of our products within the geographic areas we service and we believe that a replacement customer could be located before the loss of a customer would have a material adverse effect on our business. If, however, any of our significant customers were unable to meet its contractual commitments to us for any reason, then our revenue and cash flow would decline.

A Significant Decrease In Demand For Products In The Areas Served By Our Terminal Or Trucking Operations Would Adversely Affect Our Financial Condition And Results Of Operations.

A sustained decrease in demand for products in the areas served by our terminal or trucking operations could significantly reduce our revenue. Factors that could lead to a decrease in market demand include:
  a recession or other adverse condition that results in lower spending by consumers on gasoline, distillates, and travel;
  higher fuel taxes or other governmental or regulatory actions that increase, directly or indirectly, the cost of gasoline or other refined products; and
  a shift by consumers to more fuel-efficient or alternative fuel vehicles or an increase in fuel economy, whether as a result of technological advances by manufacturers, pending legislation proposing to mandate higher fuel economy or otherwise.

Because Of Our Lack Of Asset Diversification, Adverse Developments In Our Terminal Or Trucking Operations Could Adversely Affect Our Revenue And Cash Flows.

We rely exclusively on the revenue generated from our terminal and trucking operations. Because of our lack of diversification in asset type, an adverse development in these businesses would have a significantly greater impact on our financial condition and results of operations than if we maintained more diverse assets.

Our Debt Levels May Limit Our Flexibility In Obtaining Additional Financing And In Pursuing Other Business Opportunities.

Our level of debt could have important consequences to us. For example our level of debt could:

  impair our ability to obtain additional financing, if necessary, for working capital, capital expenditures, acquisitions or other purposes;
  require us to dedicate a substantial portion of our cash flow to make principal and interest payments on our debt, reducing the funds that would otherwise be available for operations and future business opportunities;
  make us more vulnerable to competitive pressures, changes in interest rates or a downturn in our business or the economy generally;
  impair our ability to make distributions to our shareholders; and
  limit our flexibility in responding to changing business and economic conditions.

If our operating results are not sufficient to service our current or future indebtedness, we will be forced to take actions such as reducing or delaying our business activities, acquisitions, investments or capital expenditures, selling assets, restructuring or refinancing our debt, or seeking additional equity capital. We may not be able to effect any of these actions on satisfactory terms, or at all.

On December 11, 2007, the Company entered into revolving and long term secured promissory notes with Sheridan Asset Management, LLC. The revolving promissory note imposes certain negative covenant on the Company related to  repurchase, redemption and dividends on common stock or other equity securities of the Company and its wholly owned subsidiaries; limitations on the fair value of Company’s securities issuances  to individuals  and requires lender approval on Company merger or acquisition activities or management changes. Other covenants to be met by the Company include minimum net worth and earnings before interest, taxes and depreciation ("EBITDA"). The long term promissory note contains provisions relating to change in Company control and negative covenant provisions similar to those contained in the revolving promissory note described in the preceding paragraph, as well as minimum net worth and EBITDA requirements.  As of March 31, 2008, the Company was not in compliance with its Sheridan loan covenant that required the Company to have a minimum EBITDA of $500,000.  On May 19, 2008 Sheridan agreed to grant a waiver for this covenant for the first quarter of 2008 based upon the Company’s assurances that the minimum EBITDA will be achieved during the second quarter of 2008."

We Face Intense Competition In Our Supply, Distribution And Marketing Activities, As Well As In Our Terminal And Trucking Activities And Our Results Of Operations May Suffer If We Are Not Able To Compete Effectively.

We compete with other petroleum companies, national, regional and local trucking and terminal companies, the major integrated oil companies, their marketing affiliates, and independent brokers and marketers of widely varying sizes, financial resources and experience. In particular, our ability to compete could be harmed by factors we cannot control, including:

  price competition from major oil companies or other independent refined product companies, some of which are substantially larger than we are, have greater financial resources and control substantially greater supplies of petroleum products than we do;
  abundance of supply of petroleum products keeping petroleum prices low or unchanging;
  the perception that another company can provide better service; and
  the availability of alternative supply points, or supply points located closer to our customers’ operations.

If we are unable to compete with services offered by other petroleum enterprises, our results of operations may be adversely affected.

Our Operations And Sales Volumes Are Dependent Upon Demand For Petroleum Products By Distributors, Marketers, Wholesalers And Commercial End Users. Any Decrease In This Demand Could Adversely Affect Our Business.

Our business depends in large part on the demand for refined petroleum products in the markets served by our transportation and storage facilities. Our earnings and cash flow are dependent on high sales volumes. The volumes of our sales can be adversely affected by the prices of refined products, which are subject to significant fluctuation depending upon numerous factors beyond our control, including the supply of and demand for gasoline and other refined products. The supply of and demand for refined products can be affected by, among other things, changes in domestic and foreign economies, political affairs, terrorism and the threat of terrorism, production levels, industry-wide inventory levels, the availability of imports, the marketing of gasoline and other refined products by competitors, the marketing of competitive fuels, the impact of energy conservation efforts and government regulation.

Sales volumes also are affected by regional factors, such as local market conditions, the availability of transportation systems with adequate capacity, transportation costs, fluctuating and seasonal demands for products, changes in transportation and travel patterns, variations in weather patterns from year to year and the operations of companies providing competing services.

We May Not Be Successful In Growing Through Acquisitions Or Integrating Effectively And Efficiently Any Businesses And Operations We May Acquire. Any Future Acquisitions May Substantially Increase The Levels Of Our Indebtedness.

Part of our business strategy includes acquiring additional terminal and storage facilities that complement our existing asset base and distribution capabilities. In order to expand our business through the selective acquisitions of new or expanded facilities, we must identify those opportunities. We may not be able to identify appropriate opportunities for expansion which will satisfy our target rates of return, obtain financing on acceptable terms, negotiate satisfactory terms of such acquisitions, or that any such acquisitions will improve our operating results.

Acquisitions may require substantial capital or the incurrence of substantial indebtedness. As a result, our capitalization and results of operations may change significantly as a result of future acquisitions. Any additional debt financing could significantly increase our interest expense and involve restrictive covenants. Furthermore, you may not have the opportunity to evaluate the economic, financial and other relevant information that we will consider in connection with any future acquisitions.

Unexpected costs or challenges may arise whenever businesses with different operations and management are combined. Inefficiencies and difficulties may arise because of unfamiliarity with new assets and new geographic areas of any acquired businesses. We believe that successful business combinations will require our management and other personnel to devote significant amounts of time to integrating the acquired businesses with our existing operations. These efforts may temporarily distract their attention from day-to-day business and other business opportunities. In addition, the management of the acquired business may not join our management team. Any change in management may make it more difficult to integrate an acquired business with our existing operations. Following an acquisition, we may discover previously unknown liabilities associated with the acquired business for which we may have no recourse under applicable indemnification provisions.

Any Acquisitions We Make Are Subject To Substantial Risks, Which Could Adversely Affect Our Financial Condition And Results Of Operations.

Any acquisition involves potential risks, including risks that we may:

  fail to realize anticipated benefits, such as cost-savings or cash flow enhancements;
  decrease our liquidity by using a significant portion of our available cash or borrowing capacity to finance acquisitions;
  significantly increase our interest expense or financial leverage if we incur additional debt to finance acquisitions;
  encounter difficulties operating in new geographic areas or new lines of business;
  incur or assume unanticipated liabilities, losses or costs associated with the business or assets acquired for which we are not indemnified or for which the indemnity is inadequate;
  be unable to hire, train or retain qualified personnel to manage and operate our growing business and assets;
  less effectively manage our historical assets, because of the diversion of management’s attention; or
  incur other significant charges, such as impairment of goodwill or other intangible assets, asset devaluation or restructuring charges.

If any acquisitions we ultimately consummate result in one or more of these outcomes, our financial condition and results of operations may be adversely affected.

Managing Growth and Expansion.

We currently anticipate a period of growth as a result of the recent changes in our corporate structure and the sale of products by our subsidiaries. The resulting strain on our managerial, operational, financial and other resources could be significant as a result of any need to hire, train and manage new employees, to cover wider geographic areas, or to require access to greater working capital. Success in managing any such expansion and growth will depend, in part, upon the ability of senior management to manage effectively. Any failure to manage the anticipated growth and expansion could have a material adverse effect on our business for the following reasons:

Employees

Any material expansion of our business operations would require that we locate, hire, train, and manage additional employees. Given the high demand in the oil and gas industry for experienced workers, it could prove difficult to fill any open positions with experienced personnel. Or such personnel may only be available at a cost beyond our financial budget. Furthermore, the training and supervision of new hires could put a strain on our current employees and reduce their effectiveness at fulfilling their current employment responsibilities.

Geographic Area of Operations

Any material expansion of our business operations could require that we cover a larger geographic area. This could result in a greater strain on our physical equipment, such as our oil transport trucks, the failure of which we may not have the financial resources to quickly replace. Such failure could result in the loss of new business and the inability to service currently existing customers. Furthermore, the logistical need to manage efficiently the coverage of an expanded geographic area may be beyond our current personnel and/or computer or other monitoring systems which could result in duplicative route coverage or other inefficiencies.

Demands on Working Capital

Any material expansion of our business operations could put a strain on our working capital to the extent that new suppliers, or larger shipments from our current suppliers, require that we pay for such shipments in advance. We may not have sufficient working capital at such time to finance such transactions, or doing so might leave the Company with insufficient funds to cover other operating or unanticipated expenses. Furthermore, third party financing to cover such business expansion may not be available at rates deemed acceptable by the Company. As a result, insufficient working capital, and the unavailability of other financing, could restrain our ability to significantly expand our business.

Our Business Involves Many Hazards And Operational Risks, Including Adverse Weather Conditions, Which Could Cause Us To Incur Substantial Liabilities And Increased Operating Costs.

Our operations are subject to the many hazards inherent in the storage and transportation of products, including:

  leaks or accidental releases of products or other materials into the environment, whether as a result of human error or otherwise;
  extreme weather conditions, such as hurricanes, tropical storms, and rough seas, which are common along the Gulf Coast;
  explosions, fires, accidents, mechanical malfunctions, faulty measurement and other operating errors; and
  acts of terrorism or vandalism.

If any of these events were to occur, we could suffer substantial losses because of personal injury or loss of life, severe damage to and destruction of storage tanks and related property and equipment, and pollution or other environmental damage resulting in curtailment or suspension of our related operations and potentially substantial unanticipated costs for the repair or replacement of property and environmental cleanup. In addition, if we suffer accidental releases or spills of products from our terminals or trucks, we could be faced with material third-party costs and liabilities, including those relating to claims for damages to property and persons. Furthermore, events like hurricanes can affect large geographical areas which can cause us to suffer additional costs and delays in connection with subsequent repairs and operations because contractors and other resources are not available, or are only available at substantially increased costs following widespread catastrophes.

Our Operations Are Subject To Governmental Laws And Regulations Relating To The Protection Of The Environment That May Expose Us To Significant Costs And Liabilities.

The risk of substantial environmental costs and liabilities is inherent in transport and terminal operations and we may incur substantial environmental costs and liabilities. Our operations and activities are subject to significant federal, state and local laws and regulations relating to the protection of the environment. These include, for example, the Federal Clean Air Act and analogous state laws, which impose obligations related to air emissions and the Federal Water Pollution Control Act, commonly referred to as the Clean Water Act, and analogous state laws, which regulate discharge of wastewaters from our facilities to state and federal waters. In addition, our operations are also subject to the federal Comprehensive Environmental Response, Compensation, and Liability Act, also known as CERCLA or the Superfund law, the Resource Conservation and Recovery Act, also known as RCRA, and analogous state laws in connection with the cleanup of hazardous substances that may have been released at properties currently or previously owned or operated by us or locations to which we have sent wastes for disposal. Various governmental authorities including the U.S. Environmental Protection Agency, or the EPA, have the power to enforce compliance with these regulations and the permits issued under them, and violators are subject to administrative, civil and criminal penalties, including civil fines, injunctions or both. Liability may be incurred without regard to fault under CERCLA, RCRA, and analogous state laws for the remediation of contaminated areas. Private parties, including the owners of properties located near our terminal facilities or over which our trucks pass, also may have the right to pursue legal actions to enforce compliance, as well as to seek damages for non-compliance with environmental laws and regulations or for personal injury or property damage.

In addition, the possibility exists that new, stricter laws, regulations or enforcement policies could significantly increase our compliance costs and the cost of any remediation that may become necessary, some of which may be material. Our insurance may not cover all environmental risks and costs or may not provide sufficient coverage in the event an environmental claim is made against us. Our business may be adversely affected by increased costs because of stricter pollution control requirements or liabilities resulting from non-compliance with required operating or other regulatory permits. New environmental regulations might adversely affect our products and activities, including processing, storage and transportation, as well as waste management and air emissions. Federal and state agencies also could impose additional safety requirements, any of which could affect our profitability.

We currently own or lease, and have owned or leased, many properties that have been used for many years to terminal or store refined petroleum products or other chemicals. Owners, tenants or users of these properties have disposed of or released hydrocarbons or solid wastes on or under them. Additionally, some sites we operate are located near current or former refining and terminal operations. There is a risk that contamination has migrated from those sites to ours. Increasingly strict environmental laws, regulations and enforcement policies and claims for damages and other similar developments could result in substantial costs and liabilities.

Federal Energy Regulatory Commission And Department Of Transportation Regulations May Change Important Aspects Of Our Industry And Could Reduce Our Ability To Compete And Impose Significant Costs On Us Or Affect Our Ability To Ship Product In The Quantities We Need, Which Could Adversely Affect Our Revenues.

The Federal Energy Regulatory Commission, or FERC, regulates the tariff rates for interstate common carrier operations. Tariff rates are subject to periodic changes and the FERC may approve higher tariff rates for transport of product on the principal pipelines we utilize. The FERC also may change the manner in which tariffs apply, such as changing from tariffs based on shipping history to tariffs based on competitive bidding or some other methodology. Substantial increases or changes in the tariff rates on the principal pipelines we utilize could adversely affect our ability to ship the quantities of product we need or to ship product at economical rates. As a result, we could lose sales or suffer higher transportation expenses, which could adversely affect our results of operations.

We Are Subject To Strict Regulations At Many Of Our Facilities Regarding Employee Safety, And Failure To Comply With These Regulations Could Adversely Affect Us.

The workplaces associated with the processing and storage facilities we operate are subject to the requirements of the federal Occupational Safety and Health Act, or OSHA, and comparable state statutes that regulate the protection of the health and safety of workers. In addition, the OSHA hazard communication standard requires that we maintain information about hazardous materials used or produced in our operations and that we provide this information to our employees, state and local government authorities, and local residents. Failure to comply with OSHA requirements, including general industry standards, record keeping requirements and monitoring of occupational exposure to regulated substances, could adversely affect our results of operations if we are subjected to fines or significant additional compliance costs.

The Loss Of Any Of Our Key Executive Officers Could Harm Our Business.

Our future success depends largely on the efforts of our executive management team. The loss of any members of our executive management team could have a material adverse effect on our business. If we experience vacancies in any of these key roles, it could have a material adverse impact on our ability to properly conduct our business operations and pursue our growth initiatives and, as a result, could have a material adverse impact on our overall business, financial condition and results of operations. We do not carry key-man insurance on the life of any of our executive officers.

Risks Relating to Our Common Stock

The Market Price Of Our Stock May Be Affected By The Issuance Of Additional Shares Of Our Common Stock Upon The Conversion Of Shares Of Our Preferred Stock. . If Converted to Common Stock, the Holder of Our Outstanding Shares of Preferred Stock Would Hold Approximately 83% of the Then Outstanding Shares of Our Common Stock.

As of June 24, 2008, we had an aggregate of 48,000 shares of preferred stock outstanding, which are convertible into an aggregate of 48,000,000 restricted shares of our common stock. If converted to common stock, the holder of our outstanding shares of preferred stock would hold approximately 83% of the then outstanding shares of our common stock. Substantial sales of our common stock, including shares issued upon the conversion of our preferred shares and debts, in the public market, or the perception that these sales could occur, may have a depressive effect on the market price of our common stock. Such sales or the perception of such sales could also impair our ability to raise capital or make acquisitions through the issuance of our common stock.

We Have No Plans To Pay Dividends On Our Common Stock. You May Not Receive Funds Without Selling Your Stock.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business. Our future dividend policy is within the discretion of our board of directors and will depend upon various factors, including our business, financial condition, results of operations, capital requirements and investment opportunities.

Our Common Stock Is Subject To "Penny Stock" Restrictions Under Federal Securities Laws, Which Could Reduce The Liquidity Of Our Common Stock

The Securities and Exchange Commission has adopted regulations, which generally define penny stocks to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is designated a "Penny Stock." As a penny stock, our common stock may become subject to Rule 15g-9 under the Exchange Act or the Penny Stock Rules. These rules include, but are not limited to, Rules 3a5l-l, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities Exchange Act of 1934, as amended. These rules impose additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

The rules may further affect the ability of owners of our shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark-ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

The penny stock restrictions will no longer apply to our common stock if we become listed on a national exchange. In any event, even if our common stock were exempt from the penny stock restrictions, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Securities and Exchange Commission the authority to restrict any person from participating in a distribution of penny stock, if the Securities and Exchange Commission finds that such a restriction would be in the public interest.

The Ownership Of Our Voting Capital Stock Is Closely Held By Our Parent Company, UPDA, Making UPDA The Major Shareholder In Our Company.

Approximately 83% of our outstanding voting capital stock is currently held by UPDA.  Consequently, UPDA currently controls the business decisions of the Company, including, but not limited to, the election of the members of our Board of Directors.

Item 2.	Management’s Discussion and Analysis or Plan of Operation.

The following discussion and analysis of our results of operations and financial condition should be read in conjunction with our consolidated financial statements and the notes to those financial statements appearing elsewhere in this report. This discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the headings "Risk Factors" and "Special Note on Forward-Looking Statements.

Overview

Continental Fuels, Inc. was incorporated under the name First Lloyd Funding, Inc. pursuant to the laws of the State of New York on December 21, 1989. Subsequently the Company changed its name to Logical Computer Services of New York, Ltd. In September 1996, the Company changed its name to Coronado Industries, Inc. In January 1997, we closed a re-incorporation merger with our wholly-owned subsidiary, Coronado Industries, Inc., and became a Nevada corporation of the same name. On February 27, 2007, we changed our name to Continental Fuels, Inc. and our common stock currently trades on the OTC Bulletin Board under the trading symbol "CNFU.OB"."

On January 26, 2007, all of the Company’s subsidiaries and all of it’s assets, except for its European distribution agreements, were sold to G. Richard Smith, the former Chairman, for $300,000 in cash and the assumption of certain trade debts (the "Sale of Assets").   Shortly thereafter, on February 15, 2007, the Board of Directors unanimously approved the adoption of an Amendment to the Articles of Incorporation to change the Company’s name from Coronado Industries, Inc. to Continental Fuels, Inc.

On April 23, 2007, the Company completed the issuance of 50,000 shares of our Series A Convertible Preferred Stock (the "Preferred Stock") to UPDA under the terms of the SPA transaction. The 50,000 shares of our Preferred Stock issued in the Issuance were valued at $5,000,000 under the terms of SPA. On that date, the Company had approximately 14,981,584 shares of common stock issued and outstanding. As a result of the issuance of the Preferred Stock to UPDA, on an "as converted" basis, UPDA had the power to vote 50,000,000 shares of our common stock. Therefore, on that date UPDA had the power to control the vote of approximately 77% of the common stock of the Company. The Issuance of the Preferred Stock to UPDA therefore constituted a change of control transaction for the Company as UPDA now owns a majority of the outstanding voting securities of the Company. Although the Company is now a majority owned subsidiary of UPDA, the Company intends to continue to comply with its public reporting obligations.

On August 8, 2007 the Company established a 100% wholly owned foreign subsidiary, Agencia Fiduciaria Aequitas N.V. ("Continental Fuels A.V.V."), in Aruba for the purpose of developing a presence in Latin America.  On September 9, 2007, Continental Fuels A.V.V. established a joint venture in a new entity, Combustibles Continental De LatinoAmerica ("Combustibles"), for 75% ownership in the company. Combustibles was created for the purposes of investment in the general energy sector, the commercialization of hydrocarbon by-products, and the investment and financing of industrial projects and energy infrastructure.

On December 19, 2007, the Company completed its acquisition of 100% of the capital stock of Geer Tank Trucks, Inc. ("Geer"), a privately held Texas corporation, pursuant to the terms and conditions of the Stock Purchase Agreement, dated as of December 11, 2007.  Geer was incorporated in the State of Texas in September 1965. The main business operations of Geer are the purchase, transport, and sale of oil in the State of Texas. The Company operates out of five locations and owns two salt water disposal wells and four pipeline terminals with yards located in Jacksboro, Mineral Wells, Graham, Cisco, and Bowie, Texas. In addition to oil shipping and resale, Geer provides oil well services such as salt and fresh water removal services and frac tank rentals.

Critical Accounting Policies

"Management’s Discussion and Analysis of Financial Condition and Results of Operations" discusses our consolidated financial statements that have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, we evaluate our estimates and judgments, including those related to revenue recognition, valuation allowances for inventory and accounts receivable, and impairment of long-lived assets. We base our estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances. The result of these estimates and judgments form the basis for making conclusions about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The SEC suggests that all registrants list their most "critical accounting policies" in Management’s Discussion and Analysis.

Critical accounting policies are those that are most important to the portrayal of our financial condition and our results of operations, and require management’s most difficult, subjective and complex judgments as a result of the need to make estimates about the effect of matters that are inherently uncertain. Our most critical accounting policies include, but are not limited to,  revenue recognition, our ability to collect accounts receivable, the carrying value of inventories and fixed assets, the useful lives of our fixed assets and long-lived assets, the impairment of goodwill, the valuation of common stock related to compensation and other services and the recoverability of deferred tax assets. In applying these policies, management must use its informed judgments and best estimates. Estimates, by their nature, are based on judgments and available information such as the estimated life of fixed assets for depreciation purposes, the market valuation of inventory in reporting inventory at the lower of cost or market, dividing consultants’ compensation between expense categories of FDA licensing activities and sales activities, dividing compensation and payments to third parties between cost of goods sold category and general and administrative expense, and the determination of the market value of stock when issued as compensation or as repayment for loans. The estimates that we make are based upon historical factors, current circumstances and the experience and judgment of our management. We evaluate our assumptions and estimates on an ongoing basis and may employ outside experts to assist in our evaluations. Changes in such estimates, based on more accurate future information, may affect amounts reported in future periods.

Results of Operations.

Sources of Revenue & Related Costs:

Through January 26, 2007, the Company was a holding company and all business operations were conducted through our three wholly-owned subsidiaries; Ophthalmic International, Inc., American Glaucoma, Inc., and OI, LLC. On January 26, 2007, each of these subsidiaries and all of our assets related to these operations, except for certain European distribution agreements, were sold to G. Richard Smith, the Company’s then Chairman, for $300,000 in cash and the assumption of certain trade debts. In February 2007, we began to execute an acquisition strategy in oil storage and transport.

Since the closing of the business combination transaction with UPDA on April 23, 2007, and the closing of subsequent transactions, our business operations have principally been the purchase, transportation, storage and resale of petroleum products.

The Company conducts all of its operations through the following operating subsidiaries, which are referred to as the "Operating Subsidiaries":

  US Petroleum Depot, Inc. ("US Petroleum"), a wholly owned subsidiary of the Company, holds a long-term lease on a petroleum products terminal and storage facility located in Brownsville, Texas (the "Brownsville facility"). The operations of US Petroleum generally consist of the purchase, storage and resale of various petroleum products through the Brownsville facility.
  Geer Tank Trucks, Inc. ("Geer"), a wholly owned subsidiary of the Company, is a crude oil trucking company that operates through out the State of Texas from its base of operations in Jacksboro, Texas. The operations of Geer generally consist of the purchase, truck transport, and re-sale of crude oil in the State of Texas.

US Petroleum and Geer currently operate independently of each other, and neither US Petroleum nor Geer utilizes, nor is dependent upon, the facilities or equipment of the other for its operations. In general US Petroleum conducts in operations in southern Texas while Geer operates in the northern part of the state. The operations of the Company are not seasonal in nature as the Operating Subsidiaries have not experienced an increase or decrease in demand for petroleum products as a result of any season changes in the demand for various petroleum products.

For the Years Ended December 31, 2007 and 2006

Pursuant to the Sale of Assets to G. Richard Smith on January 26, 2007, all of the Coronado’s subsidiaries and all assets of Coronado, except for the European distribution agreements, were sold to Smith for $300,000 in cash and the assumption of certain trade debts. Therefore, the Company had no operations in the first quarter of 2007.

For the years ended December 31, 2007 and 2006, total revenue was $26,975,568 and $90,076, respectively, with a cost of goods sold of $24,351,151 and $58,614, respectively. The increase in revenue of $26,885,492 in 2007 was due to the storage and resale of petroleum products through our Petroleum subsidiary and the sale of crude oil though our Geer subsidiary during the second, third and fourth quarters of 2007. Activities of the predecessor ceased upon the Sale of Assets on January 27, 2007. Cost of goods sold increased by $24,292,537 in 2007 due to the purchase of petroleum products and the purchase and transport of crude oil. The Company continued delivery of its PNT products to its European distributors in 2006. The Company’s gross margin on its products sold was approximately 34.9% in 2006, but its marketing expenses for these European sales far exceeded the gross sales. The Company sold its operations to its former Chairman in January 2007. The Company’s gross margin on its products sold was approximately 9.7% in 2007.

For the year ended December 31, 2007, the Company experienced a net loss of $95,084,605 which comprised primarily of general and administrative expenses of $1,041,278, consulting fees and services of $612,822, interest expense of $569,965, payroll expenses of $3,793,948 primarily consisting of compensation expense for Tim Brink, selling and marketing expenses of $531,000, $100,000 due to an escrow deposit lost on delay, and debt conversion costs of $91,056,436 related shares issued to Mathews Investment for the settlement of notes owed by the predecessor Company, partially offset by a gain on sale incurred from the Sale of Assets to G. Richard Smith, former Chairman of the Company, of $114,963.

For the year ended December 31, 2006, the Company experienced a net loss of $3,964,637 which comprised primarily general and administrative expenses incurred at the corporate level of $699,127, consulting fees and services of $286,090, stock based compensation expense of $1,398,350, selling and marketing expenses of $513,611, payroll expenses of $1,012,660, and interest expense of $83,968.

Quarter Ended March 31, 2008 and 2007

For the three months ended March 31, 2008 and 2007, total revenue was $14,663,967 and $0, respectively, with a cost of goods sold of $13,478,496 and $0, respectively. Pursuant to the Sale of Assets to G. Richard Smith on January 26, 2007, all of the Coronado’s subsidiaries and all assets of Coronado, except for the European distribution agreements, were sold to Smith for $300,000 in cash and the assumption of certain trade debts. Therefore, the Company had no operations in the first quarter of 2007. The gross margin on its products sold was approximately 8.1% and 0% for the three months ended March 31, 2008 and 2007, respectively.

For the three months ended March 31, 2008, the Company experienced a net loss of $1,245,649 which was comprised primarily of general and administrative expenses of $815,441, consulting fees and services of $101,215, payroll and related benefit expenses of $610,353, selling and marketing expenses of $6,249, depreciation expense of $14,562, amortization of deferred loan costs of $80,605 and $222,384 related to loan origination fees incurred to Sheridan and legal and other costs to others on warrants to purchase Company common stock issued to Sheridan on Geer Tank Trucks, Inc. acquisition, and interest expense of $423,829.

For the three months ending March 31, 2007, the Company experienced a net loss of $93,230, which was comprised primarily of marketing expenses incurred to Crosscheck Capital for $150,000, offset by a gain on sale incurred from the Sale of Assets of $114,963, consulting fees and services expense of $22,250, interest expense of $11,047 and sale of restricted common stock sold in private placement to Karen Sandhu for $200,000.

Liquidity and Capital Resources.

Quarter Ended March 31, 2008 and, 2007

As shown in the consolidated financial statements, at March 31, 2008, the Company had cash on hand of $2,330,895, compared to $23,851 at March 31, 2007. We had a net loss of $1,245,649 for the three months ended March 31, 2008. Net cash provided by operating activities was $436,692 for the three months ended March 31, 2008. This was mainly due to an increase of $1,537,674 in accounts receivable, offset by $42,999 due to an decrease in inventory, $2,589,555 due to an increase in accounts payable and accrued expenses payable, $18,433 due to a decrease in prepaid expenses, $94,106 due to an increase in state oil taxes payable, $171,044 of depreciation expenses, $4,300 due to a provision for doubtful accounts, $80,605 due to amortization of loan origination fees incurred to Sheridan and $222,384 due to amortization of the cost of warrants issued to Sheridan to purchase the Company’s common stock.

Net cash used in operating activities was $384,250 for the three months ended March 31, 2007. We had a net loss of $93,230. This was primarily due to non-cash charges of $114,963 due to a gain on sale of assets and $176,057 due to a decrease in accounts receivable.

Cash flows used in investing activities was $706,386 during the three months ended March 31, 2008, consisting of $706,386 for purchases of property, plant and equipment.

Cash flows used in investing activities was $1,899 during the three months ended March 31, 2007, consisting of $1,899 due from US Petroleum Depot.

The cash flows provided by financing activities of $780,369 during the three months ended March 31, 2008, consisted of $1,335,000 of proceeds from borrowings from a bank, $332,099 repayments of notes and loans payable to Companies’ parent entity and certain of its wholly-owned subsidiaries Notes payable to UPDA, as parent entity, for acquisition of the Company, $100,000 for proceeds of notes and loans payable other related party, $22,532 for repayments for notes payable, others and $300,000 for repayments of notes payable, Sheridan term loan.

The cash flows provided by financing activities of $410,000 during the three months ended March 31, 2007, consisted of $150,000 in proceeds from borrowings from others, $60,000 for proceeds of notes and loans payable and $200,000 from sale of common stock to Ms. Karen Sandhu.

On December 12, 2007, the Company obtained financing in the form of a term loan from Sheridan in the amount of $5,500,000 at an interest rate of 15% per annum commencing on January 1, 2008 and payment-in-kind interest of 5% per annum for the purchase of Geer Tank Trucks, Inc. The payment-in-kind interest shall be calculated based on the outstanding principal of the term loan and shall be payable on the maturity date. The payment-in-kind interest shall be payable, at the lender’s option, either (1) in cash or (2) "in kind" with shares of the company’s common stock, with such number of shares of common stock determined by dividing (x) the payment-in-kind interest accrued and unpaid as of the maturity date by (y) an amount equal to 85% of the closing price of the Company’s common stock on the original issue date of the term loan. On the same date, the Company also obtained financing in the form of a revolving loan in the amount of $3,000,000 at an interest rate of 20% per annum on the amount used and 10% per annum on the unused portion commencing on January 1, 2008. As of March 31, 2008, $2,207,261 of the revolving amount was used.

We have historically incurred recurring losses from operations. Our continuation is dependent upon a successful program of acquisitions and achieving a profitable level of operations. We will need $6 million of additional financing for ongoing operations and acquisitions. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining loans, assuming those loans would be available, would increase our liabilities and future cash commitments. We cannot assure that we will be able to obtain further funds we desire for our continuing operations or, if available, that funds can be obtained on commercially reasonable terms. If we are not able to obtain additional financing on a timely basis, we would cease our operations.

For the Years Ended December 31, 2007 and 2006

As shown in the consolidated financial statements, at December 31, 2007, the Company had cash on hand of $1,820,220, compared to none at December 31, 2006. We had a net loss of $95,084,605. Net cash used in operating activities was $3,223,036 for the year ended December 31, 2007. This was mainly due to a non-cash item of $114,963 due to a gain on sale of assets, $634,765 due to an increase in accounts receivable, $128,343 due to an increase in inventory, $1,892,071 due to a decrease in accounts payable and accrued expenses payable, offset by $91,056,436 due to loss on settlement of notes payable, $3,213,908 due to stock option expense, $47,384 of depreciation expenses, $17,568 due to amortization of loan origination fees incurred to Sheridan, $48,876 due to amortization of the cost of warrants issued to Sheridan to purchase the Company’s common stock, $164,453 due to an increase in state oil taxes payable and $143,430 due to an increase in income taxes payable.

Net cash used in operating activities was $318,486 for the twelve months ended December 31, 2006. We had a net loss of $3,964,367. We had non-cash charges of $229,756 in forgiveness of officer salaries, $1,714,938 due to stock and options issued for salaries, $1,967,940 related to stock and options issued for bonuses, and $2,023 related to depreciation, offset by net changes in operating assets and liabilities of $301,124.

Cash flows provided by investing activities was $4,913,693 during the year ended December 31, 2007, consisting of $5,858,192 cash acquired as part of the acquisitions of the subsidiaries offset by $48,400 related to the purchase of a surety bond, $250,000 due to an advance made under a note receivable from UPDA-parent entity and $646,099 for the purchase of property and equipment.

There was no cash flow provided by or used in investing during the twelve months ended December 31, 2006.

The cash flows provided by financing activities of $129,563 during the year ended December 31, 2007, consisted of $200,000 of proceeds from the sale of our common stock, $517,651 proceeds from notes payable to others, $66,625 proceeds from notes payable to other related parties, $857,261 due to advances received under a former line of credit, offset by a note payable repayment of $700,000 to UPDA and payment of deferred debt costs on the financing of the Geer acquisition of $811,859.

The cash flows provided by financing activities of $306,146 during the twelve months ended December 31, 2006, consisted of proceeds from borrowings of $381,200, offset by a loan repayment of $50,000.

On April 1, 2007, the Company executed a promissory note in favor of Kamal Abdallah for $110,000 at an interest rate of 10% per year commencing on April 30, 2007. As of March 31, 2007, the Company had received $60,000 from Mr. Abdallah with the understanding that the parties would execute a promissory note. The remaining amount was received in April 2007. On May 31, 2007, the Company executed an additional promissory note in favor of Kamal Abdallah for $50,000 at an interest rate of 10% per year commencing on June 1, 2007. This note, along with all related interest, was settled on July 30, 2007. On July 31, 2007, the Company also repaid the $110,000 note to Kamal Abdallah with all related interest.

On April 1, 2007, the Company executed a promissory note in favor of Brainard Management Associates for $550,000 at an interest rate of 10% per year commencing on April 30, 2007. As of March 31, 2007, the Company had received $150,000 from Brainard Management Associates with the understanding that the parties would execute the promissory note. The remaining $400,000 covered by this promissory note was received in April 2007.

On May 31, 2007, the Company obtained financing in the form of a note from Aztec Well Services, Inc., for $547,952 at an interest rate of 5% per annum payable on demand. On August 13, 2007, the Company repaid the full $547,952 note due to Aztec Wells Services, Inc, along with all related interests.

On December 12, 2007, the Company obtained financing in the form of a term loan from Sheridan in the amount of $5,500,000 at an interest rate of 15% per annum commencing on January 1, 2008 and payment-in-kind interest of 5% per annum for the purchase of Geer Tank Trucks, Inc. The payment-in-kind interest shall be calculated based on the outstanding principal of the term loan and shall be payable on the maturity date. The payment-in-kind interest shall be payable, at the lender’s option, either (1) in cash or (2) "in kind" with shares of the company’s common stock, with such number of shares of common stock determined by dividing (x) the payment-in-kind interest accrued and unpaid as of the maturity date by (y) an amount equal to 85% of the closing price of the Company’s common stock on the original issue date of the term loan. On the same date, the Company also obtained financing in the form of a revolving loan in the amount of $3,000,000 at an interest rate of 20% per annum on the amount used and 10% per annum on the unused portion commencing on January 1, 2008. As of December 31, 2007, $2,207,261 of the revolving amount was used.

We have historically incurred recurring losses from operations. Our continuation is dependent upon a successful program of acquisitions and achieving a profitable level of operations. We will need $3 million of additional financing for ongoing operations and acquisitions. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining loans, assuming those loans would be available, would increase our liabilities and future cash commitments. We cannot assure that we will be able to obtain further funds we desire for our continuing operations or, if available, that funds can be obtained on commercially reasonable terms. If we are not able to obtain additional financing on a timely basis, we would cease our operations.

Because of the Company’s cash position at 2005 year-end and general and administrative expenses totaling approximately $3,900,000 per year, the Company suffered from a liquidity shortage during 2006. From January 1, 2006 to December 31, 2006 the Company borrowed a total of $323,200 from its three Directors. After the Company’s transactions on January 26, 2007, all loans to the Company’s former Directors were repaid except $15,775 owed to G. Richard Smith, $12,600 owed to Gary R. Smith, and $5,000 owed to Dr. LiVecchi, all of which are the liability of the Company’s former Chairman.

Item 3.	Description of Property.

On August 22, 2006, US Petroleum Depot, Inc., a subsidiary, entered into a rental lease agreement with Brownsville Navigation District of Cameron County, Texas for a term of five years payable semi-annually in installments of $9,801. The leased property is for the sole purpose of shipping and receiving petroleum products.

In April 2007, the Company entered into a one-year lease for two office spaces at an aggregate monthly rent of $3,100.  The address for this office is San Felipe Plaza, 5847 San Felipe, Houston, Texas 77057.

In July 2007, the Company entered into an agreement with Serafina De Los Santos and Rosi Chavez to lease a condominium at South Padre Island, Texas from August 1, 2007 to March 1, 2008 for a monthly rent of $3,000.

In December 2007, the Company entered into a five year lease with Texas Tower Limited for 3,044 square feet of office space at varying monthly rents ranging from $5,327 in the first year to $6,342 in the fifth year. The Company’s address is 600 Travis, Suite 6910, Houston, Texas 77002.

Geer is headquartered in Jacksboro, TX where it owns a 12.7 acre industrial fee-simple property, supporting an office building and a commercial yard for trucks and equipment, along with a licensed water disposal well. Geer’s address is P.O. Drawer J, 1136 S. Main Street, Jacksboro, TX 76458.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

As of June 24, 2008, there were 10,468,850 shares of the Company’s $0.001 par value per share common stock issued and outstanding. The following table sets forth the name, address, number of shares beneficially owned, and the percentage of the Company’s total outstanding common stock shares owned by: (i) each of the Company’s Officers and Directors; (ii) the Company’s Officers and Directors as a group; and (iii) the holders of 5% or more of the Company’s total outstanding common stock. The share information shown below has been adjusted for the 3-for-1 forward stock split on April 20, 2007, the 1-for-10 reverse stock split on May 12, 2008, and all prior splits to the Company’s outstanding common stock.

Name and Address of
Beneficial Owner(1)	Company Position	Shares Owned	Percent of Class

Timothy Brink (2)	Chief Executive Officer	1,000,000	8.72%
Christopher McCauley (3)	Director & Secretary	55,189	0.53%
Kamal Abdallah (3)	Director & Chairman	185,232	1.77%
UPDA (4)		48,182,209	82.41%
Karen Sandhu (5)		2,100,000	20.06%
Sheridan Asset Mgmt. (6)		850,000	8.12%
Gerlach & Company (7)		770,227	7.36%

Officers & Directors as a Group (3 persons)(3)		1,240,421	10.82%

(1)

As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (a) the power to vote, or direct the voting of, such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.

(2)

Mr. Brinks’ address is c/o Continental Fuels, Inc., 600 Travis, Suite 6910, Houston, Texas 77002. Mr. Brink currently holds options to purchase 1,000,000 shares of the Company’s common stock, all of which are currently exercisable.

(3)

On April 23, 2007, Kamal Abdallah, the CEO, President and board member of UPDA, and Christopher McCauley, the Vice-President, Secretary and board member of UPDA, were appointed as members of the Board of Directors of the Company to fill vacancies thereon. Mr. Abdallah was also appointed to serve as Chairman of the board, while Mr. Christopher McCauley was appointed Secretary. Mr. Abdallah’s address is 8 Links Green, San Antonio, Texas 78257. Mr. McCauley’s address is 5408 Valley Parkway, Brecksville, OH 44141.

(4)

Universal Property Development and Acquisition Corporation ("UPDA") currently owns 48,000 shares of the Company’s Series A Convertible Preferred Stock which are currently convertible into 48,000,000 shares of our common stock and UPDA has the right to vote the shares of Preferred Stock on an "as converted" basis in any matters for which the holders of the common stock are entitled to vote. UPDA also owns 182,209 shares of our common stock. Therefore, UPDA has the power to control the vote of approximately 83% of our voting capital stock. UPDA has its principal executive offices at 14255 U.S. Highway 1, Suite 209, Juno Beach, Florida 33408.

(5)	Karen Sandhu has a residence at 43111 University Place, Miami, Florida 33146.

(6)

Sheridan Asset Management LLC is a private investment limited liability company. Sheridan currently holds warrants to purchase 850,000 shares of the Company’s common stock, all of which were exercisable on the date of issuance. Sheridan’s principal executive offices are located at 1025 Westchester Avenue, Suite 311, White Plains, NY 10604.

(7)	Gerlach Company was issued stock under the predecessor company.

Item 5.	Directors and Executive Officers, Promoters and Control Persons.

The directors and executive officers of the Company as of June 24, 2008 were as follows:

Name and Address	Position	Tenure

Timothy Brink	Chief Executive Officer, President and Chief Financial Officer, Director	February 26, 2007
600 Travis, Suite 6910		to
Houston, Texas 77002		present

Kamal Abdallah	Director & Chairman	April 23, 2007
8 Links Green		to
San Antonio, Texas 78257		present

Christopher McCauley	Director & Secretary	April 23, 2007
5408 Valley Parkway		to
Brecksville, OH 44141		present

Timothy Brink, age 44, has over 15 years experience in petroleum retail operations. Mr. Brink has worked as an operational manager for several large companies including Southland Corp., Circle K, and Amerada Hess, Inc. Mr. Brink has also been employed as an Operations Manager by Garb-Ko, a 7-11 franchise chain in Michigan, Indiana, and Ohio. Mr. Brink specializes in developing marketing strategies to promote sales and overall profitability to meet long-term financial goals. While employed at Amerada Hess Mr. Brink was promoted into franchise operations (also called the Branded Retailer program). The Branded Retailer program helped Amerada Hess establish their desired market share. In 2001, Mr. Brink owned and operated a chain of petroleum retail outlets in Florida called Magna Oil. Mr. Brink sold his interest in Magna Oil in January of 2005. Between 2005 and July 2006, Mr. Brink was actively involved in oil trading and consulting with McDowell Investments in Florida.  Mr. Brink was employed by UPDA from July 2006 to February 2007.

Prior to 1990, Mr. Brink served 6 years in the United States Air Force. He was an electrical avionics communications and navigation specialist. While serving as a Non-Commission Officer in the United States Air Force, Mr. Brink was a full time student. He attended the Community College of the Air Force, Florida State University, and Troy State University. Mr. Brink received a degree in Avionics System Technology, Electrical Engineering Technology, and a Masters in Business Management.

Kamal Abdallah, age 43, has over fifteen years experience in commercial real estate investment and development. From 2000 to the present, Mr. Abdallah has been self-employed as a real estate development entrepreneur where he developed a real estate investment business concentrated in the structuring and financing of a variety of real property transactions. Mr. Abdallah has been the Chief Executive Officer, President and a Director of UPDA, a publicly traded Nevada corporation, since March 2005. In February 2007, UPDA acquired a majority of the outstanding stock of Heartland Oil and Gas Corp. In April 2007, UPDA acquired a majority of the outstanding stock of the Company. Mr. Abdallah is also a member of the Board of Directors of Heartland Oil and Gas Corp., a publicly traded Nevada corporation. Mr. Abdallah attended Oakland Community College and Oakland University in Michigan where he focused his studies in the area of accounting and finance.

Christopher J. McCauley, age 47, has over twenty years experience in the areas of real estate and commercial law and over 8 years experience in oil and gas acquisitions and operations. From 1990 to July 2005, Mr. McCauley was in private practice in the state of Ohio as a sole practitioner. Mr. McCauley now devotes all of his professional efforts to the growth and management of the Company. Mr. McCauley is a member of the Board of directors of Universal Property Development and Acquisition Corporation, a publicly traded Nevada corporation. Mr. McCauley is also a member of the Board of Directors of Heartland Oil and Gas Corp., a publicly traded Nevada corporation. In 1982, Mr. McCauley graduated from The Ohio State University and in 1986 Mr. McCauley received his J.D. degree from Cleveland-Marshall College of Law.

In August 2007, Mr. McCauley was suspended indefinitely from the practice of law in the State of Ohio as a result of a disciplinary action brought by Office of Disciplinary Counsel in the Ohio Supreme Court. The action was based upon allegations of commingling of client funds and misuse of such funds. Mr. McCauley accepted full responsibility for the alleged misconduct, voluntarily stipulated to the suspension imposed in such action and fully reimbursed all claimants for all funds that were the subject of this disciplinary action.

The Board of Directors of the Company currently consists of three members, Mr. Kamal Abdallah, Mr. Timothy Brink, and Mr. Christopher McCauley. The full Board of Directors of the Company consists of five seats. Currently, two seats of the Company’s Board of Directors are vacant.

On November 29, 2007, the Board of Directors of the Company approved and adopted the Continental Fuels, Inc. 2007 Stock Option/Stock Issuance Plan (the "2007 Plan") and reserved 20,000,000 shares of the Company’s common stock for future issuance under the terms of the 2007 Plan. The purpose of the 2007 Plan is to provide a means through which the Company and its subsidiaries may attract, retain and compensate the able and talented employees and consultants that the Company will need to execute its business plan and bring its products to market. On November 30, 2007, the shareholders of the Company approved the 2007 Plan. As a result of the Company’s May 12, 2008 1 for 10 reverse stock split, the number of options authorized was reduced to 2,000,000. The Company subsequently added additional shares to the 2007 Plan so that 20,000,000 shares of common stock are again reserved for issuance under the 2007 Plan.

On December 1, 2007, the Company entered into a three year Employment Agreement with Timothy Brink to continue serving as the Company’s president and CEO for the annual base salary of $180,000 adjustable at any time, a discretionary bonus of up to $600,000 a year. On December 1, 2007, the Company granted Timothy Brink, CEO, options to purchase 1,000,000 shares of the Company’s common stock under the terms and conditions of the Company’s 2007 Stock Option/Stock Issuance Plan (the "Brink Options"). The Brink Options have a term of 10 years and an exercise price of $3.30 per share, the closing per share market price for the Company’s common stock on the date of grant. The shares of common stock underlying the Brink Options shall be restricted shares on issuance. On each successive anniversary of the Employment Agreement, Mr. Brink shall be granted additional options as the Board determines.

Item 6.	Executive Compensation.

The following table sets forth the salaries of the Company’s executive officer for the fiscal year ending December 31, 2007.

			Annual Compensation					Long-Term Compensation					Total Compensation
							Other	Restricted	Securities
							Annual	Stock	Underlying		LTIP	All other
Name and Principal			Salary		Bonus		Compensation	Award(s)	Options/		Payouts	Compensation
Position	Year		($)		($)		($)	($)	SARs (#)		($)	($)

G. Richard Smith,	2007	(7)	$-		$-		$-	$-	$-		$-	$-	$-
Former Chairman	2006		187,500	(1)	332,500	(2)	-	-	200,000	(3)		-	$720,000
Gary R. Smith,	2007	(7)	-		-		-	-	-		-	-	$-
Former President	2006		187,500	(1)	332,500	(2)	-	-	200,000	(3)	-	-	$720,000
Timothy Brink,	2007		115,000	(4)	7,500	(5)	-	-	3,300,000	(6)	-	-	$3,422,500
CEO	2006	(7)	-		-		-	-	-		-	-	$-
Subtotal			$490,000		$672,500		$-	$-	$3,700,000	-	$-	$-	$4,862,500

_______________
(1)	$120,834 of this salary was paid in 294,717 shares of restricted common stock in August 2006. The remaining $66,668 of salary was waived and forfeited in November 2006.

(2)

$238,500 of this amount was paid in 45,000 shares of restricted common stock in March 2006, $84,000 of this amount was paid in 35,000 shares of restricted stock in August 2006, and $10,000 of this amount was paid in 50,000 shares of restricted common stock in December 2006.

(3)	Stock options for 200,000 shares of restricted common stock with an exercise price of $5.30 were granted in March 2006, but were forfeited and waived in August 2006.

(4)

On December 1, 2007, the Company entered into an employment agreement with Timothy that has an initial term of three (3) years. Under the Brink Employment Agreement, Mr. Brink will continue to serve as our President and Chief Executive Officer and a member of our board of directors. Mr. Brink will receive a base salary of $180,000 per year and will be entitled to a discretionary bonus of up to $600,000 per year.

(5)	This bonus was paid in cash.

(6)

On December 1, 2007, the Company granted Mr. Brink options to purchase 10,000,000 shares of the Company’s common stock under the terms and conditions of the Company’s 2007 Stock Option/Stock Issuance Plan (the "Brink Options"). The Brink Options have a term of 10 years and an exercise price of $0.33 per share, the closing per share market price for the Company’s common stock on the date of grant. The shares of common stock underlying the Brink Options shall be restricted shares on issuance. As a result of the Company’s May 12, 2008 1 for 10 reverse stock split, the number of options held by Mr. Brink was reduced to 1,000,000 and the exercise price was increased to $3.30 per share.

(7)	This person was not employed by the Company during this period.

The following table sets forth certain information concerning stock options granted during the 2007 fiscal year to the Company’s chief executive officer and each other executive officer.

% of Total
Options/
	Number of	SARs
	Securities	Granted to
	Underlying	Employees	Exercise or
	Options/SARs	In Fiscal	Base Price
Name	Granted (#)	Year	($/Sh)	Date

Timothy	1,000,000 (1)	100%	$3.30	12/1/2017
Brink, CEO

_______________
(1)	As of June 24, 2007, there have been no options exercises under the Company’s 2007 Plan.

The Company currently has no pension, retirement, annuity, savings or similar benefit plan which provides compensation to its executive officers or directors.

The Company currently does not have a Compensation Committee to the board of directors. All of the current members of the board of directors are responsible for setting the compensation amounts and terms for the executives, employees and directors of the Company. If a director is also an employee of the Company, such person shall not be involved in negotiating the compensation amounts to be paid by the Company to that person, or any other terms of such employment, and such person shall not participate in the vote of the board of directors on the approval of such compensation. The members of the Company’s board of directors are not currently independently compensated for holding seats on the board of directors or for their attendance and participation at board meetings.

The following table sets forth certain information concerning outstanding equity compensation plans approved by Registrant’s shareholders and not approved by Registrant’s shareholders at December 31, 2007:

Equity Compensation Plan Information
Number of securities
remaining available for
	Number of securities		future issuance under
	to be issued upon	Weighted-average	equity compensation
	exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options,	securities reflected in
	warrants, and rights	warrants, and rights	column (a))
Plan Category	(a)	(b)	(c)
Equity compensation
plans approved by
security holders	20,000,000	$3.30	19,000,000
Equity compensation
plans not approved by
security holders	-	$-	-

Item 7.	Certain Relationships and Related Transactions.

On January 26, 2007, the Company and G. Richard Smith, the then Chairman and a member of the Company’s board of directors, entered into an Asset Sales Agreement (the "ASA") dated as of January 24, 2007, pursuant to which the Company agreed to sell and Mr. Smith agreed to purchase substantially all of the Company’s assets, except for certain European distribution agreements (collectively the "Assets"). The purchase price for the Assets pursuant to the ASA was $300,000 in cash (the "Purchase Price"). Under the terms of the ASA, Mr. Smith assumed certain of the existing debts and liabilities of the Company and its subsidiaries that existed on the date of execution of the ASA and which remained unpaid after the payment of the Purchase Price. The Company used the Purchase Price to pay down some of outstanding debts of the Company. The Board of Directors of the Company determined that the Purchase Price for the Assets was fair to the shareholders of the Company based on the recent market prices of the Company’s common stock and the Company’s past performance.

On April 23, 2007, we closed a business combination transaction pursuant to a Stock Purchase Agreement (the "SPA") dated April 20, 2007, by and among the Company and Universal Property Development and Acquisition Corporation ("UPDA"), a publicly held Nevada corporation. Pursuant to the SPA, we acquired one hundred percent (100%) of the capital stock of US Petroleum Depot, Inc. and Continental Trading Enterprizes, Inc. (the "Subsidiaries"), two private Nevada corporations and wholly-owned subsidiaries of UPDA. The consideration we paid for the Subsidiaries consisted of $2,500,000 in cash, payable within 30 days of the Effective Date, and shares of our Series A Convertible Preferred Stock valued at $5,000,000 (the "Preferred Stock"). The Preferred Stock was convertible into 50,000,000 shares of our common stock on the closing date and UPDA has the right to vote the shares of Preferred Stock on an "as converted" basis in any matters for which the holders of our common stock are entitled to vote. On that date, we had 14,981,583 shares of common stock issued and outstanding. As a result UPDA had the power to control the vote of approximately 77% of our voting capital stock on the closing date. The issuance of the Preferred Stock to UPDA constituted a change of control transaction for the Company, as UPDA owns a majority of our outstanding voting capital stock. The terms of this transaction were negotiated by the board of directors of UPDA and the board of directors of the Company, and the value placed on the Series A Preferred stock, and the conversion shares of common stock, were based on the then assets held by the Company, the capitalization of the Company before and after the transaction, and the value of the assets held by the subsidiaries being acquired.

Subsequent to the closing of the SPA transaction, the Company and UPDA mutually agreed to extend the due date for the payment of the $2,500,000 cash portion of the consideration described above. In connection with the agreement to extend the due date, we paid $150,000 in cash to UPDA and executed a promissory note payable that was due to be paid on June 18, 2007 to UPDA for $2,350,000. The note is now due and payable on demand and bears an interest rate of 5%. As of March 31, 2008, $1,440,000, plus interest, was due and payable to UPDA under this promissory note.

As a result of the closing of the SPA transaction on April 23, 2007, the Company became a majority owned subsidiary of UPDA. UPDA currently owns approximately 83% of the issued and outstanding voting capital stock of the Company and therefore has the power to control the actions of the Company including the election of directors. Mr. Kamal Abdallah, the Company’s Chairman and a member of the Company’s board of directors, currently owns approximately 40% of the outstanding voting capital stock of UPDA and is the Chairman and Chief Executive Officer of UPDA. As a result, Mr. Abdallah is a "control person" of UPDA, as that term is defined by the federal securities laws, and as such, has the power to influence or control the actions of UPDA and its board of directors. Because of these relationships, Mr. Abdallah, through his ownership of UPDA voting capital stock and membership on the board of directors of UPDA and the Company, is also a control person of the Company.

As of March 31, 2007, the Company had received a loan of $60,000 from Mr. Abdallah with the understanding that the parties would execute a promissory note. On April 1, 2007, the Company executed a promissory note in favor of Kamal Abdallah for $110,000 at an interest rate of 10% per year commencing on April 30, 2007. The remaining amount covered by this note was received by the Company in April 2007. On May 31, 2007, Mr. Abdallah loaned the Company an additional $50,000 and the Company executed an additional promissory note in favor of Mr. Abdallah in that amount at an interest rate of 10% per year commencing on June 1, 2007. This note, along with all related interest, was settled on July 30, 2007. On July 31, 2007, the Company also repaid the $110,000 note to Mr. Abdallah with all related interest.

On November 11, 2007, Kamal Abdallah loaned the Company $100,000 at an interest rate of 5% per annum from December 11, 2007, with all principal and accrued interest payable on demand after February 1, 2008. On March 3, 2008, Mr. Abdallah loaned the Company an additional $100,000 at an interest rate of 5% per annum with all principal and accrued interest payable on demand after July 1, 2008. Each of these loans remains outstanding, are due and payable on demand, and continue to accrue interest.

Ms. Karen Sandhu is an individual that had made substantial investment in the Company prior to its acquisition by UPDA. Thereafter, as a major shareholder in the company, she completed a transaction with UPDA whereby she reduced her interest in Continental in consideration of the receipt of an interest in UPDA. This transaction was accomplished in order to strengthen the capital structure of the Company.

Item 8.	Legal Proceedings.

No legal proceedings are currently pending against or by the Company.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information

The principal U.S. market in which the Registrant’s common shares are traded is the over-the-counter bulletin board. The Company’s common stock trades under the symbol "CNFU.OB" The over-the-counter market quotations shown below reflect inter-dealer prices without retail markup, markdown or commission and may not necessarily represent actual transactions. The following table shows the low and the high closing trading prices during the 2007 and 2006 fiscal years, and for the interim periods ended March 31, 2008 and June 26, 2008. The share prices shown below have been adjusted for the 1-for-10 reverse stock split on February 21, 2006, the 1-for-100 reverse stock split on February 5, 2007, the 3-for-1 forward stock split on April 20, 2007, and the 1-for-10 reverse stock split on May 12, 2008.

After the reverse split on May 12 2008, Registrant’s shares traded under the symbol "CNFU.OB"

	Low	High

January 1, 2006 - March 31, 2006	$55.00	$140.00
April 1, 2006 - June 30, 2006	$27.00	$55.00
July 1, 2006 - September 30, 2006	$5.00	$27.0.
October 1, 2006 - December 31, 2006	$2.00	$8.00

January 1, 2007 - March 31, 2007	$2.40	$76.90
April 1, 2007 - June 30, 2007	$19.20	$97.90
July 1, 2007 - September 30, 2007	$7.70	$39.20
October 1, 2007 - December 31, 2007	$2.70	$8.50

January 1, 2008 - March 31, 2008	$0.20	$0.40
March 31, 2008 - June 26, 2008	$0.06	$0.23

The Company’s common stock is also traded on the Frankfurt and Hamburg, Germany exchanges.

Stockholders

The Company had approximately 1,020 stockholders of record, including nominee firms for securities dealers, at June 24, 2008.

Dividends

The Company has not paid or declared any dividends upon its common shares since its inception and, by reason of its present financial status and its contemplated financial requirements, does not intend to pay or declare any dividends upon its common shares within the foreseeable future.

Preferred Stock

The Company is authorized to issue 100,000,000 shares of preferred stock, par value $.001 per share, of which 48,000 shares were issued and outstanding on June 24, 2008. The preferred stock shares shall have the rights, limitations and obligations which the Board of Directors shall determine at the time the preferred stock is issued.

On April 23, 2007, the Board of Directors of the Company adopted a resolution providing for the designation, rights, powers and preferences and the qualifications, limitation and restrictions of 500,000 shares of Series A Convertible Preferred Stock (the "Series A Preferred"). Each share of the Series A Preferred is convertible into 1,000 shares of the Company’s common stock. In the event of a stock dividend, stock split, reclassification, reorganization, consolidation or merger, adjustments in the conversion ratio will be made in a manner which will provide the preferred holders, upon full conversion into common stock, the same percentage ownership of the Company that existed immediately prior to such action. The Series A Preferred has the same voting rights as the common stock, on an as converted basis, with the preferred holders having one vote for each share of common stock into which their Series A Preferred is convertible. The Series A Preferred has a liquidation preference over the Company’s common stock up to one-hundred dollars ($100) per share.

On April 23, 2007, the Company issued 50,000 shares of the Company’s Series A Preferred stock to UPDA in connection with the closing of the SPA transaction. On August 1, 2007, UPDA converted 2,000 shares of its Series A Preferred stock into 2,000,000 shares of the Company’s common stock, of which 1,817,792 shares were distributed to the common shareholders of UPDA as a special distribution of assets. The 48,000 outstanding shares of Series A Preferred Stock are currently convertible into 48,000,000 shares of our common stock and UPDA has the right to vote the shares of Series A Preferred Stock on an "as converted" basis in any matters for which the holders of our common stock are entitled to vote. Therefore, UPDA has the power to control the vote of approximately 83% of our voting capital stock.

Shares Authorized for Issuance Under the Company’s Equity Compensation Plans

Please refer to the information contained herein in "Note 8 - Shareholder’s Equity" of the Company’s audited financial statements for information related to the number of shares of the Company’s common stock reserved for issuance under the Company’s equity compensation plans, and the number of options outstanding under those plans.

Item 10.	Recent Sales of Restricted Securities

The following description of the Company’s recent sales of restricted securities has been adjusted to reflect the 1 for 10 reverse split of the Company’s common stock that became effective on May 12, 2008, as well as any prior splits of the Company’s common stock.

On February 6, 2007, the Company completed the sale of 4,700,000 (post 3 for 1 split and 1 for 10 reverse split) restricted shares of its common stock to Ms. Karen Sandhu in a private transaction with gross proceeds to the Company from the sale equaling $200,000. Ms. Sandhu is an accredited investor (as defined in Rule 501 of Regulation D). The purchase price of the shares was paid in cash.

On April 25, 2007, June 14, 2007 and August 17, 2007, our Board of Directors approved the conversion of outstanding promissory notes of the Company with an aggregate face value of three hundred thousand dollars (the "Notes") payable to Mathews Investment, LLC ("Mathews") into shares of our common stock. Between April 1, 2007 and April 30, 2008, the Registrant issued an aggregate of 3,204,293 shares of our common stock to Mathews as a result of the conversion of the Notes.

On August 1, 2007, UPDA converted 2,000 shares of its Series A Preferred stock into 2,000,000 shares of the Company’s common stock, of which 1,817,792 shares were distributed to the common shareholders of UPDA as a special distribution of assets.

The shares of common stock issued as described above were restricted shares and cannot be resold unless they are subsequently registered pursuant to the Securities Act of 1933, as amended, or such sale is pursuant to a valid exemption from such registration. The transactions referred to above did not involve an underwriter or placement agent and there were no underwriter’s discounts or commissions, or placement agent fees or commissions, paid in connection with the transaction. The transactions referred to above were exempt transactions in accordance with the provisions of Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering. We did not engage in any public solicitations in connection with the above transactions.

Item 11.	Description of Registrant’s Securities to be Registered.

Common Stock

The Company’s Articles of Incorporation, as amended, authorize the issuance of 900,000,000 shares of par value $.001 per share common stock.

As of June 24, 2008, there were 10,468,850 shares of common stock issued and outstanding.

Holders of common stock are entitled to one vote for each share held on each matter to be acted upon by stockholders of the Company. Stockholders do not have preemptive rights or the right to cumulate votes for the election of directors. Shares are not subject to redemption nor to any liability for further calls. All shares of common stock issued and outstanding are entitled to receive such dividends, if any, as may be declared by the Board of Directors in its discretion out of funds legally available for that purpose, and to participate pro rata in any distribution of the Company’s assets upon liquidation or dissolution.

In the event of liquidation or dissolution of the Company, all assets available for distribution after satisfaction of all debts and other liabilities and after payment or provision for any liquidation preference on any issued Preferred Stock are distributable among the holders of the common stock on a pro-rata basis.

The transfer agent for the Company’s common stock is Integrity Stock Transfer, 2920 N. Green Valley Parkway, Building 5 - Suite 527, Henderson, Nevada 89014.

Item 12.	Indemnification of Officers and Directors.

The Company’s Articles of Incorporation contain provisions for the indemnification of its officers and directors to the fullest extent permitted by the laws of the State of Nevada; in addition, Sections 78.7502 and 78.751 of the Nevada General Corporation Laws provides as follows:

NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

       a. Is not liable pursuant to NRS 78.138; or

       b. Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

       a. Is not liable pursuant to NRS 78.138; or

       b. Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

NRS 78.751 Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

1. Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

       a. By the stockholders;

       b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

       c. If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

       d. If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

       a. Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

       b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 13.	Financial Statements.

See Financial Statements starting on page F-1 for this information.

Item 14.	Changes In and Disagreements with Accountants.

On April 17, 2007, the board of directors of the Company appointed KBL, LLP ("KBL") as the Company’s independent auditors for the fiscal year ended December 31, 2007, and dismissed Semple, Marchal & Cooper, LLP ("Semple, Marchal & Cooper"), which had audited the Company’s financial statements for the fiscal years ended December 31, 2006, and December 31, 2005.

The Company’s board of directors believes that the appointment of KBL to audit the Company’s financial statements for the fiscal year ended December 31, 2007, and thereafter, is in the best interest of the Company and its shareholders. During the last two fiscal years, the Company did not consult KBL on any matters requiring disclosure.

The reports of Semple, Marchal & Cooper, LLP on the financial statements of the Company for the fiscal years ended December 31, 2006 and December 31, 2005, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the going concern emphasis paragraphs previously reported in the Company’s Annual Reports on Form 10-KSB filed with the Securities and Exchange Commission on April 17, 2007, and April 17, 2006. Through the date of this filing, the Company has had no disagreements with Semple, Marchal & Cooper on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Semple, Marchal & Cooper’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with its report.

Item 15.	Financial Statements and Exhibits.

(a) Financial Statements. The following financial statements are filed herewith:

       -  Consolidated Balance Sheets as of December 31, 2007 and 2006
       -  Consolidated Statements of Operations for the Years Ended December 31, 2007 and 2006
       -  Consolidated Statements Changes in Stockholders’ Equity (Deficit) for the Years Ended December 31, 2007 and 2006
       -  Consolidated Statements of Cash Flows for the Years Ended December 31, 2007 and 2006

(b) The following Current Reports on Form 8-K are hereby incorporated into this Registration Statement on Form 10 by reference:

The Form 8-K/A filed on February 12, 2007 reporting that the Company and G. Richard Smith entered into an Asset Sales Agreement dated as of January 24, 2007, pursuant to which the Company agreed to sell and Mr. Smith agreed to purchase substantially all of the Company’s assets. The purchase price for the Assets sold by the Company to Mr. Smith pursuant to the ASA is $300,000 in cash and the assumption of certain liabilities.

The Form 8-K filed on April 26, 2007, reporting that the Company had closed a business combination transaction pursuant to a Stock Purchase Agreement dated April 20, 2007, by and among the Company and UPDA, whereby the Company acquired one hundred percent (100%) of the capital stock of US Petroleum Depot, Inc. and Continental Trading Enterprizes, Inc. The closing of this transaction by the Company caused a change of control of the Company and resulted in the Company becoming a majority owned subsidiary of UPDA.

The Form 8-K filed on December 17, 2007 reporting that the Company closed a stock purchase transaction whereby the Company purchased one hundred percent of the outstanding capital stock of Geer Tank Trucks, Inc., a privately held Texas corporation, for an aggregate purchase price of $5,500,000 (the "Purchase Price"). The Purchase Price was paid by the Company in cash. The Company financed a significant portion of the Purchase Price with the proceeds of the Term Loan from Sheridan Asset Management LLC.

The Form 8-K/A filed on March 5, 2008, which amended the Current Report on Form 8-K filed by the Company on December 17, 2007, and contained the financial statements of the business acquired and pro-forma financial information.

Exhibits: The following exhibits are filed herewith:

Exhibit Number	Description
2.1#

Form of the Stock Purchase Agreement by and among Continental Fuels, Inc. and Universal Property Development and Acquisition Corporation dated as of April 23, 2007. Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of the Registrant filed with the Securities and Exchange Commission on April 26, 2007.

2.2#

Stock Purchase Agreement, dated as of December 11, 2007 by and between Charles Randall Geer, Jana Geer Douglas, Donna Osteen Reich, Jerrye Geer Faltyn, Lori Geer Smith and Continental Fuels, Inc., a Nevada corporation. Incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K of the Registrant filed with the Securities and Exchange Commission on December 17, 2007.

3.1 #

Articles of Incorporation of Continental Fuels Inc. Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2 of the Registrant filed with the Securities and Exchange Commission on August 24, 1998.

3.2#

By-laws of Continental Fuels, Inc. Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form SB-2 of the Registrant filed with the Securities and Exchange Commission on August 24, 1998.

4.1#

Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Continental Fuels, Inc. Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of the Registrant filed with the Securities and Exchange Commission on April 26, 2007.

10.1#

Promissory Note with Confessed Judgment Provision, dated as of June 1, 2007, by and between Continental Fuels, Inc. and Universal Property Development and Acquisition Corporation, as executed on June 18, 2007. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Registrant filed with the Securities and Exchange Commission on June 20, 2007.

10.2#

Commercial Contract-Improved Property by and between International Trades & Forwarding LLC as the Seller and U.S. Petroleum Depot, Inc. as the Buyer, dated as of December 1, 2006. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Registrant filed with the Securities and Exchange Commission on April 26, 2007.

10.3#

Loan Agreement, dated as of December 11, 2007, between Continental Fuels, Inc., Universal Property Development and Acquisition Corporation, a Nevada corporation, Timothy Brink and Sheridan Asset Management, LLC, a Delaware limited liability company. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Registrant filed with the Securities and Exchange Commission on December 17, 2007.

10.4#

Senior Secured Promissory Note of Continental Fuels, Inc., a Nevada corporation, dated December 11, 2007. Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of the Registrant filed with the Securities and Exchange Commission on December 17, 2007.

10.5#

Senior Secured Revolving Promissory Note of Continental Fuels, Inc., a Nevada corporation, dated December 11, 2007. Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of the Registrant filed with the Securities and Exchange Commission on December 17, 2007.

10.6#

Security Agreement, dated as of December 11, 2007, by and among Continental Fuels, Inc., a Nevada corporation (the "Company"), the subsidiaries listed on Schedule A hereto (the "Subsidiaries"), Universal Property Development and Acquisition Corporation, a Nevada corporation ("UPDA and the Subsidiaries, collectively, the "Guarantors") (the Company and the Guarantors are collectively referred to as the "Debtors"), and Sheridan Asset Management LLC, a Delaware limited liability company ("Sheridan" and collectively with each of its endorsees, transferees and assigns, the "Secured Party"), as the holder of the Company’s Secured Term Promissory Note due December 11, 2010 (the "Term Note") in the original aggregate principal amount of $5,500,000 (the "Term Loan") and the Company’s Secured Revolving Promissory Note due December 11, 2010 (the "Revolving Note" and collectively with the Term Note, the "Notes") in the aggregate principal amount of $3,000,000 (the "Revolving Loan" and collectively with the Term Loan, the "Loans"). Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of the Registrant filed with the Securities and Exchange Commission on December 17, 2007.

10.7#

Registration Rights Agreement, made and entered into as of December 11, 2007, between Continental Fuels, Inc., a Nevada corporation, and Sheridan Asset Management, LLC. Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K of the Registrant filed with the Securities and Exchange Commission on December 17, 2007.

10.8#

Common Stock Purchase Warrant, with an issue date of December 11, 2007, for the purchase of 5.5 million shares of the Registrant’s common stock issued to Sheridan Asset Management, LLC, a Delaware limited liability company. Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K of the Registrant filed with the Securities and Exchange Commission on December 17, 2007.

10.9#

Common Stock Purchase Warrant, with an issue date of December 11, 2007, for the purchase of 3 million shares of the Registrant’s common stock issued to Sheridan Asset Management, LLC, a Delaware limited liability company. Incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K of the Registrant filed with the Securities and Exchange Commission on December 17, 2007.

10.10#@

Employment Agreement made as of December 1, 2007 by and between Continental Fuels, Inc., a Nevada corporation, and Tim Brink, a resident of the State of Texas. Incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K of the Registrant filed with the Securities and Exchange Commission on December 17, 2007.

10.11#@

Continental Fuels, Inc. 2007 Stock Option/Stock Issuance Plan. Incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K of the Registrant filed with the Securities and Exchange Commission on December 17, 2007.

21.1*	Subsidiaries of Continental Fuels, Inc.

______________

#	Incorporated by reference.
@	Management contract or compensatory plan.
*	Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf on July __, 2008 by the undersigned, thereunto duly authorized.

CONTINENTAL FUELS, INC.

By:	/s/ Timothy Brink
Timothy Brink
Chief Executive Officer, President ,Chief Financial Officer and
Director

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the Registrant and in the capacities on the date(s) indicated.

Name	Title	Date

/s/ Timothy Brink	Chief Executive Officer, President,	July __, 2008
Timothy Brink	Chief Financial Officer, and Director

/s/ Kamal Abdallah	Chairman of the Board; Director	July __, 2008
Kamal Abdallah

/s/ Christopher McCauley	Secretary; Director	July __, 2008
Christopher McCauley

SUPPLEMENTAL INFORMATION AND EXHIBITS

SUPPLEMENTAL INFORMATION TO BE FURNISHED WITH REPORTS FILED PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 BY REGISTRANTS WHICH HAVE NOT REGISTERED SECURITIES PURSUANT TO SECTION 12 OF THE ACT.

The Company’s fiscal year ended December 31, 2007. The Company currently has not held its Annual Meeting of Stockholders.

Four copies of all material to be mailed to stockholders with respect to such meeting will be furnished to the Securities and Exchange Commission but such documents, when furnished, will not be deemed to be filed with the Securities and Exchange Commission or otherwise subject to liabilities of Section 18 of the Act (except to the extent that the Company specifically incorporates such material by reference in any subsequent Form 10-KSB); it is expected that such documents will consist of a Form of Proxy, Notice of Annual Meeting, Information Statement with Schedules and/or Exhibits annexed thereto.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
  Continental Fuels, Inc.

We have audited the accompanying consolidated balance sheet of Continental Fuels, Inc. as of December 31, 2007 and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Continental Fuels, Inc. at December 31, 2007, and the results of its operations, changes in stockholders’ equity (deficit) and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KBL, LLP

New York, NY
April 15, 2008

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
  Continental Fuels, Inc. (formerly Coronado Industries, Inc.)

We have audited the accompanying consolidated balance sheet of Continental Fuels, Inc. (formerly Coronado Industries, Inc.) as of December 31, 2006 and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Continental Fuels, Inc. (formerly Coronado Industries, Inc.) at December 31, 2006, and the results of its operations, changes in stockholders’ equity (deficit) and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company’s significant operating losses and negative working capital raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Semple, Marchal & Cooper, LLP

Phoenix, Arizona
March 22, 2007

CONTINENTAL FUELS, INC.
(FORMERLY CORONADO INDUSTRIES, INC.)
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2007 AND 2006

	December 31, 2007	December 31, 2006

ASSETS
Current Assets:
Cash	$ 1,820,220	$ -
Accounts receivable, net of allowance for doubtful accounts of $60,387
and none, respectively	4,528,915	24,478
Inventory	259,599	12,206
Prepaid expenses	173,386	14,866

Total Current Assets	6,782,120	51,550

Property and equipment, at cost, net of accumulated
depreciation of $4,310,969 and $70,948, respectively,	3,328,002	6,098

OTHER ASSETS
Surety bonds	48,400	-
Note receivable - UPDA parent entity	250,402	-
Rent security deposit	38,001	-
Goodwill	3,281,490	-
Other deposits	-	4,520

TOTAL ASSETS	$ 13,728,415	$ 62,168

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:

Accounts and accrued expenses payable	$ 6,084,825	$ 355,543
Bank overdraft	-	1,770
Notes and loans payable:
Current portion of Sheridan term loan and revolving loan	728,001	-
Others	744,197	132,349
Related parties:
UPDA and certain of its wholly-owned subsidiaries, net of
loss on recapitalization of $2,736,541 (reserve for liabilities to UPDA parent
with payment contingent on future profitability of Continental)	2,295	-
Other relationships	100,000	333,375
State oil taxes payable	164,435	-
Income taxes payable	143,430	-
Total current liabilities	7,967,183	823,037

Long-Term Debt
Sheridan term loan and revolving loan	3,399,993	-
Total liabilities	11,367,176	823,037
Minority Interest
25% minority interest in Agencia Fiduciaria Aequitas N.V. (Continental A.V.V.) subsidiary	849	-
Minority Interest	849	-

TOTAL LIABILITIES	11,368,025	823,037

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock - $.001 par value; 99,500,000 shares authorized, none issued
or outstanding at December 31, 2007 and December 31, 2006, respectively	-	-
Series A convertible preferred stock - $.001 par value; 500,000 shares authorized,
48,000 and none issued and outstanding at December 31, 2007 and
December 31, 2006 respectively	48	-
Common stock - $.001 par value; 900,000,000 shares authorized;
9,268,841 and 843,697 shares issued and outstanding, respectively	9,269	844
Common stock to be issued of 8,791,488 shares	879	-
Additional paid-in capital	117,606,264	19,410,385
Accumulated deficit	(115,256,070)	(20,172,098)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	2,360,390	(760,869)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$ 13,728,415	$ 62,168

See accompanying notes to the consolidated financials statements.

CONTINENTAL FUELS, INC.
(FORMERLY CORONADO INDUSTRIES, INC.)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	For the Years Ended	December 31,
	2007	2006

REVENUE
Product revenue	$26,975,568	$90,076

COST OF SALES
Cost of product revenue	24,351,151	58,614
Depreciation related to cost of sales	45,887	-
GROSS PROFIT	2,578,530	31,462

General & administrative expenses:
Consulting fees and services	612,822	286,090
Payroll and related benefits (including compensation to officer)	3,793,948	1,012,660
Selling and marketing expenses	531,000	513,611
Stock based compensation	-	1,398,350
Depreciation expense	1,497	2,023
General & administrative expenses	1,041,278	699,127
Total operating expenses	5,980,545	3,911,861

LOSS FROM OPERATIONS	(3,402,015)	(3,880,399)

Other (losses) gains:
Amortization of deferred loan costs:
Loan origination fees incurred to Sheridan
and legal and other costs to others	(17,568)	-
Warrants to purchase Company common stock issued
to Sheridan on Geer Tank Trucks, Inc. acquisition	(48,876)	-
Interest expense, net	(569,965)	(83,968)
Debt conversion costs	(91,056,436)	-
Gain on sale of Company net assets to a former officer/director predecessor entity	114,963	-
Escrow deposit lost on delay in completing original Geer Tanks
acquisition	(100,000)	-
Other expense	(3,227)	-
Total other (losses) gains	$(91,681,109)	$(83,968)

Loss before provision for income taxes	(95,083,124)	(3,964,367)
Provision for income taxes	-	-
Net loss	(95,083,124)	(3,964,367)
Add, 25% minority interest in net loss of Agencia Fiduciaria Aequitas N.V.
(Continental A.V.V.) subsidiary	(1,481)	-
NET LOSS AFTER MINORITY INTEREST	(95,084,605)	(3,964,367)

Basic and diluted net loss per weighted-average shares common stock	$(113.74)	$(12.74)

Weighted-average number of shares of common stock outstanding	835,974	311,082

See accompanying notes to the consolidated financials statements.

CONTINENTAL FUELS, INC.
(FORMERLY CORONADO INDUSTRIES, INC.)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	Common	Common	Preferred	Series A
	Stock	Stock (to be issued)	Stock	Convertible Preferred
	Shares	Shares	Shares	Shares

Balance December 31, 2005	83,639	-	-	-
Stock issued for services	402,977	-	-	-
Stock and options issued for bonuses	139,650	-	-	-
Reverse stock split - Fractional shares	1	-	-	-
Forgiveness of officer salaries	-	-	-	-
Stock issued for debt and interest	217,431	-	-	-
Net loss for the year ended December 31, 2006	-	-	-	-
Balance December 31, 2006	843,697	-	-	-
Restricted common stock sold in private placement	14,100,000	-	-	-
Common Stock held by Karen Sandhu retired in exchange for Class B Convertible Preferred stock of UPDA - See Notes 7 and 8	(10,000,000)	-	-	-
Common stock issued to settle debt (Mathews Investment - See Note 7, 8 and 12)	2,325,144	-	-	-
Common stock to be issued (Mathews Investment - See See Note 7, 8 and 12)	-	879,149	-	-
Series A convertible preferred shares issued to UPDA for acquisition	-	-	-	50,000
Series A convertible preferred shares held by UPDA converted into Company common stock, of which UPDA distributed 1,816,955 were distributed to UPDA’s common stock holders by UPDA - See Note 8	2,000,000	-	-	(2,000)
Officer stock based compensation expense for shares vested immediately (See Note 9)	-	-	-	-
Warrants to purchase Company common stock issued to Sheridan for financing Geer acquisition (See Note 1)	-	-	-	-
25 % minority interest in initial investment in Combustibles - See Note 1	-	-	-	-
Unilateral reduction in the original purchase price to the Company for the UPDA subsidiaries, principally storage facility, assets originally transferred to the Company by UPDA - See Note 14	-	-	-	-
Net loss for the year ended December 31, 2007	-	-	-	-
Balance December 31, 2007	9,268,841	879,149	-	48,000

See accompanying notes to the consolidated financials statements.

CONTINENTAL FUELS, INC.
(FORMERLY CORONADO INDUSTRIES, INC.)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Continued)

	Common	Common	Preferred	Series A
	Stock	Stock (to be issued)	Stock	Convertible Preferred
	Par Value	Par Value	Par Value	Par Value

Balance December 31, 2005	$ 84	$ -	$ -	$ -
Stock issued for services	403	-	-	-
Stock and options issued for bonuses	140	-	-	-
Reverse stock split - Fractional shares	-	-	-	-
Forgiveness of officer salaries	-	-	-	-
Stock issued for debt and interest	217	-	-	-
Net loss for the year ended December 31, 2006	-	-	-	-
Balance December 31, 2006	$ 844	$ -	$ -	$ -
Restricted common stock sold in private placement	14,100	-	-	-
Common Stock held by Karen Sandhu retired in exchange for Class B Convertible Preferred stock of UPDA - See Notes 7 and 8	(10,000)	-	-	-
Common stock issued to settle debt (Mathews Investment - See Note 7, 8 and 12)	2,325	-	-	-
Common stock to be issued (Mathews Investment - See See Note 7, 8 and 12)	-	879	-	-
Series A convertible preferred shares issued to UPDA for acquisition	-	-	-	50
Series A convertible preferred shares held by UPDA converted into Company common stock, of which UPDA distributed 1,816,955 were distributed to UPDA’s common stock holders by UPDA - See Note 8	2,000	-	-	(2)
Officer stock based compensation expense for shares vested immediately (See Note 9)	-	-	-	-
Warrants to purchase Company common stock issued to Sheridan for financing Geer acquisition (See Note 1)	-	-	-	-
25 % minority interest in initial investment in Combustibles - See Note 1	-	-	-	-
Unilateral reduction in the original purchase price to the Company for the UPDA subsidiaries, principally storage facility, assets originally transferred to the Company by UPDA - See Note 14	-	-	-	-
Net loss for the year ended December 31, 2007	-	-	-	-
Balance December 31, 2007	$ 9,269	$ 879	$ -	$ 48

See accompanying notes to the consolidated financials statements.

CONTINENTAL FUELS, INC.
(FORMERLY CORONADO INDUSTRIES, INC.)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Continued)

	Additional
	Paid-in	Accumulated
	Capital	Deficit	Total

Balance December 31, 2005	$ 15,217,512	$ (16,207,731)	$ (990,135)
Stock issued for services	1,698,378	-	1,698,781
Stock and options issued for bonuses	1,967,800	-	1,967,940
Reverse stock split - Fractional shares	-	-	-
Forgiveness of officer salaries	229,756	-	229,756
Stock issued for debt and interest	296,939	-	297,156
Net loss for the year ended December 31, 2006	-	(3,964,367)	(3,964,367)
Balance December 31, 2006	$ 19,410,385	$ (20,172,098)	$ (760,869)
Restricted common stock sold in private placement	185,900	-	200,000
Common Stock held by Karen Sandhu retired in exchange for Class B Convertible Preferred stock of UPDA - See Notes 7 and 8	10,000	-	-
Common stock issued to settle debt (Mathews Investment - See Note 7, 8 and 12)	64,558,969	-	64,561,294
Common stock to be issued (Mathews Investment - See See Note 7, 8 and 12)	26,813,159	-	26,814,038
Series A convertible preferred shares issued to UPDA for acquisition	-	-	50
Series A convertible preferred shares held by UPDA converted into Company common stock, of which UPDA distributed 1,816,955 were distributed to UPDA’s common stock holders by UPDA - See Note 8	(1,998)	-	-
Officer stock based compensation expense for shares vested immediately (See Note 9)	3,213,908	-	3,213,908
Warrants to purchase Company common stock issued to Sheridan for financing Geer acquisition (See Note 1)	2,675,941	-	2,675,941
25 % minority interest in initial investment in Combustibles - See Note 1	-	633	633
Unilateral reduction in the original purchase price to the Company for the
UPDA subsidiaries, principally storage facility, assets originally
transferred to the Company by UPDA - See Note 14	740,000	-	740,000
Net loss for the year ended December 31, 2007	-	(95,084,605)	(95,084,605)
Balance December 31, 2007	$ 117,606,264	$ (115,256,070)	$ 2,360,390

See accompanying notes to the consolidated financials statements.

CONTINENTAL FUELS, INC.
(FORMERLY CORONADO INDUSTRIES, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	Years Ended December 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(95,084,605)	$(3,964,367)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation expenses	47,384	2,023
Loan origination fees incurred to Sheridan
and legal and other costs to others	17,568	-
Warrants to purchase Company common stock issued
to Sheridan on Geer Tank Trucks, Inc. acquisition	48,876	-
Minority interest in (loss) of Combustibles Continental De Latino America	1,481	-
Gain on sale of assets	(114,963)	-
Debt conversion costs	91,056,436	-
Stock based compensation	3,213,908	-
Forgiveness of officer salaries	-	229,756
Stock and options issued for salaries, consulting and interest		1,714,938
Stock and options issued for bonuses	-	1,967,940
Accrued interest income added to note receivable - UPDA parent entity	(402)	-
Accounts payable converted to debt	-	32,348
Changes in operating assets and liabilities:
Increase in accounts receivable	(634,765)	(10,463)
(Increase) decrease in inventory	(128,343)	12,083
Increase in prepaid expenses	(23,404)	(788)
Increase in rent security deposit	(38,001)	-
(Decrease) increase in accounts and accrued expenses payable	(1,892,071)	100,534
Increase in state oil taxes payable	164,435	-
Increase in income taxes payable	143,430	-
Decrease in accrued salaries	-	(455,500)
Increase in accrued interest	-	5,038
Increase in accrued taxes	-	47,972
NET CASH USED IN OPERATING ACTIVITIES	(3,223,036)	(318,486)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash acquired as part of acquisition of Geer Tanks Trucks, Inc., UPDA Texas Trading, Inc.
and US Petroleum Depot, Inc.	5,858,192	-
Purchases of property and equipment	(646,099)	-
Advances made via notes receivable-UPDA parent entity	(250,000)	-
Surety bond	(48,400)	-
NET CASH PROVIDED BY INVESTING ACTIVITIES	4,913,693	-

CASH FLOWS FROM FINANCING ACTIVITIES
Reduction in bank overdraft	(1,770)	1,770
Payment of deferred debt costs by Company on financing of Geer acquisition,
including $734,773 of reimbursements to Sheridan	(811,859)	-
Advances received under line of credit	857,261	-
Proceeds from borrowings	-	381,200
Proceeds (repayment) of notes and loans payable, others	517,651	(50,000)
Proceeds (repayment) of notes and loans payable, Companies’ parent entity and certain of its wholly-owned subsidiaries:
Note payable to UPDA, as parent entity, for acquisition of the Company	(700,000)	-
Loan payable to UPDA-Operators, wholly-owned subsidiary of UPDA	1,655	-
Proceeds (repayment) of notes and loans payable, other related party relationships	66,625	(26,824)
Sale of common stock	200,000	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	129,563	306,146

NET INCREASE IN CASH	1,820,220	(12,340)
Cash, beginning of period	-	12,340
Cash, END OF PERIOD	$1,820,220	$-

See accompanying notes to the consolidated financials statements.

CONTINENTAL FUELS, INC.
(FORMERLY CORONADO INDUSTRIES, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Continued)

Supplementary disclosures of cash flow information
Cash paid during the period for:
Income taxes	$-	$-

Interest expense	$-	$-

Interest paid	$-	$56,262

NON-CASH TRANSACTIONS:
Issuance of common stock & options for salaries	$-	$-
Issuance of common stock for services	-	1,698,781
Issuance of common stock & options for bonuses	-	1,967,940
Issuance of common stock for interest	-	16,155
Issuance of common stock for debt	-	281,000
Forgiveness of officers salaries	-	229,756
Accounts payable converted to debt	-	32,348

Acquisition of UPDA Texas Trading, Inc. and US Petroleum Depot, Inc.:
Assets acquired:
Cash	$879,020
Accounts receivable	913,047
Property and equipment	1,124,577
Prepaid expenses	8,549
Total assets acquired	2,925,193
Liabilities acquired:
Line of credit payable	1,350,000
Accounts and accrued expenses payable	134,503
	1,484,503

Intercompany account non-interest bearing balance payable to UPDA	1,022,560
Intercompany account non-interest bearing balance payable to
UPDA-Operators, a wholly-owned subsidiary of UPDA	654,621
Note payable to UPDA, as parent entity, for acquisition of the Company	2,500,000
Less: Loss on recapitalization (reserve for liabilities to UPDA parent
contingent on future profitability on Continental)	(2,736,541)
	1,440,640
Total liabilities acquired	2,925,143
Net assets acquired	50

See accompanying notes to the consolidated financials statements.

CONTINENTAL FUELS, INC.
(FORMERLY CORONADO INDUSTRIES, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Continued)

Change in Company’s Stockholders’ Equity:
50,000 shares issued of Series A convertible preferred stock at $.001 par value	50

Common stock issued and to be issued	$32,043
Additional paid-in capital	91,343,286

$91,375,329

Notes and loans payable, other converted into Company common stock:
Debt converted	$300,000
Accrued interest payable on debt	18,893
318,893
Excess of fair value of stock issued over debt converted -
debt conversion costs	$91,056,436

Acquisition of Geer Tank Trucks, Inc.:
Assets acquired:
Cash	$4,979,172
Accounts receivable	2,956,625
Inventory	119,050
Prepaid expenses	126,567
8,181,414
Property, plant and equipment, net	1,527,666

Total assets acquired	9,709,080
Liabilities acquired:
Accounts and accrued expenses payable	7,490,570
7,490,570

Net assets acquired	$2,218,510
Purchase price paid to Geer financed by proceeds of
Sheridan term loan (See Note 12)	$5,500,000
Goodwill (Excess of consideration paid over
net assets acquired)	$3,281,490

Financed as follows:
Deferred debt costs incurred to Sheriden Asset Management to make Geer acquisition	$734,773
Company reimbursement made back to Sheriden	(734,773)
Deferred debt costs incurred in form of Warrants to purchase Company Common Stock
issued to Sheridan to finance Geer acquisition	2,675,941
Simultaneously credited to additional paid-in capital	(2,675,941)
-
Cash paid by Sheriden Asset Management under term loan to seller of Geer	5,500,000
Obligation under Sheriden Asset Management second term loan payable	$5,500,000

Inter National Bank line of credit paid off by Company borrowing from Sheridan under
Revolving Line (See Note 12 and 16)	$2,207,261

See accompanying notes to the consolidated financials statements.

CONTINENTAL FUELS, INC.
(FORMERLY CORONADO INDUSTRIES, INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION

ORGANIZATION

Continental Fuels, Inc. (the "Company") was incorporated under the name First Lloyd Funding, Inc. pursuant to the laws of the State of New York on December 21, 1989. The effective date of the Company’s public offering was March 13, 1990. The Offering closed on May 1, 1990. For further information concerning the Registration Statement, see File No. 33-33042-NY at the Securities and Exchange Commission’s Regional Office in New York City or at its principal office in Washington, D.C. Subsequently the Company changed its name to Logical Computer Services of New York, Ltd. In September 1996, the Company changed its name to Coronado Industries, Inc. In January 1997, the New York corporation named Coronado Industries, Inc. merged into its wholly-owned subsidiary and became a Nevada corporation of the same name.

On January 19, 2007, the Company’s Board of Directors approved a 1-for-100 stock split of all of the Company’s issued and outstanding common stock, par value $0.001 per share, effective February 5, 2007.  All share and per share information included in these consolidated financial statements has been adjusted to give retroactive effect of this reverse stock split.

On January 26, 2007, all of the Company’s subsidiaries and all assets of the Company, except for the European distribution agreements, were sold to G. Richard Smith, the former Chairman, for $300,000 in cash and the assumption of certain trade debts (the "Sale of Assets").

On February 15, 2007, the Board of Directors unanimously approved the adoption of an Amendment to the Articles of Incorporation to i) change the Company’s name from Coronado Industries, Inc. to Continental Fuels, Inc. and ii) to increase the authorized capital stock of the Company from 400,000,000 shares of $.001 par value per common share common stock and 50,000,000 shares of $.001 par value per share preferred stock to 900,000,000 shares of $.001 par value per common share common stock and 100,000,000 shares of $.001 par value per share preferred stock. The Amendment became effective February 16, 2007 through a filing with the Nevada Secretary of State.

On April 13, 2007, the Company’s Board of Directors approved a 3-for-1 stock split (the "Forward Stock Split") of all of the Company’s common stock. Pursuant to the terms of the Forward Stock Split, each share of the Company’s common stock held by shareholders of record on April 13, 2007 shall on April 20, 2007 (the "Effective Date") automatically become the equivalent of 3 shares of post-split common stock of the Company. The Forward Stock Split did not change the number of shares of common stock authorized under the Company’s Articles of Incorporation or change the par value per share of its common stock. All share and per share information included in these consolidated financial statements has been adjusted to give retroactive effect of the Forward Stock Split.

On April 23, 2007, the Board of Directors of the Company adopted a resolution providing for the designation, rights, powers and preferences and the qualifications, limitation and restrictions of 500,000 shares of Series A Convertible Preferred Stock (the "Preferred Stock"). Each share of the Preferred Stock is convertible into 1,000 shares of the Company’s Common Stock. In the event of a stock dividend, stock split, reclassification, reorganization, consolidation or merger, adjustments in the conversion ratio will be made in a manner which will provide the preferred holders, upon full conversion into common stock, the same percentage ownership of the Company that existed immediately prior to such action. The Preferred Stock has the same voting rights as the common stock, on an as converted basis, with the preferred holders having one vote for each share of common stock into which their Preferred Stock is convertible. The Preferred Stock has a liquidation preference over the Company’s common stock up to the one-hundred dollar ($100) per share issuance price of the Preferred Stock.

CONTINENTAL FUELS, INC.
(FORMERLY CORONADO INDUSTRIES, INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION (continued)

CHANGE OF CONTROL (continued)

Subsequent to the Sale of Assets to the former Chairman on January 26, 2007,and prior to April 23, 2007, the Company had very limited operations. On April 23, 2007, the Company closed a business combination transaction pursuant to a Stock Purchase Agreement dated April 20, 2007, by and among the Company and Universal Property Development and Acquisition Corporation ("UPDA"), a publicly held Nevada corporation (the "SPA"). Pursuant to the SPA, the Company acquired one hundred percent (100%) of the capital stock of US Petroleum Depot, Inc. and Continental Trading Enterprizes, Inc. f/k/a UPDA Texas Trading (the "Subsidiaries"), two private Nevada Corporations and wholly-owned subsidiaries of UPDA. The consideration paid by the Company for the Subsidiaries consisted of $2,500,000 in cash, payable within 30 days of the Effective Date, and 50,000 shares of our Series A Convertible Preferred Stock valued at $5,000,000 (the "Preferred Stock"). On the closing date the Preferred Stock was convertible into 50,000,000 shares of our common stock and UPDA has the right to vote the shares of Preferred Stock on an "as converted" basis in any matters for which the holders of our common stock are entitled to vote. Subsequent to the closing of the transaction, the Company and UPDA mutually agreed to extend the due date for the payment of the $2,500,000 cash portion of the consideration described above. In connection with the agreement to extend the due date, the Company paid $150,000 in cash to UPDA and executed a promissory note payable on June 18, 2007 to UPDA for $2,350,000. The note is due and payable on demand and bears an interest rate of 5%. The Company and UPDA anticipate that the principal on the note will be paid in full by December 31, 2008.

On April 23, 2007, the Company completed the issuance of the 50,000 shares of Preferred Stock to UPDA pursuant to the terms of the SPA. On the date of issuance, the shares of Preferred Stock issued to UPDA were convertible into 50,000,000 shares of our common stock and voted on an "as converted" basis. As a result, on that date UPDA had the power to control the vote of approximately 77% of the voting capital stock of the Company. The issuance of the Preferred Stock to UPDA constituted a change of control transaction for the Company as UPDA now owns a majority of the outstanding voting securities of the Company. Although the Company is now a majority owned subsidiary of UPDA, the Company intends to continue to comply with its public reporting obligations.

On May 8, 2008, the Company’s Board of Directors and shareholders approved a 1-for-10 stock split of all of the Company’s issued and outstanding common stock, par value $0.001 per share, effective May 12, 2008.  All share and per share information included in these consolidated financial statements has been adjusted to give retroactive effect of this reverse stock split.

CONTINENTAL FUELS A.V.V.

On August 8, 2007 the Company established a 100% wholly owned foreign subsidiary, Agencia Fiduciaria Aequitas N.V. ("Continental Fuels A.V.V."), in Aruba for the purpose of developing a presence in Latin America.

On September 9, 2007, Continental Fuels A.V.V. established a joint venture and invested $9,320 in a new entity, Combustibles Continental De LatinoAmerica ("Combustibles"), for 75% ownership in the company. Combustibles was created for the purposes of investment in the general energy sector, the commercialization of hydrocarbon by-products, and the investment and financing of industrial projects and energy infrastructure. On September 9, 2007, Combustibles appointed Timothy Brink as president, Luis Bautista as vice-president, and Ernesto Haberer as director of its board.

Combustibles presently has no operations or operating assets other than a nominal local cash account totaling approximately $3,000.

CONTINENTAL FUELS, INC.
(FORMERLY CORONADO INDUSTRIES, INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

GEER TANK TRUCKS, INC.

As further discussed in Note 3, on December 19, 2007, the Company completed its acquisition of Geer Tank Trucks, Inc. ("Geer"), a privately held Texas corporation, pursuant to the terms and conditions of the Stock Purchase Agreement, dated as of December 11, 2007 (the "Geer SPA"), whereby Continental purchased one hundred percent (100%) of the outstanding capital stock of Geer, for an aggregate purchase price of $5,500,000. The purchase price was paid by the Company in cash. The Company financed the acquisition with the proceeds of a long-term secured Term Loan from Sheridan Asset Management, LLC, which term loan is discussed in detail in Note12.

BASIS OF PRESENTATION - GOING CONCERN

The Company’s financial statements are presented on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a deficiency in working capital of $1,185,063 and a positive net worth of $2,360,390. The Company’s currently constituted business operations and product revenues as a result of those operations commenced on April 23, 2007 with the Company’s acquisition of a port facility. The Company incurred a "Loss from operations" of $3,402,015 for the year ended December 31, 2007 and a "Net loss" of $95,084,605 during that same year.

The Company’s continuation as a going concern is dependent upon receiving additional financing. The Company anticipates that during its 2008 fiscal year it will need to raise substantial funds to support its working capital needs and to continue to execute the requirements of itsbusiness plan. Management of the Company is currently in a process of trying to secure additional capital. There can be no assurance that the Company will be successful in this capital raise or with other attempts to raise sufficient capital.

The financial statements do not include any adjustments to reflect the possible future effects of the recoverability and classification of assetsor the amounts and classifications of liabilities that may result from the uncertainty of the Company’s ability to continue as a going concern

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the activity of Continental Fuels, Inc., together with its wholly-owned subsidiaries, US Petroleum Depot, Inc., Continental Trading Enterprizes, Inc. f/k/a UPDA Texas Trading, Geer Tank Trucks, Inc. and Agencia Fiduciaria Aequitas N.V. All significant inter-company accounts and transactions have been eliminated.

Included in the footnotes to the consolidated financial statements in this report is a summary of all significant accounting policies used in the preparation of our consolidated financial statements. We follow the accounting methods and practices as required by accounting principles generally accepted in the United States of America, also referred to as GAAP. The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses. Significant accounting policies employed by us, including the use of estimates, are presented in Note 2 to our consolidated and combined financial statements.

Critical accounting policies are those that are most important to the portrayal of our financial condition and our results of operations, and require management’s most difficult, subjective and complex judgments as a result of the need to make estimates about the effect of matters that are inherently uncertain. Our most critical accounting policies include, but are not limited to,  revenue recognition, our ability to collect accounts receivable, the carrying value of inventories and fixed assets, the useful lives of our fixed assets and long-lived assets, the impairment of goodwill, the valuation of common stock related to compensation and other services and the recoverability of deferred tax assets. In applying these policies, management must use its informed judgments and best estimates. Estimates, by their nature, are based on judgments and available information such as the estimated life of fixed assets for depreciation purposes, the market valuation of inventory in reporting inventory at the lower of cost or market, dividing consultants’ compensation between expense categories of FDA licensing activities and sales activities, dividing compensation and payments to third parties between cost of goods sold category and general and administrative expense, and the determination of the market value of stock when issued as compensation or as repayment for loans. The estimates that we make are based upon historical factors, current circumstances and the experience and judgment of our management. We evaluate our assumptions and estimates on an ongoing basis and may employ outside experts to assist in our evaluations. Changes in such estimates, based on more accurate future information, may affect amounts reported in future periods.

CONTINENTAL FUELS, INC.
(FORMERLY CORONADO INDUSTRIES, INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

RECLASSIFICATIONS

We have reclassified certain data in the financial statements of the prior year to conform to the current year presentation.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. We are not aware that any of our significant estimates are reasonably likely to change.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents are considered to be all highly liquid investments purchased with an initial maturity of three (3) months or less.

FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

The Company’s functional currency is the U.S. dollar. In those instances where the Company has foreign currency transactions, the financial statements are translated to U.S. dollars in accordance with Statement 52 of the Financial Accounting Standards Board (FASB), Foreign Currency Translation. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign-currency-denominated transactions or balances are included in the determination of income. The Company’s primary foreign currency transactions are in Venezuelan dollars. The Company has not entered into derivative instruments to offset the impact of foreign currency fluctuations. The Company has had no translation or transactions gains or losses of substance to reflect during either the years ended December 31, 2007 and 2006.

INVENTORIES

Inventories consist primarily of materials and parts and are stated at the lower of cost, as determined on a first-in, first-out (FIFO) basis, or market (See Note 6).

ACCOUNTS RECEIVABLE

The Company follows the allowance method of recognizing uncollectible accounts receivable. The allowance method recognized bad debt expense as a percentage of accounts receivable based on a review of the individual accounts outstanding and the Company’s prior history of uncollectible accounts receivable. As of December 31, 2007 and 2006, the Company has established an allowance for uncollectible accounts receivable of $60,387 and $0, respectively. The Company does not record interest income on delinquent accounts receivable balances until it is received.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost. Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to operations as incurred. Betterments or renewals are capitalized when incurred. Depreciation is provided using the straight line method over the estimated useful lives of the particular assets class of from 3 to 35 years (See Note 5).

CONTINENTAL FUELS, INC.
(FORMERLY CORONADO INDUSTRIES, INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

LONG LIVED ASSETS

Long lived assets are accounted for in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. At December 31, 2007 and 2006, no provision for impairment of long-live assets consisting of property, plant and equipment (See Note 5) is required.

INCOME TAXES

Deferred income taxes are provided on an asset and liability method, whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Effective January 1, 2007, the Company adopted Financial Accounting Standard Board Interpretation No. 48 Accounting for Uncertainty in Income Taxes ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS Statement No. 109 Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting interim period, disclosure and transition. There were no adjustments required upon adoption of FIN 48.

BASIC AND DILUTED LOSS PER SHARE

Basic and diluted net loss per share information for all periods is presented under the requirements of SFAS No. 128, Earnings Per Share. Basic loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted-average common shares outstanding during the period. Diluted loss per share is calculated by dividing net loss attributable to common stockholders by the weighted-average common shares outstanding. The dilutive effect of preferred stock, warrants and options convertible into an aggregate of approximately 498,500,000 and 132,058 of common shares as of December 31, 2007 and 2006 respectively, are not included because the inclusion of such would be anti-dilutive for all periods presented.

REVENUE RECOGNITION

Under the operations of the prior company, the company recognizes revenue based on guidance provided in Securities and Exchange Commission ("SEC") Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition," and in accordance with Emerging Issues Task Force ("EITF") Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, our price is fixed or determinable, and collection is reasonably assured. We recognize revenue on our standard products when title passes to the customer upon shipment. The standard products do not have customer acceptance criteria. The company has standard rights of return that are accounted for as a warranty provision under SFAS No. 5, "Accounting for Contingencies." The company does not have any price protection agreements or other post shipment obligations. For custom equipment where customer acceptance is part of the sales agreement, revenue will be recognized when the customer has accepted the product. In cases where custom equipment does not have customer acceptance as part of the sales agreement, revenue will be recognized upon shipment, as long as the system meets the specifications as agreed upon with the customer. Certain transactions may have multiple deliverables, with the deliverables clearly defined. To the extent that the secondary deliverables are other than perfunctory, the company will recognize the revenue on each deliverable, if separable, or on the completion of all deliverables, if not separable.

CONTINENTAL FUELS, INC.
(FORMERLY CORONADO INDUSTRIES, INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

REVENUE RECOGNITION (continued)

The company recognizes revenue based on guidance provided in Securities and Exchange Commission ("SEC") Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition," and in accordance with Emerging Issues Task Force ("EITF") Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, our price is fixed or determinable, and collection is reasonably assured. We recognize revenue on our standard products when title passes to the customer upon shipment. The Company recognizes net operating revenues from oil and natural gas at the time of delivery, that is, once the oil and gas purchasers have taken delivery.

GOODWILL AND OTHER INTANGIBLE ASSETS

Under Statement of Financial Accounting Standards No. 142, goodwill is reviewed at least annually for impairment. In assessing the recoverability of the Company’s goodwill, the Company must make assumptions regarding estimated future cash flows and other factors to determine the fair value of the respective assets and liabilities of the reporting unit. Upon adoption and again as a result of the Company’s annual impairment test, there was no indication of impairment for goodwill acquired in prior business combinations. If the Company’s estimates or its related assumptions change in the future, the Company may be required to record impairment charges related to its goodwill. Goodwill amounting to $3,281,490 at December 31, 2007 consists of the excess of cash consideration paid over net assets acquired arising from the acquisition of Geer Tank Trucks, Inc. (See Note 3.)

The Company reviews its intangible assets at least annually to evaluate potential impairment by comparing the carrying value of the intangible assets with expected future net operating cash flows from the related operations. If the expected future net operating cash flows are less than the carrying value, the Company recognizes an impairment loss equal to the amount by which the carrying value exceeds the discounted expected future net operating cash flows from the related operations.

STOCK BASED COMPENSATION

Prior to January 1, 2006, the Company had applied APB Opinion No. 25 and related interpretations in accounting for its stock-based plans as was permitted under SFAS No. 123, "Accounting for Stock-Based Compensation." Under SFAS No. 123, companies could, but were not required to, elect to recognize compensation expense for all stock-based awards using a fair value methodology. The Company had adopted the disclosure-only provisions, as permitted by SFAS No. 123.

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment (Revised 2004)." SFAS No. 123R establishes standards for the accounting for transactions in which an entity (i) exchanges its equity instruments for goods or services, or (ii) incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of the equity instruments. SFAS No. 123R eliminates the ability to account for stock-based compensation using APB 25 and requires that such transactions be recognized as compensation cost in the income statement based on their fair values on the date of the grant.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS 123R "Share-Based Payment" ("SFAS 123R") using the modified prospective approach.  SFAS No. 123R applies to new awards and to awards modified, repurchased, or cancelled after December 15, 2005. Additionally, compensation cost for the portion of awards for which the requisite service has not been rendered (generally referring to non-vested awards) that are outstanding as of December 15, 2005 must be recognized as the remaining requisite service is rendered during the period of and/or the periods after the adoption of SFAS No. 123R. The attribution of compensation cost for those earlier awards will be based on the same method and on the same grant-date fair values previously determined for the pro forma disclosures required for companies that did not adopt the fair value accounting method for stock-based employee compensation. For purposes of estimating the grant date fair value of stock options, the Company uses the Black-Scholes options pricing model.

CONTINENTAL FUELS, INC.
(FORMERLY CORONADO INDUSTRIES, INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

STOCK BASED COMPENSATION (continued)

Assumptions used to determine compensation expense are determined as follows:

  Expected term is determined using a weighted average of the contractual term of the award;
  Expected volatility of award grants is measured using the weighted average of historical daily changes in the market price of the Company’s common stock over the expected term of the award;
  Risk-free interest rate is equivalent to the implied yield on zero-coupon U.S. Treasury bonds with a remaining maturity equal to the expected term of the awards; and
  Forfeitures are based on the history of cancellations of awards granted and management’s analysis of potential forfeitures.

AMORTIZATION OF DEFERRED DEBT COSTS

In December 2007, the Company incurred deferred debt costs in conjunction with $7,707,261 of debt to Sheridan, consisting of a secured Long-Term Loan of $5,500,000 to complete the Geer Tank Trucks, Inc. acquisition (See Note 3), and a Revolving Loan of $2,207,261. Both loans are discussed in detail in Note 12. The deferred debt costs of $3,645,711 are being accreted/amortized as an expense over the life of the loans which mature on December 11, 2010.

Below is a summary of these costs, which were incurred in conjunction with loans made by Sheridan Asset Management under the loan agreements, as follows:

	Sheridan Secured	Sheridan Secured
	Long-Term Loan	Revolving Loan	Total
Fair value of Warrants to purchase Common Stock of the Company granted to Sheridan (A) as inducement to make loan to UPDA for
Geer Tank Trucks Inc. acquisition (See Note 3)	1,731,492	944,449	2,675,941
Loan origination fees incurred to Sheridan and legal costs and
investment banking fees incurred to others to facilitate the loan	627,499	342,271	969,770

Total deferred debt costs	$2,358,991	1,286,720	3,645,711
Less, accreted/amortized since inception of loan	$42,994	23,450	66,444
Total	$2,315,997	1,263,270	3,579,267

Sheridan received warrants that are immediately exercisable to purchase 850,000 shares of the Company’s Common Stock at a purchase price of $2.465 per share expiring on December 11, 2013.

FAIR VALUE OF FINANCIAL INSTRUMENTS

For financial statement instruments including cash, accounts receivable, accounts and accrued expenses payable, the carrying amounts approximated fair value because of their short maturity. The fair value of long-term notes payable and lease obligations is based on current rates at which we could borrow funds with similar remaining maturities.

MAJOR CUSTOMERS

During the years ended December 31, 2007 and 2006, the Company had two and one major customer(s) representing approximately 100.0% and 97.2% of total revenues, respectively.

CONTINENTAL FUELS, INC.
(FORMERLY CORONADO INDUSTRIES, INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

SIGNIFICANT SUPPLIERS

During the years ended December 31, 2007 and 2006, the Company had three and no significant supplier(s) representing approximately 100% and 0% of total revenues, respectively.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2007, the FASB issued SFAS No.160, "Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51".  SFAS No.160 requires that the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, in the amount of consolidated net income attributable to the parent and to the noncontrolling interest on the face of the consolidated statement of income, and that Entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  SFAS No.160 is effective for fiscal years, beginning on or after December 15, 2008 and cannot be applied earlier.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141(revised 2007), "Business Combinations," ("FASB 141R"). This standard requires that entities recognize the assets acquired, liabilities assumed, contractual contingencies and contingent consideration measured at their fair value at the acquisition date for any business combination consummated after the effective date. It further requires that acquisition-related costs are to be recognized separately from the acquisition and expensed as incurred. FASB 141R is effective for fiscal years beginning after December 15, 2008.

The Company does not anticipate that the adoption of SFAS No. 141R and No. 160 will have an impact on the Company’s overall results of operations or financial position, unless the Company makes a business acquisition in which there is a noncontrolling interest.

In December 2007, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 110, "Use of a Simplified Method in Developing Expected Term of Share Options" ("SAB 110"). SAB 110 expresses the current view of the staff that it will accept a company’s election to use the simplified method discussed in Staff Accounting Bulletin 107, Share Based Payment , ("SAB 107"), for estimating the expected term of "plain vanilla" share options regardless of whether the company has sufficient information to make more refined estimates. SAB 110 became effective for the Company on January 1, 2008. The adoption of SAB 110 is not expected to have a material impact on the Company’s financial position.

In February 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No.159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No.115". SFAS No.159 permits entities to choose to measure eligible financial instruments and other items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The fair value option may be applied instrument by instrument but only upon the entire instrument - not portions of th instrument. Unless a new election date occurs, the fair value option is irrevocable. SFAS No.159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company does not expect that the adoption of SFAS No. 159 will have a material effect on the Company’s consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements". The statement standardizes the definition of fair value, establishes a framework for measuring in generally accepted accounting principles and sets forth the disclosures about fair value measurements. SFAS No. 157 is effective for the beginning of an entity’s fiscal year that begins after November 15, 2007. The Company does not expect SFAS No. 157 will have a material effect on its financial statements.

In September 2006, the FASB issues SFAS No. 158, "Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106 and 132(R)". The statement requires an employer to recognize the over funded or under funded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted assets of a not-for-profit organization. SFAS No. 158 is effective for the beginning of an entity’s fiscal year that begins after December 15, 2006. The Company does not expect SFAS No. 158 will have a material effect on its financial statements.

CONTINENTAL FUELS, INC.
(FORMERLY CORONADO INDUSTRIES, INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

RECENT ACCOUNTING PRONOUNCEMENTS (continued)

In July 2006, the FASB issued FASB Staff Position (FSP) FIN No. 13-2 "Accounting for a Change or Projected Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leveraged Lease Transaction", that will become effective for fiscal years beginning after December 15, 2006. FSP FIN No. 13-2 addresses how a change in the timing of cash flows relating to income taxes generated by leveraged lease transaction affects the accounting by a lessor for that lease. The adoption of this FSP is not expected to have a material effect on the Company’s consolidated financial statements.

In June 2006, the FASB issued FASB Interpretation No. 48, "An Interpretation of FASB Statement No. 109," which clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FASB Statement No. 109, "Accounting for Income Taxes." This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN No. 48 reflects the benefit recognition approach, where a tax benefit is recognized when it is "more likely than not" to be sustained based on the technical merits of the position. This Interpretation is effective for fiscal years beginning after December 15, 2006. The Company is evaluating the impact of FIN No. 48 on its financial statements.

In April 2006, the FASB issued FASB Staff Position (FSP) FIN No. 46(R)-6, "Determining the Variability to Be Considered in Applying FASB Interpretation No. 46(R)", that became effective beginning the third quarter of 2006. FSP FIN No. 46(R)-6 clarifies that the variability to be considered in applying FASB Interpretation 46(R) shall be based on an analysis of the design of the variable interest entity. The adoption of this FSP did not have a material effect on the Company’s consolidated financial statements.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets," which provides an approach to simplify efforts to obtain hedge-like (offset) accounting. This new Statement amends SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS No. 156 is effective for all separately recognized servicing assets and liabilities as of the beginning of an entity’s fiscal year that begins after September 15, 2006, with earlier adoption permitted in certain circumstances. The Company does not expect SFAS No. 156 will have a material effect on its financial statements.

The FASB has revised its guidance on SFAS No. 133 Implementation Issues as of March 2006. Several Implementation Issues were revised to reflect the issuance of SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments - an Amendment of FASB Statements No. 133 and 140," in February 2006. SFAS No. 155 allows any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" to be carried at fair value in its entirety, with changes in fair value recognized in earnings. In addition, SFAS No. 155 requires that beneficial interests in securitized financial assets be analyzed to determine whether they are freestanding derivatives or contain an embedded derivative. SFAS No. 155 also eliminates a prior restriction on the types of passive derivatives that a qualifying special purpose entity is permitted to hold. SFAS No. 155 is applicable to new or modified financial instruments in fiscal years beginning after September 15, 2006, though the provisions related to fair value accounting for hybrid financial instruments can also be applied to existing instruments. The Company does not expect SFAS No. 155 will have a material effect on its financial statements.

CONTINENTAL FUELS, INC.
(FORMERLY CORONADO INDUSTRIES, INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. ACQUISITION OF THE CAPITAL STOCK OF GEER TANK TRUCKS, INC.

On December 19, 2007, the Company completed its acquisition of Geer Tank Trucks, Inc. ("Geer"), a privately held Texas corporation, pursuant to the terms and conditions of the Stock Purchase Agreement, dated as of December 11, 2007 (the "Geer SPA"), whereby Continental purchased one hundred percent (100%) of the outstanding capital stock of Geer, for an aggregate purchase price of $5,500,000. The purchase price was paid by the Company in cash. The Company financed the acquisition with the proceeds of a Term Loan from Sheridan Asset Management, LLC.

As part of the terms of the Geer SPA, at the closing of the Stock Purchase transaction Messrs. Kamal Abdallah, Christopher McCauley and Timothy Brink were each appointed to the board of directors of Geer to fill vacancies on that board caused by the resignations of previous board members. Mr. Brink is the Company’s Chief Executive Officer and a member of its board of directors, and Messrs. Abdallah and McCauley are each members of the Company’s board of directors.

Geer was incorporated in the State of Texas in September 1965. The main business operations of the Company are the purchase, transport, and sale of oil in the State of Texas. The Company operates out of five locations. The Company owns two salt water disposal wells and four pipeline terminals with yards located in Jacksboro, Mineral Wells, Graham, Cisco, and Bowie, Texas. In addition to oil shipping and resale, the Company provides oil well services such as salt and fresh water removal services and frac tank rentals.

The following table presents the assets and liabilities acquired during the transaction:

Acquisition of Geer Tank Trucks, Inc.:
Assets acquired:
Cash	$4,979,172
Accounts receivable	2,956,625
Inventory	119,050
Prepaid expenses	126,567
8,181,414
Property, plant and equipment, net	1,527,666

Total assets acquired	9,709,080
Liabilities acquired:
Accounts and accrued expenses payable	7,490,570
7,490,570

Net assets acquired	$2,218,510
Purchase price paid to Geer financed by proceeds of
Sheridan term loan (See Note 12)	$5,500,000
Goodwill (Excess of consideration paid over
net assets acquired)	$3,281,490

Financed as follows:
Deferred debt costs incurred to Sheriden Asset Management to make Geer acquisition	$734,773
Company reimbursement made back to Sheriden	(734,773)
Deferred debt costs incurred in form of Warrants to purchase Company Common Stock
issued to Sheridan to finance Geer acquisition	2,675,941
Simultaneously credited to additional paid-in capital	(2,675,941)
-
Cash paid by Sheriden Asset Management under term loan to seller of Geer	5,500,000
Obligation under Sheriden Asset Management second term loan payable	$5,500,000

Inter National Bank line of credit paid off by Company borrowing from Sheridan under
Revolving Line (See Note 12 and 16)	$2,207,261

CONTINENTAL FUELS, INC.
(FORMERLY CORONADO INDUSTRIES, INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4. NOTE RECEIVABLE - UPDA PARENT

On December 20, 2007, UPDA executed a promissory note receivable of $250,000 to Geer bearing interest of 5% per annum and payable on demand for funds received by UPDA from Geer. As of December 31, 2007, the balance to be received by Geer is $250,402, which includes accrued interest.

NOTE 5. PROPERTY, PLANT & EQUIPMENT

At December 31, 2007 and 2006, property and equipment consisted of the following:

			Estimated
	2007	2006	useful lives

Port storage facility	$1,795,931	-	30 years
Trucks	1,586,555	-	5 years
Tanks	1,319,656	-	5 years
Trailers and float	855,607	-	5 years
Production equipment	568,680	-	7 years
Other equipment	729,132	-	3-7 years
Field office	81,522	-	15-35 years
Fence	13,375	-	3 years
Welling machine and cart	19,550	-	3 years
Office furniture and
equipment	5,117	58,433	5-7 years
Machinery and equipment	-	15,613	5-7 years
Land	36,652	-
Building	526,766		35 years
Leasehold improvements	100,428	3,000	15 years
	7,638,971	77,046
Less: accumulated
depreciation	(4,310,969)	(70,948)
Net property and equipment	$3,328,002	6,098

Depreciation expense was $47,384 and $2,023, for the years ended December 31, 2007 and 2006, respectively.

CONTINENTAL FUELS, INC.
(FORMERLY CORONADO INDUSTRIES, INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6. INVENTORY

As of December 31, 2007 and 2006, inventory consisted of the following:

	2007	2006

Raw materials	$-	$8,405
Finished goods	259,599	3,801
	$259,599	$12,206

NOTE 7. RELATED PARTY TRANSACTIONS

On January 26, 2007, all of the Company’s subsidiaries and all assets of the Company, except for the European distribution agreements, were sold to G. Richard Smith, Company’s former Chairman, for $300,000 in cash and the assumption of certain trade debts (the "Sale of Assets"), resulting in a gain on the sale of these net assets of $114,963 reflected in the Statement of Operations for the three months ended March 31, 2007.

Consulting fees and services for the year ended December 31, 2007 and 2006 includes $25,000 and $0, respectively, incurred to Timothy Brink, respectively.

Consulting fees and services for the year ended December 31, 2007 and 2006 includes $25,000 and $0, respectively, incurred to prior Chief Executive Officer of the Company, Ernesto Haberer, respectively. Consulting fees and services for the year ended December 31, 2007 and 2006 includes $5,000 and $0, respectively, incurred to Ernesto Haberer, prior Vice President of Business Development.

Consulting fees and services for the year ended December 31, 2007 includes $61,480 incurred to Luis Bautista, a member of the Board of Directors for Combustibles and Continental Fuels, A.V.V., subsidiary of the Registrant.

On April 23, 2007, the Company and UPDA closed the SPA business combination transaction. Pursuant to the SPA, the Company acquired one hundred percent (100%) of the capital stock of US Petroleum Depot, Inc. and Continental Trading Enterprizes, Inc. f/k/a UPDA Texas Trading, two wholly-owned subsidiaries of UPDA. The consideration paid to UPDA under the SPA consisted of $2,500,000 in cash, receivable within 30 days of the Effective Date, and 50,000 shares of the Company’s Series A Preferred stock valued at $5,000,000 (the "Preferred Stock"). On that date, the Company had 14,981,583 shares of common stock issued and outstanding. As a result of the issuance of the Preferred Stock to UPDA, on an "as converted" basis UPDA had the power to vote 77% of our outstanding voting capital stock. Therefore, UPDA has the power to control the vote of a majority of our voting capital stock.

Subsequent to the closing of the SPA transaction, the Company and UPDA mutually agreed to extend the due date for the payment of the $2,500,000 cash portion of the consideration described above. In connection with the agreement to extend the due date, the Company paid $150,000 in cash to UPDA and executed a promissory note payable that was due to be paid on June 18, 2007 to UPDA for $2,350,000. The note is now due and payable on demand and bears an interest rate of 5%. As of December 31, 2007, $1,800,000, plus interest, is due to be paid to UPDA (See Note 12).

On May 31, 2007, the Company executed a promissory note payable of $547,952 to Aztec Wells Services, a wholly-owned subsidiary of UPDA, bearing interest of 5% per annum and payable on demand. The funds were used by the Company to pay for the operations of its subsidiaries. On August 13, 2007, the Company repaid the full $547,952 note due to Aztec Wells Services, Inc, along with all related interest.

On August 13, 2007, UPDA acquired 10,000,000 shares of the Company’s common stock in a private transaction with Karen Sandhu in exchange for 10,000 shares of UPDA’s $1,000.00 Par Value Class B Convertible Preferred Stock having an aggregate value at par of $10,000,000. This transaction brought Ms. Sandhu’s ownership down from 14,100,000 common shares to 4,100,000 common shares as of December 31, 2007. On August 13, 2007, UPDA returned the 10,000,000 acquired shares to the Company and those shares were cancelled by the Company.

CONTINENTAL FUELS, INC.
(FORMERLY CORONADO INDUSTRIES, INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7. RELATED PARTY TRANSACTIONS (continued)

The UPDA Class B Convertible Preferred Stock received by Karen Sandhu had a fair value based on the underlying UPDA Common Stock trade price of $.04 on August 13, 2007 of $8,000,000, assuming this Preferred Stock was converted. Based upon the Common Stock of UPDA outstanding at September 30, 2007, Karen Sandhu would have held approximately 20,000,000 of UPDA’s Common Stock if the 10,000 B Convertible Preferred Shares were converted by her. If the Preferred Stock had been converted to UPDA Common Stock as of December 31, 2007 she would have controlled approximately 19% of UPDA’s Common Stock outstanding on that date. The reader of these Company financial statements should consult UPDA’s 10KSB filing to better understand the exchange transaction, which UPDA has accounted for as an additional step in a "Step Acquisition" of the Company.

On September 9, 2007, Continental Fuels, A.V.V. appointed Timothy Brink as president, Luis Bautista as vice-president, and Ernesto Haberer as director of its board.

On October 12, 2007, the Company repaid $500,000, representing the full amount of the $400,000 note plus the related $100,000 of interest on a note owed to Triple Crown Consulting, a minority shareholder in a UPDA subsidiary. On October 23, 2007, the Company repaid $500,000, representing the full amount of a demand note payable in the amount of $400,000 to RAKJ Holdings, Inc. plus interest of $100,000, which interest was due within 30 days of the execution date of the note. The shareholders of RAKJ Holdings, Inc. also provided, through Benka Partners and Joan Partners, a pledge of collateral in the form of a certificate of deposit for lines of credit aggregating $1,800,000 (See Note 16).

On December 20, 2007, UPDA executed a promissory note receivable of $250,000 to Geer bearing interest of 5% per annum and payable on demand for funds received by UPDA from Geer. As of December 31, 2007, the balance to be received by Geer is $250,402, which includes accrued interest.

NOTE 8. SHAREHOLDERS’ EQUITY

On February 6, 2007, the Company issued 14,100,000 restricted shares of its $.001 Par Value Common Stock to Ms. Karen Sandhu for $200,000 in cash. The trading price on the date of issuance was $3.40. The Company used the proceeds from this offering to pay outstanding debts and liabilities of the predecessor entity, Coronado Industries, Inc. in contemplation of the re-organization of the Company and its consolidation and merger with Universal Property Development Acquisition, Inc. and its subsidiaries as discussed in Note 14.

On April 13, 2007, the Company’s Board of Directors approved a 3-for-1 stock split (the "Forward Stock Split") of all of the Company’s common stock. Pursuant to the terms of the Forward Stock Split, each share of the Company’s common stock held by shareholders of record on April 13, 2007, on April 20, 2007 automatically became the equivalent of 3 shares of post-Forward Stock Split common stock of the Company. The Forward Stock Split did not change the number of shares of common stock authorized under the Company’s Articles of Incorporation or change the par value per share of its common stock. All share and per share information included in these consolidated financial statements have been adjusted to give retroactive effect of the Forward Stock Split.

On April 23, 2007, the Board of Directors of the Company adopted a resolution providing for the designation, rights, powers and preferences and the qualifications, limitation and restrictions of 500,000 shares of Series A Convertible Preferred Stock (the "Series A Preferred"). Each share of the Series A Preferred is convertible into 1,000 shares of the Company’s common stock. In the event of a stock dividend, stock split, reclassification, reorganization, consolidation or merger, adjustments in the conversion ratio will be made in a manner which will provide the preferred holders, upon full conversion into common stock, the same percentage ownership of the Company that existed immediately prior to such action. The Series A Preferred has the same voting rights as the common stock, on an as converted basis, with the preferred holders having one vote for each share of common stock into which their Series A Preferred is convertible. The Series A Preferred has a liquidation preference over the Company’s common stock up to one-hundred dollars ($100) per share.

CONTINENTAL FUELS, INC.
(FORMERLY CORONADO INDUSTRIES, INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8. SHAREHOLDERS’ EQUITY (continued)

On April 23, 2007, the Company closed a business combination transaction pursuant to a Stock Purchase Agreement (the "SPA") dated April 20, 2007, by and among the Company and UPDA. Pursuant to the SPA, the Company acquired one hundred percent (100%) of the capital stock of US Petroleum Depot, Inc. and Continental Trading Enterprizes, Inc. f/k/a UPDA Texas Trading (the "Subsidiaries"), two private Nevada Corporations and wholly-owned subsidiaries of UPDA. The consideration paid by the Company for the Subsidiaries consisted of $2,500,000 in cash, payable within 30 days, and 50,000 shares of our Series A Preferred stock valued at $5,000,000 (the "Preferred Stock"). The Preferred Stock was convertible into 50,000,000 shares of our common stock and UPDA has the right to vote the shares of Preferred Stock on an "as converted" basis in any matters for which the holders of our common stock are entitled to vote.

Subsequent to the closing of the SPA transaction, the Company and UPDA mutually agreed to extend the due date for the payment of the $2,500,000 cash portion of the consideration described above. In connection with the agreement to extend the due date, the Company paid $150,000 in cash to UPDA and executed a promissory note payable that was due to be paid on June 18, 2007 to UPDA for $2,350,000. The note is now due and payable on demand and bears an interest rate of 5%. As of December 31, 2007, $1,800,000, plus interest, is due to be paid to UPDA (See Note 12).

The issuance of the Preferred Stock to UPDA constituted a change of control transaction for the Company as UPDA owns a majority of the outstanding voting securities of the Company. Although the Company is now a majority owned subsidiary of UPDA, the Company intends to continue to comply with its public reporting obligations.

On August 1, 2007, UPDA converted 2,000 shares of its Preferred Stock into 2,000,000 shares of the Company’s common stock, of which 1,817,792 shares were distributed to the common shareholders of UPDA as a special distribution of assets. The remaining 182,209 shares were issued to UPDA. The management and directors of UPDA received 262,147 shares of the distributed Continental shares as a result of their prorated common share ownership in UPDA.

On April 25, 2007, the Board of Directors approved the conversion of $100,000 of the $300,000 outstanding Notes owed to Mathew Investments LLC into shares of the Company’s common stock. Based upon the assets and capitalization of the Company on April 25, 2007, the conversion price of the shares of common stock issued upon this conversion of the Notes was valued at $0.12 per share by the Company’s Board of Directors. This conversion of Notes to common stock resulted in the issuance by the Company of an aggregate of 832,612 shares of its common stock. (See Notes 12 and 15).

On June 14, 2007, the Board of Directors approved the conversion of an additional $100,000 of the original $300,000 in outstanding Notes owed to Mathew Investments LLC into shares of the Company’s common stock. Based upon the assets and capitalization of the Company on June 14, 2007, the conversion price of the shares of common stock issued upon this conversion of the Notes was valued at $0.09 per share by the Company’s Board of Directors. This conversion of Notes to common stock resulted in the issuance by the Company of an aggregate of 1,110,149 shares of its common stock. (See Notes 12 and 15).

On August 17, 2007, the Board of Directors approved the conversion of the final $100,000 of outstanding Notes owed to Mathew Investments LLC into shares of the Company’s common stock. Based upon the assets and capitalization of the Company, the conversion price of the shares of common stock issued upon this conversion of the Notes was valued at $0.08 per share by the Company’s Board of Directors. This conversion of Notes to common stock resulted in the issuance by the Company of an aggregate of 1,261,533 shares of its common stock to Mathews. As of December 31, 2007, all outstanding Notes owed to Mathews Investments LLC were settled. (See Notes 12 and 15).

According to GAAP standards, the fair value of the Company common stock received by Mathews Investment, LLC, as based upon the trading price of Company common stock on the dates the Company agreed to convert each $100,000 portion of the Notes payable, totaled $91,375,329. Accordingly, the conversion of the aforementioned notes payable into common stock has resulted in a total "Debt Conversion Costs" of $91,056,436 being charged to Operations during the year ended December 31, 2007. As of December 31, 2007, all outstanding notes owed to Mathews Investment, LLC were settled. Through December 31, 2007, the Company had issued 2,325,144 out of the aggregate of 3,204,293 shares of its common stock that the Company was committed to issuing to Mathews Investments LLC.

CONTINENTAL FUELS, INC.
(FORMERLY CORONADO INDUSTRIES, INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8. SHAREHOLDERS’ EQUITY (continued)

On August 13, 2007, UPDA acquired 10,000,000 shares of the Company’s common stock in a private transaction with Karen Sandhu in exchange for 10,000 shares of UPDA’s $1,000.00 Par Value Class B Convertible Preferred Stock having an aggregate value at par of $10,000,000. On August 13, 2007, UPDA returned the 10,000,000 acquired shares to the Company and those shares were cancelled by the Company.

As a result of the aforementioned transaction, Karen Sandhu held 4,100,000 shares of restricted Company common stock on August 13, 2007. At December 31, 2007, Karen Sandhu continued to hold those 4,100,000 shares of the common stock. As of June 24, 2008, Karen Sandhu had disposed of 2,000,000 of those shares and now holds 2,100,000 shares of the Company’s common stock.

The UPDA Class B Convertible Preferred Stock received by Karen Sandhu had a fair value based on the underlying UPDA Common Stock trade price of $.04 on August 13, 2007 of $8,000,000, assuming this Preferred Stock was converted. Based upon the Common Stock of UPDA outstanding at December 31, 2007, Karen Sandhu would have held approximately 200,000,000 of UPDA’s Common Stock if the 10,000 B Convertible Preferred Shares were converted by her. However, none were converted as of December 31, 2007. As of March 31, 2008, Karen Sandhu converted 3,000 out of the 10,000 UPDA Class B Convertible Preferred Shares into 6,000,000 of its Common Stock shares. The reader of these Company financial statements should consult UPDA’s 10KSB filing to better understand the exchange transaction, which UPDA has accounted for as an additional step in a "Step Acquisition" of the Company. (See Note 17.)

NOTE 9. STOCK OPTIONS PLANS

On January 13, 2003 the Board of Directors approved the 2002 Coronado Industries, Inc. Management Stock Option Plan, effective December 31, 2002. The Plan authorizes the Company to grant stock options to key employees of the Company. Under the aforementioned Plan, 90,000 (post-split) shares of common stock were reserved for issuance. During January 2007, all of the options were cancelled or forfeited.

On September 19, 2003 the Board of Directors approved the 2003 Coronado Industries, Inc. Executive Stock Option Plan. The Plan authorizes the Company to grant stock options to key employees of the Company. Under the aforementioned Plan, 50,894 (post-split) shares of common stock were reserved for issuance. During January 2007, all of the options were cancelled or forfeited.

On March 24, 2006 the Board of Directors approved the 2006 Coronado Industries, Inc. Employee Stock Option Plan. The Plan authorizes the Company to grant stock options to key employees of the Company. Under the aforementioned Plan, 96,000 (post-split) shares of common stock were reserved for issuance. During January 2007, all of the 96,000 options were cancelled.

On July 20, 2006, the Board of Directors approved the 2006 Coronado Industries, Inc. Employee and Consultant Stock Option Plan. The Plan authorizes the Company to grant stock options to key employees of the Company. Under the aforementioned Plan, 15,000 (post-split) shares of common stock were reserved for issuance. During January 2007, all of the 15,000 options were cancelled or forfeited.

On December 1, 2007, the Board of Directors approved the Continental Fuels, Inc. 2007 Stock Option/Stock Issuance Plan. The Plan authorized the Company to grant stock and stock options to (i) employees, (ii) non-employee members of the Board or the non-employee members of the board of directors of any Parent or Subsidiary, and (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary). Under the aforementioned Plan, 20,000,000 shares of common stock were reserved for issuance. On December 1, 2007 the Board of Directors granted Timothy Brink 10,000,000 in stock options at the exercise price of $.33 per share (post-reverse split 1,000,000 in stock options at the exercise price of $3.30 per share).

CONTINENTAL FUELS, INC.
(FORMERLY CORONADO INDUSTRIES, INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9. STOCK OPTIONS PLANS (continued)

The following table sets forth certain information concerning the stock options granted during the 2007 fiscal year to the Company’s chief executive officer.

Exercise
	Average	Price	Contractual	Fair	Intrinsic
	Shares	per Share	Term (1)	Value	Value (2)

Outstanding December 1, 2007	-	-	$-	$-	$-

Granted	1,000,000	3.30	10	3,213,908
Exercised	-	-	-	-	-
Forfeited or expired	-	-	-	-	-

Outstanding December 31, 2007	1,000,000	$3.30	10	$3,213,908	$-

Exercisable December 31, 2007	-	$-	-	$-	$-
________________

(1)	Remaining contractual term is presented in years.

(2)

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the closing price of our common stock as of December 31, 2007, for those awards that have an exercise price currently below the closing price as of December 31, 2007. Awards with an exercise price above the closing price as of December 31, 2007 are considered to have no intrinsic value.

NOTE 10. INCOME TAXES

As of December 31, 2007, the components of deferred income taxes are as follows:

Net operating loss carryforward	$40,570,359

Differences resulting from use of cash basis for tax purposes	-

Total deferred tax assets	40,570,359

Less valuation allowance	(40,570,359)

Net deferred tax assets	$-

As of December 31, 2006, the components of deferred income taxes are as follows:

Long-term Deferred Tax Assets (Liabilities)
Net operating loss carry-forwards	$7,050,000
Less valuation allowance	(7,050,000)
Net Long-term Deferred Tax Asset	$-

The Company has provided a full valuation allowance on its deferred tax asset as of December 31, 2007. The valuation allowance increased by approximately $33,520,000 during the year ended December 31, 2007, primarily due to the increase in the net operating loss.

CONTINENTAL FUELS, INC.
(FORMERLY CORONADO INDUSTRIES, INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10. INCOME TAXES (continued)

Reconciliation of the differences between the statutory tax rate and the effective tax rate is:

December 31,
2007
Federal statutory tax rate	34.0%
State Tax Rate	1.2%
Effective Tax Rate	35.2%
Valuation Allowance	(35.2)%
Net Effective Tax Rate	--

As of December 31, 2007, the Company has a net operating loss carryforward of $115,256,070 expiring through 2027. The Company has provided a valuation allowance against the full amount of the deferred tax asset due to management’s uncertainty about its realization. Furthermore, the net operating loss carry forward may be subject to further limitation pursuant to Section 382 of the Internal Revenue Code.

NOTE 11. COMMITMENTS

Operating Leases

The Company moved operations to new facilities in November 2004 at which time the Company entered into a new non-cancelable lease agreement for office space in Fountain Hills, Arizona commencing December 1, 2004 through December 15, 2009. Monthly rent payments are $4,520. In January 2007, as part of the sale of the Registrant’s assets, this lease was assigned to G. Richard Smith.

On August 22, 2006 US Petroleum Depot, Inc. entered into a rental lease agreement with Brownsville Navigation District of Cameron County, Texas for a term of five years payable semi-annually in installments of $9,801. The leased property is for the sole purpose of shipping and receiving oil products.

In April 2007, the Registrant entered into a one year lease for approximately 430 square feet of space at a monthly rent of $1,988.  The Registrant’s address is 9901 IH 10 West, Suite 800, San Antonio, Texas 78230.

In April 2007, the Registrant entered into a one year lease for two offices spaces at an aggregate monthly rent of $3,100.  The Registrant’s address is San Felipe Plaza, 5847 San Felipe, Houston, Texas 77057.

In July 2007, the Company entered into an agreement with Serafina De Los Santos and Rosi Chavez to lease a condominium at South Padre Island, Texas from August 1, 2007 to March 1, 2008 for a monthly rent of $3,000.

In December 2007, the Registrant entered into a five year lease with Texas Tower Limited for 3,044 square feet of office space at varying monthly rents ranging from $5,327 in the first year to $6,342 in the fifth year. The Registrant’s address is 600 Travis, Suite 6910, Houston, Texas 77002.

Future minimum lease payments under the Company’s operating leases as of December 31, 2007 are as follows:

Years Ending December 31,	Amounts
2008	$88,172
2009	86,063
2010	89,107
2011	85,617
2012 and after	88,276
$437,235

CONTINENTAL FUELS, INC.
(FORMERLY CORONADO INDUSTRIES, INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11. COMMITMENTS (continued)

For the years ended December 31, 2007 and 2006, rent expense under the lease agreements was $110,476 and $54,260, respectively.

Company Promotion Program

On March 15, 2007, the Company entered into an agreement with Crosscheck Capital, LLC ("Crosscheck") to pay $525,000 to prepare and distribute to no less than 500,000 US residents an informational mailing package that prominently features a report on the company. As of December 31, 2007, the Company has remitted the full amount of the advance retainers due to Crosscheck.

Employment Agreements

On December 12, 2007, the Company entered into an employment agreement with Ms. Lori Geer Smith. Under the terms of her Employment Agreement, Ms. Smith shall have such title and responsibilities as are determined by the Geer board of directors. Ms. Smith’s Employment Agreement has an initial term of one (1) year and a base salary of $80,000 per year.

On December 12, 2007, the Company also entered into an employment agreement with Mr. Ronnie Smith. Under the terms of his Employment Agreement, Mr. Smith shall have such title and responsibilities as are determined by the Geer board of directors. Mr. Smith’s Employment Agreement has an initial term of one (1) year and a base salary of $80,000 per year.

On December 1, 2007, the Company entered into a three year Employment Agreement with Timothy Brink to continue serving as the Company’s president and CEO for the annual base salary of $180,000 adjustable at any time, a discretionary bonus of up to $600,000 a year, and the option to purchase 1 million shares of Continental’s common stock. On each successive anniversary of the Employment Agreement, Mr. Brink shall be granted additional options as the Board determines.

Future minimum payments under the Company’s employment agreements as of December 31, 2007 are as follows:

Years Ending December 31,	Amounts
2008	$333,333
2009	180,000
2010	165,000
$678,333

CONTINENTAL FUELS, INC.
(FORMERLY CORONADO INDUSTRIES, INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12. NOTES AND LOANS PAYABLE

As of December 31, 2007 and December 31, 2006, notes payable consist of the following:

Secured Sheridan Asset Management Loans
Terms and to Whom Payable	December 31,	December 31,
Term Loan	2007	2006

15% per annum term loan payable and 5% payment-in-kind interest to Sheridan Asset Management LLC long-term promissory note dated December 11, 2007, in the original amount of $5,500,000 and due December 11, 2010, net of deferred cost of $2,315,997. The promissory note arose out of the Geer Tank Trucks, Inc. acquisition described in Note 3. The promissory note requires 6 monthly principal payments of $100,000 each commencing on January 01, 2008; and 30 monthly principal payments of $150,000 each commencing on July 1, 2008; with a principal payment at maturity of $400,000. The 15% per annum interest and the 5% payment-in-kind interest are also payable monthly at the same time the payment of principal is due.

	$3,184,003	-

Revolving Loan

20% per annum revolving promissory note payable in the original amount of $2,207,261 borrowed on December 11, 2007. The loan, which is due on December 11, 2010, net of deferred cost of $1,263,270, is provided by Sheridan under a $3,000,000 line of credit expiring on December 11, 2010. The Company is required to pay Sheridan a 10% unused line fee to the extent that borrowings outstanding under the line by the Company to Sheridan are less than $3,000,000.

Both the 20% per annum interest on the revolving loan and the 10% unused line fees are payable on a monthly basis to Sheridan. Advances received by the Company under the line are tied by formula to a borrowing base dependant on cash, eligible accounts receivable and inventory. Changes in the borrowing base may result in the need to reduce outstanding borrowing under the revolving line by the Company.	943,991	-

Both the long term promissory note and the revolving promissory note are jointly secured under a security agreement that provides for the pledge of all of Company’s assets. In addition these obligations are jointly secured by a cross-corporate guaranty furnished by UPDA (the Company’s parent entity).

Loan Compliances

The revolving promissory note imposes certain negative covenants on the Company related to repurchase, redemption and dividends on common stock or other equity securities of the Company and its wholly owned subsidiaries; limitations on the fair value of Company’s securities issuances to individuals and requires lender approval on Company merger or acquisition activities or management changes. Other covenants to be met by the Company include minimum net worth and earnings before interest, taxes and depreciation ("EBITDA").

The long term promissory note contains provisions relating to change in Company control and negative covenant provisions similar to those contained in the revolving promissory note described in the preceding paragraph, as well as minimum net worth and EBITDA requirements.

At December 31, 2007 and subsequent to the date of issuance of these consolidated financial statements, the Company remains in compliance with the negative and other covenants described in preceding paragraphs.

Net notes payable to Sheridan Asset Management	$4,127,994	$-
Current portion	$728,001	$-
Long-term portion	3,399,993	-
	$4,127,994	$-

CONTINENTAL FUELS, INC.
(FORMERLY CORONADO INDUSTRIES, INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12. NOTES AND LOANS PAYABLE (continued)

The maturities of the Sheridan debt at December 31, 2007 are as follows:
Years Ending
December 31,	Total Amount	Term Loan	Revolving Loan
2008	$728,001	$728,001	$-
2009	1,028,001	1,028,001	-
2010	2,371,992	1,428,001	943,991
	$4,127,994	$3,184,003	$943,991

Others	December 31,	December 31,
	2007	2006
As of December 31, 2007 and December 31, 2006, notes payable consist of the following:
10% per annum advances received from Brainard Management Associates, principal and interest payable on demand as bridge financing in pending change of control of Company (B)	$550,000	$-
15% per annum note formerly payable to Robert Suliot and now payable to Dion Lorenzo, principal and interest payable on demand, through December 31, 2006, convertible into 700,000 shares of common stock (B)	25,000	25,000
15% per annum note formerly payable to Robert Suliot and now payable to Dion Lorenzo, principal and interest payable on demand, through December 31, 2006, convertible into 700,000 shares of common stock (B)	25,000	25,000
15% per annum note formerly payable to Robert Suliot and now payable to Dion Lorenzo, principal and interest payable on demand, through December 31, 2006, convertible into 2,000,000 shares of common stock (B)	50,000	50,000
10% per annum note payable to Clinreg Consulting Services, principal and interest due on February 15, 2007 guaranteed by an officer	-	32,349
8% per annum note payable to CAA Premium Finance, LLC, principal and interest due on first day of each succeeding month until paid in full.	94,197	-
Total	$744,197	$132,349

Related parties:
Companies’ Parent Entity and Certain of Its Wholly-Owned Subsidiaries
Terms and to Whom Payable	December 31,	December 31,
	2007	2006
5% per annum note payable to Companies’ Parent Entity, Universal Property Development and Acquisition, Inc. ("UPDA"), principal and interest payable on demand	$2,350,000	$-
Intercompany account non-interest bearing balance payable to UPDA	1,022,560	-
Intercompany account non-interest bearing balance payable to UPDA-Operators, a wholly-owned subsidiary of UPDA	656,276	-
	4,028,836	-
Less:
Company repayments to UPDA since the extension of the now past due date	(550,000)	-
Unilateral reduction in the original purchase price to the Company for the UPDA subsidiaries, principally storage facility, assets originally transferred to the Company by UPDA (See Note 14)	(740,000)
	2,738,836	-
Less: Loss on recapitalization of Continental’s Stockholders’ Equity section - reserve for liabilities to UPDA with payment contingent on future profitability of Continental (See Note 14)	(2,736,541)
Total	$2,295	$-

CONTINENTAL FUELS, INC.
(FORMERLY CORONADO INDUSTRIES, INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12. NOTES AND LOANS PAYABLE (continued)

Other Relationships
As of December 31, 2007 and December 31, 2006, notes payable to related parties consist of the following:
Terms and to Whom Payable	December 31,	December 31,
	2007	2006
5% per annum note payable to Kamal Abdallah, Chairman, principal and interest due on demand after February 1, 2008	100,000	-
16% per annum note payable to G. Richard Smith, former Chairman and stockholder in its predecessor entity, principal and interest due March, 2007 (A)	-	300,000
18% per annum note payable to a stockholder, principal and interest due on demand; unsecured	-	2,000
15% per annum notes payable to stockholders, principal and interest due at various times	-	31,375
Total	$100,000	$333,375

(A)

- Notes payable to related parties for $300,000 was sold by G. Richard Smith, former Chairman, on January 26, 2007 to an outside party, Mathews Investments LLC. Therefore the note is no longer owed to a related party, but still remained a liability of the Company.

As discussed in Notes 8 and 15, below is a summary of Common Stock issued in conversion for $300,000 of notes payable to Mathews Investments, LLC:

On April 25, 2007, the Board of Directors approved the conversion of $100,000 of the $300,000 outstanding notes owed to Mathew Investments LLC into shares of the Company’s common stock. Based upon the assets and capitalization of the Company, the conversion price of the shares of common stock to be issued upon this conversion of the Notes was valued at $0.12 per share by the Company’s Board of Directors. This conversion of Notes to common stock will result in the issuance by the Company of an aggregate of 832,612 restricted shares of its common stock.

On June 14, 2007, the Board of Directors approved the conversion of an additional $100,000 of the $300,000 outstanding notes owed to Mathew Investments LLC into shares of the Company’s common stock. Based upon the assets and capitalization of the Company, the conversion price of the shares of common stock to be issued upon this conversion of the Notes was valued at $0.09 per share by the Company’s Board of Directors. This conversion of Notes to common stock will result in the issuance by the Company of an aggregate of 1,110,149 restricted shares of its common stock.

On August 17, 2007, the Board of Directors approved the conversion of the final $100,000 of the $300,000 outstanding notes owed to Mathew Investments LLC into shares of the Company’s common stock. Based upon the assets and capitalization of the Company, the conversion price of the shares of common stock to be issued upon this conversion of the Notes was valued at $0.08 per share by the Company’s Board of Directors. This conversion of Notes to common stock will result in the issuance by the Company of an aggregate of 1,261,533 restricted shares of its common stock.

(B)

- Per the Sale of Assets agreement, between a former officer/director in the predecessor entity, Coronado Industries, Inc., interest is to be accrued on these notes from the date that they are transferred to the Continental Fuels. As of December 31, 2007, $55,219 of interest has been accrued.

NOTE 13- CHANGE IN DIRECTORS & OFFICERS

On January 26, 2007, Mr. G. Richard Smith, Mr. Gary R. Smith and Mr. Mark R. Smith resigned from the Board of Directors of the Registrant and from all executive officer positions held by them with the Registrant.

On January 26, 2007, the Board of Directors of the Registrant appointed Mr. Peter Gelb to serve as a director of the Registrant to fill a vacancy on the Board of Directors that was created by the prior resignation of Dr. John T. LiVecchi.

On January 26, 2007, Mr. Peter Gelb was appointed to serve as the Chief Executive Officer, President, Chief Accounting Officer and Treasurer of the Registrant.

On January 26, 2007, the Board of Directors of the Registrant appointed Mr. Marco Gutierrez to serve as a director of the Registrant to fill a vacancy on the Board of Directors.

CONTINENTAL FUELS, INC.
(FORMERLY CORONADO INDUSTRIES, INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13- CHANGE IN DIRECTORS & OFFICERS (continued)

On January 26, 2007, Mr. Marco Gutierrez was appointed to serve as the Secretary of the Registrant.

On February 26, 2007, Mr. Peter Gelb submitted to the Registrant his resignation from all his executive officer positions with the Registrant, including his position as Chief Executive Officer of the Registrant. Mr. Gelb’s resignation as Chief Executive Officer became effective on March 1, 2007. Mr. Gelb continued as a director of the Registrant and remains the Chairman of the Registrant’s Board of Directors.

On February 26, 2007, the board of directors of the Registrant approved the appointment of Mr. Timothy Brink as Chief Executive Officer, President and Chief Financial Officer of the Registrant, which appointment became effective on March 1, 2007.

On March 14, 2007 Company announced the appointment of Ernesto Haberer as Vice President of Business Development.

On April 23, 2007, Kamal Abdallah, the CEO, President and board member of UPDA, and Christopher McCauley, the Vice-President, Secretary and board member of UPDA, were appointed as members of the Board of Directors of the Company to fill vacancies thereon.

On November 21, 2007, Mr. Marco Gutierrez and Mr. Peter Gelb both resigned from the Board of Directors of the Registrant. On the same date, Mr. Timothy Brink, the Company’s current President and Chief Executive Officer, was appointed to serve as director to fill the vacancy. The Board of Directors also appointed Mr. Kamal Abdallah to serve as Chairman of the board, while Mr. Christopher McCauley was appointed Secretary.

The Board of Directors of the Registrant currently consists of three members, Mr. Kamal Abdallah, Mr. Timothy Brink, and Mr. Christopher McCauley. The full Board of Directors of the Registrant consists of five seats. Currently, two seats of the Registrant’s Board of Directors are vacant.

NOTE 14 - RECAPITALIZATION TRANSACTION

Since UPDA had a post-SPA transaction 77% voting interest, applicable GAAP and related-party transaction theory dictates that the substance of the transaction from UPDA’s perspective and in consolidation is a recapitalization. EITF 88-16 states that absent a 50% change in voting control there is no step-up or goodwill to be recognized. Pre-transaction, UPDA owned 100% of UPDA Texas Trading, Inc., nka Continental Trading Enterprizes, Inc. and US Petroleum Depot and post-transaction UPDA obtained 77% of the voting rights of Continental, hence the requisite 50% change of control occurred. Therefore, there is no immediate step-up or goodwill recognition.

The Codification of SEC Staff Accounting Bulletins Topic 5U specifies that no gain be recognized on the sale of assets to a thinly capitalized entity, particularly when the purchasing entity’s assets consist principally of assets acquired from the seller. Gain is to be deferred until it is reasonably assured. The SAB states that the deferred gain should be noted parenthetically as a deduction from the related asset. Accordingly, UPDA has deferred recognition of any gain on the sale of assets in its financial statements filed on its Form 10QSB for the twelve months ended December 31, 2007. Since the principal asset acquired in this transaction by the Company was an oil storage facility with a historical cost basis of approximately $1,125,000 paid for in cash by UPDA prior to the acquisition, the Company has reflected a deferred loss of $2,736,541, resulting from the fact that the convertible preferred shares issued to UPDA by the Company exceeded the book value of net assets acquired by the Company, as a reduction in notes and loans payable by the Company to UPDA, as parent entity, and certain of its wholly-owned subsidiaries. Essentially, the deferred loss has been offset against the debt because payment of the debt by the Company to UPDA and its wholly-owned subsidiaries is dependent upon the future profitability of the Company. Therefore, the Company’s recording of the Recapitalization Transaction is consistent with the handling of the transaction by UPDA.

CONTINENTAL FUELS, INC.
(FORMERLY CORONADO INDUSTRIES, INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - DEBT CONVERSION COSTS

As discussed in Notes 8 and 12, the Company issued an aggregate of 3,204,293 of its $.001 Par Value Common Stock to Mathews Investment, LLC from the conversion of notes payable with a face value of $300,000. The conversion of the aforementioned notes payable into Common Stock has resulted in "Debt Conversion Costs" of $91,056,436 being charged to Operations during the year ended December 31, 2007. Through December 31, 2007, the Company had issued 2,325,144 out of the aggregate of 3,204,293 of its $.001 Par Value Common Stock that the Company is committed to issuing to Mathews Investments LLC.

NOTE 16 - SECURED LINE OF CREDIT PAYABLE

On March 6, 2007, Continental Trading Enterprizes, Inc. entered into a Line of Credit agreement with Inter National Bank under which a line totaling $1,000,000 was established for financing relating to petroleum products sales made to third party customers. On April 10, 2007, an additional $350,000 was added to the existing Line of Credit. On July 6, 2007, Continental Trading Enterprizes, Inc. received an additional $450,000 towards the existing Line of Credit. On October 19, 2007, an additional $400,000 was added to the existing Line of Credit. The Line of Credit expired in March 2008 and was subject to a 5% late fee. Amounts due under the line were secured by a pledge of collateral on behalf of Continental Trading Enterprizes, Inc. in the form of a certificate of deposit by Benka Partners and Joan Partners (the "Pledgors"). Effective, September, 2007 the Pledgors shall each receive $.50 per barrel upon payment to the Company from sales to third parties but only when the transaction shows positive gross margins on the sale.

The Inter National Bank Line of Credit was used in the general course of the Company’s operations to finance the purchase of condensate product for resale. The Company has completed the purchase and re-sale of these original loads of product and have used the proceeds from those transactions to continue to finance its petroleum products re-sale operations. As described below, the Sheridan Revolving Line of credit was used to re-pay the Inter National Bank line of credit in order that the Company would continue to have working capital to finance its petroleum products re-sale operations.

On December 12, 2007, Continental Trading Enterprizes, Inc. was liable for a series of disbursements under the line aggregating $2,200,000, which bears interest ranging from 7.13% to 7.25% per annum. The amounts disbursed were used by Continental Fuels and Continental Trading Enterprizes, Inc. to make the payments needed for a contracted purchase of certain petroleum products by Continental Trading Enterprizes, Inc. for resale to third parties. As consideration for the pledge, the Company agreed that the Pledgors shall each receive $.25 per barrel upon payment to the Company from sale to third parties but only when the transaction shows positive gross margins on the sales.

Concurrent with the Term Loan received from Sheridan on December 12, 2007 to finance the acquisition of Geer, the Company also entered into a Revolving Line of Credit with Sheridan in the amount of $3,000,000 at an interest rate of 20% per annum on the amount used and 10% per annum on the unused portion commencing on January 1, 2008. On December 13, 2007, the Company used $2,207,261 of the $3,000,000 available to fully repay the balance owed to Inter National Bank for the Line of Credit used by Continental Trading Enterprizes, Inc. As of December 31, 2007, $792,739 of the Sheridan Revolving Line remains unused.

NOTE 17 - SUBSEQUENT EVENTS

Through March 31, 2008, the Company issued an additional 477,500 out of the aggregate of 3,204,293 shares of its Common Stock that the Company was committed to issuing to Mathews Investments LLC.

As of March 31, 2008, Karen Sandhu converted 3,000 out of the 10,000 UPDA Class B Convertible Preferred Shares into 60,000,000 of its Common Stock shares.

CONTINENTAL FUELS, INC.
Form 10-Q
For the Quarterly Period Ended March 31, 2008

Table of Contents

PART I - FINANCIAL INFORMATION
Item 1. Financial Statements

CONTINENTAL FUELS, INC.
Unaudited Consolidated Balance Sheets
March 31, 2008 and December 31, 2007

	March 31, 2008	December 31, 2007
	(Unaudited)	(Unaudited)
ASSETS
Current Assets:
Cash, including certificates of deposit of $1,391,079 and $29,064	$ 2,330,895	$ 1,820,220
Accounts receivable, net of allowance for doubtful accounts of $67,848
and $60,387, respectively	6,062,289	4,528,915
Inventory	216,600	259,599
Prepaid expenses	154,953	173,386

Total Current Assets	8,764,737	6,782,120

Property, plant and equipment, at cost, net of accumulated
depreciation of $4,477,283 and $4,310,969, respectively	3,863,344	3,328,002

Other Assets:
Goodwill	3,281,490	3,281,490
Surety bonds	48,400	48,400
Rent security deposit	38,287	38,001
Note receivable - UPDA parent entity	253,527	250,402
Temporarily repatriated funds to UPDA that relate to Continental’s acquisition by UPDA	329,804	-
Total Other Assets	3,951,508	3,618,293

TOTAL ASSETS	$ 16,579,589	$ 13,728,415

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts and accrued expenses payable	$ 8,676,096	$ 6,084,825
Notes and loans payable:
Current portion of Sheridan term loan and revolving loan	943,352	728,001
Others, including a bank for $1,335,000 in 2008	2,056,665	744,197
Related parties:
UPDA and certain of its wholly-owned subsidiaries, net of
loss on recapitalization of $2,736,541 (reserve for liabilities to UPDA parent
with payment contingent on future profitability of Continental)	-	2,295
Other relationships	200,000	100,000
State oil taxes payable	258,541	164,435
Income taxes payable	143,430	143,430
Total current liabilities	12,278,084	7,967,183

Long-Term Debt
Sheridan term loan and revolving loan	3,187,631	3,399,993
Total liabilities	15,465,715	11,367,176
Minority Interest
25% minority interest in Agencia Fiduciaria Aequitas N.V. (Continental A.V.V.) subsidiary	849	849
Minority Interest	849	849

TOTAL LIABILITIES	15,466,564	11,368,025

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock - $.001 par value; 99,500,000 shares authorized, none issued
or outstanding at March 31, 2008 and December 31, 2007, respectively	-	-
Series A convertible preferred stock - $.001 par value; 500,000 shares authorized,
48,000 and 48,000 issued and outstanding at March 31, 2008 and
December 31, 2007 respectively	48	48
Common stock - $.001 par value; 900,000,000 shares authorized;
9,746,341 and 9,268,841 shares issued and outstanding, respectively	9,746	9,269
Common stock to be issued of 401,649 and 879,149 shares, respectively	402	879
Additional paid-in capital	117,606,264	117,606,264
Accumulated deficit	(116,503,435)	(115,256,070)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	1,113,025	2,360,390
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$ 16,579,589	$ 13,728,415

See accompanying notes to the consolidated financials statements.

CONTINENTAL FUELS, INC.
Unaudited Consolidated Statement of Operations
For the Three Months Ended March 31, 2008 and 2007

	For the Three Months	For the Three Months
	Ended March 31,	Ended March 31,
	2008	2007
	(Unaudited)	(Unaudited)
REVENUE
Product revenue	$14,663,967	$-

COST OF SALES
Cost of product revenue	13,478,496	-
Depreciation related to cost of sales	156,482	-
GROSS PROFIT	1,028,989	-

General & administrative expenses:
Consulting fees and services	101,215	22,250
Payroll and related benefits	610,353	-
Selling and marketing expenses	6,249	150,000
Depreciation expense	14,562	-
General & administrative expenses	815,441	24,896
Total operating expenses	1,547,820	197,146

LOSS FROM OPERATIONS	(518,831)	(197,146)

Other (expense) income:
Amortization of deferred loan costs:
Loan origination fees incurred to Sheridan
and legal and other costs to others	(80,605)	-
Warrants to purchase Company common stock issued
to Sheridan on Geer Tank Trucks, Inc. acquisition	(222,384)	-
Interest expense, net	(423,829)	(11,047)
Gain on sale of Company net assets to a former officer/director predecessor entity	-	114,963
Total (expense) income	$(726,818)	$103,916

Loss before provision for income taxes	(1,245,649)	(93,230)
Provision for income taxes	-	-
Net loss	(1,245,649)	(93,230)
Add, 25% minority interest in net loss of Agencia Fiduciaria Aequitas N.V.
(Continental A.V.V.) subsidiary	-	-
NET LOSS AFTER MINORITY INTEREST	(1,245,649)	(93,230)

Basic and diluted net loss per weighted-average shares common stock	$(0.131)	$(0.010)

Weighted-average number of shares of common stock outstanding	9,499,885	9,147,030

See accompanying notes to the consolidated financials statements.

CONTINENTAL FUELS, INC.
Unaudited Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

	Common	Common	Preferred	Series A
	Stock	Stock (to be issued)	Stock	Convertible Preferred
	Shares	Shares	Shares	Shares

Balance December 31, 2006	843,697	-	-	-
Restricted common stock sold in private placement	14,100,000	-	-	-
Common Stock held by Karen Sandhu retired in exchange for Class B Convertible Preferred stock of UPDA (See Notes 7 and 8)	(10,000,000)	-	-	-
Common stock issued to settle debt (Mathews Investment - See Note 8 and 14)	2,325,144	-	-	-
Common stock to be issued (Mathews Investment - See Note 8 and 14)	-	879,149	-	-
Series A convertible preferred shares issued
to UPDA for acquisition	-	-	-	50,000
Series A convertible preferred shares held by UPDA converted into Company common stock, of which UPDA distributed 1,816,955 were distributed to UPDA’s common stock holders by UPDA (See Note 8)	2,000,000	-	-	(2,000)
Officer stock based compensation expense for shares vested immediately (See Note 9)	-	-	-	-
Warrants to purchase Company common stock issued to Sheridan for financing Geer acquisition (See Note 1 and 3)	-	-	-	-
25 % minority interest in initial investment in Combustibles (See Note 1)	-	-	-	-
Unilateral reduction in the original purchase price to the Company for the
UPDA subsidiaries, principally storage facility, assets originally
transferred to the Company by UPDA (See Note 13)	-	-	-	-
Net loss for the year ended December 31, 2007	-	-	-	-
Balance December 31, 2007	9,268,841	879,149	-	48,000
Common stock issued to settle debt (Mathews Investment - See Note 8 and 14)	477,500	(477,500)	-	-
25 % minority interest in initial investment in Combustibles (See Note 1)	-	-	-	-
Net loss for the three months ended March 31, 2008	-	-	-	-
Balance March 31, 2008	9,746,341	401,649	-	48,000

See accompanying notes to the consolidated financials statements.

CONTINENTAL FUELS, INC.
Unaudited Consolidated Statement of Changes in Stockholders’ Equity (Deficit) - Continued

	Common	Common	Preferred	Series A
	Stock	Stock (to be issued)	Stock	Convertible Preferred
	Par Value	Par Value	Par Value	Par Value

Balance December 31, 2006	$ 844	$ -	$ -	$ -
Restricted common stock sold in private placement	14,100	-	-	-
Common Stock held by Karen Sandhu retired in exchange for Class B Convertible Preferred stock of UPDA (See Notes 7 and 8)	(10,000)	-	-	-
Common stock issued to settle debt (Mathews Investment - See Note 8 and 14)	2,325	-	-	-
Common stock to be issued (Mathews Investment - See Note 8 and 14)	-	879	-	-
Series A convertible preferred shares issued
to UPDA for acquisition	-	-	-	50
Series A convertible preferred shares held by UPDA converted into Company common stock, of which UPDA distributed 1,816,955 were distributed to UPDA’s common stock holders by UPDA (See Note 8)	2,000	-	-	(2)
Officer stock based compensation expense for shares vested immediately (See Note 9)	-	-	-	-
Warrants to purchase Company common stock issued to Sheridan for financing Geer acquisition (See Note 1 and 3)	-	-	-	-
25 % minority interest in initial investment in Combustibles (See Note 1)	-	-	-	-
Unilateral reduction in the original purchase price to the Company for the
UPDA subsidiaries, principally storage facility, assets originally
transferred to the Company by UPDA (See Note 13)	-	-	-	-
Net loss for the year ended December 31, 2007	-	-	-	-
Balance December 31, 2007	$ 9,269	$ 879	$ -	$ 48
Common stock issued to settle debt (Mathews Investment - See Note 8 and 14)	477	(477)	-	-
25 % minority interest in initial investment in Combustibles (See Note 1)	-	-	-	-
Net loss for the three months ended March 31, 2008	-	-	-	-
Balance March 31, 2008	$ 9,746	$ 402	$ -	$ 48

See accompanying notes to the consolidated financials statements.

CONTINENTAL FUELS, INC.
Unaudited Consolidated Statement of Changes in Stockholders’ Equity (Deficit) - Continued

	Additional
	Paid-in	Accumulated
	Capital	Deficit	Total

Balance December 31, 2006	$ 19,410,385	$(20,172,098)	$ (760,869)
Restricted common stock sold in private placement	185,900	-	200,000
Common Stock held by Karen Sandhu retired in exchange for Class B Convertible Preferred stock of UPDA (See Notes 7 and 8)	10,000	-	-
Common stock issued to settle debt (Mathews Investment - See Note 8 and 14)	64,558,969	-	64,561,294
Common stock to be issued (Mathews Investment - See Note 8 and 14)	26,813,159	-	26,814,038
Series A convertible preferred shares issued
to UPDA for acquisition	-	-	50
Series A convertible preferred shares held by UPDA converted into Company common stock, of which UPDA distributed 1,816,955 were distributed to UPDA’s common stock holders by UPDA (See Note 8)	(1,998)	-	-
Officer stock based compensation expense for shares vested immediately (See Note 9)	3,213,908	-	3,213,908
Warrants to purchase Company common stock issued to Sheridan for financing Geer acquisition (See Note 1 and 3)	2,675,941	-	2,675,941
25 % minority interest in initial investment in Combustibles (See Note 1)	-	633	633
Unilateral reduction in the original purchase price to the Company for the
UPDA subsidiaries, principally storage facility, assets originally
transferred to the Company by UPDA (See Note 13)	740,000	-	740,000
Net loss for the year ended December 31, 2007	-	(95,084,605)	(95,084,605)
Balance December 31, 2007	$ 117,606,264	$ (115,256,070)	$ 2,360,390
Common stock issued to settle debt (Mathews Investment - See Note 8 and 14)	-	-	-
25 % minority interest in initial investment in Combustibles (See Note 1)	-	(1,716)	(1,716)
Net loss for the three months ended March 31, 2008	-	(1,245,649)	(1,245,649)
Balance March 31, 2008	$ 117,606.264	$ (116,503,435)	$ 1,113,025

See accompanying notes to the consolidated financials statements.

CONTINENTAL FUELS, INC.
Unaudited Consolidated Statement of Cash Flows
For the three months ended March 31, 2008 and March 31, 2007

	Three Months Ended March 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES	(Unaudited)	(Unaudited)
Net loss	$(1,245,649)	$(93,230)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation expenses	171,044	-
Amortization of deferred loan costs:
Loan origination fees incurred to Sheridan
and legal and other costs to others	80,605	-
Warrants to purchase Company common stock issued
to Sheridan on Geer Tank Trucks, Inc. acquisition	222,384	-
Minority interest in (loss) of Combustibles Continental De Latino America	-	-
Gain on sale of assets	-	(114,963)
Accrued interest income added to note receivable-UPDA parent entity	(3,125)
Provisions for doubtful accounts	4,300	-
Changes in operating assets and liabilities:
Increase in accounts receivable	(1,537,674)	-
Decrease in inventory	42,999	-
Decrease in prepaid expenses	18,433	-
Increase in rent security deposit	(286)	-
Increase (decrease) in accounts and accrued expenses payable	2,589,555	(176,057)
Increase in state oil taxes payable	94,106	-
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	436,692	(384,250)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(706,386)	-
Increase in Due from US Petrolem Depot	-	(1,899)
NET CASH USED IN INVESTING ACTIVITIES	(706,386)	(1,899)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds (repayment) of notes and loans payable, other
Borrowings from a bank	1,335,000	-
Others	(22,532)	150,000
Proceeds (repayment) of notes and loans payable, Companies’ parent entity and certain of its wholly-owned subsidiaries:
Note payable to UPDA, as parent entity, for acquisition of the Company	(332,099)	-
Proceeds (repayment) of notes and loans payable, other related party	100,000	60,000
Proceeds (repayment) of notes and loans payable, Sheridan term loan	(300,000)	-
Sale of common stock	-	200,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	780,369	410,000

Cash, beginning of period	1,820,220	-
NET INCREASE IN CASH	510,675	23,851
Cash, END OF PERIOD	$2,330,895	$23,851

Supplementary disclosures of cash flow information
Cash paid during the period for:
Income taxes	$-	$-

Interest paid	$121,252	$-

See accompanying notes to the consolidated financials statements.

CONTINENTAL FUELS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Continental Fuels, Inc. (the "Company") was incorporated under the name First Lloyd Funding, Inc. pursuant to the laws of the State of New York on December 21, 1989. The effective date of the Company’s public offering was March 13, 1990. The Offering closed on May 1, 1990. For further information concerning the Registration Statement, see File No. 33-33042-NY at the Securities and Exchange Commission’s Regional Office in New York City or at its principal office in Washington, D.C. In January 1997, the New York corporation at that time named Coronado Industries, Inc. ("Coronado") merged into and became a Nevada corporation of the same name.

On January 26, 2007, all of the Coronado’s subsidiaries and all assets of Coronado, except for the European distribution agreements, were sold to G. Richard Smith, the Chairman, for $300,000 in cash and the assumption of certain trade debts (the "Sale of Assets").

Shortly thereafter, on February 15, 2007, the Board of Directors unanimously approved the adoption of an Amendment to the Articles of Incorporation to i) change the Company’s name from Coronado Industries, Inc. to Continental Fuels, Inc. and ii) to increase the authorized capital stock of the Company from 400,000,000 shares of $.001 par value per common share common stock and 50,000,000 shares of $.001 par value per share preferred stock to 900,000,000 shares of $.001 par value per common share common stock and 100,000,000 shares of $.001 par value per share preferred stock. The Amendment became effective February 16, 2007 through a filing with the Nevada Secretary of State. On February 27, 2007, the Company changed its name to Continental Fuels, Inc. and currently trades its common stock on the OTC Bulletin Board under the trading symbol "CNFU.OB"

The Board of Directors of the Registrant currently consists of three members, Mr. Kamal Abdallah, Mr. Timothy Brink, and Mr. Christopher McCauley. The full Board of Directors of the Registrant consists of five seats. Currently, two seats of the Registrant’s Board of Directors are vacant.

On April 13, 2007, the Company’s Board of Directors approved a 3-for-1 stock split (the "Forward Stock Split") of all of the Company’s common stock. Pursuant to the terms of the Forward Stock Split, each share of the Company’s common stock held by shareholders of record on April 13, 2007 shall on April 20, 2007 (the "Effective Date") automatically become the equivalent of 3 shares of post-split common stock of the Company. The Forward Stock Split did not change the number of shares of common stock authorized under the Company’s Articles of Incorporation or change the par value per share of its common stock. All share and per share information included in these consolidated financial statements has been adjusted to give retroactive effect of the Forward Stock Split.

On April 23, 2007, the Board of Directors of the Company adopted a resolution providing for the designation, rights, powers and preferences and the qualifications, limitation and restrictions of 500,000 shares of Series A Convertible Preferred Stock (the "Preferred Stock"). Each share of the Preferred Stock is convertible into 1,000 shares of the Company’s Common Stock. In the event of a stock dividend, stock split, reclassification, reorganization, consolidation or merger, adjustments in the conversion ratio will be made in a manner which will provide the preferred holders, upon full conversion into common stock, the same percentage ownership of the Company that existed immediately prior to such action. The Preferred Stock has the same voting rights as the common stock, on an as converted basis, with the preferred holders having one vote for each share of common stock into which their Preferred Stock is convertible. The Preferred Stock has a liquidation preference over the Company’s common stock up to one-hundred dollars ($100) per share .

CONTINENTAL FUELS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

CHANGE OF CONTROL

On April 23, 2007, the Company completed the issuance of 50,000 shares of our Series A Convertible Preferred Stock (the "Preferred Stock") to UPDA in a private transaction (the "Issuance"). The 50,000 shares of our Preferred Stock issued in the Issuance were valued at $5,000,000 under the terms of SPA. On that date, the Company had approximately 14,981,583 shares of common stock issued and outstanding. As a result of the issuance of the Preferred Stock to UPDA, on an "as converted" basis, UPDA had the power to vote 50,000,000 shares of our common stock. Therefore, on that date UPDA had the power to control the vote of approximately 77% of the common stock of the Company.

The Issuance of the Preferred Stock to UPDA therefore constitutes a change of control transaction for the Company as UPDA now owns a majority of the outstanding voting securities of the Company. Although the Company is now a majority owned subsidiary of UPDA, the Company intends to continue to comply with its public reporting obligations.

The Company owns and operates port facilities, as well as petroleum products blending, storage, distribution and transportation businesses. In addition, the Company is pursuing the acquisition of oil and gas marketing companies and other operations consistent with its goals.

On May 8, 2008, the Company’s Board of Directors and shareholders approved a 1-for-10 stock split of all of the Company’s issued and outstanding common stock, par value $0.001 per share, effective May 12, 2008.  All share and per share information included in these consolidated financial statements has been adjusted to give retroactive effect of this reverse stock split.

CONTINENTAL FUELS A.V.V.

On August 8, 2007 the Company established a 100% wholly owned foreign subsidiary, Agencia Fiduciaria Aequitas N.V. ("Continental Fuels A.V.V."), in Aruba for the purpose of developing a presence in Latin America.

On September 9, 2007, Continental Fuels A.V.V. established a joint venture and invested $9,320 in a new entity, Combustibles Continental De LatinoAmerica ("Combustibles"), for 75% ownership in the company. Combustibles was created for the purposes of investment in the general energy sector, the commercialization of hydrocarbon by-products, and the investment and financing of industrial projects and energy infrastructure. On September 9, 2007, Combustibles appointed Timothy Brink as president, Luis Bautista as vice-president, and Ernesto Haberer as director of its board.

Combustibles presently has no operations or operating assets other than a nominal local cash account totaling approximately $3,000.

GEER TANK TRUCKS, INC.

As further discussed in Note 3, on December 19, 2007, the Company completed its acquisition of Geer Tank Trucks, Inc. ("Geer"), a privately held Texas corporation, pursuant to the terms and conditions of the Stock Purchase Agreement, dated as of December 11, 2007 (the "Geer SPA"), whereby Continental purchased one hundred percent (100%) of the outstanding capital stock of Geer, for an aggregate purchase price of $5,500,000. The purchase price was paid by the Company in cash. The Company financed the acquisition with the proceeds of a long-term secured Term Loan from Sheridan Asset Management, LLC, which term loan is discussed in detail in Note 12.

BASIS OF PRESENTATION

Interim Financial Statements

In the opinion of management, the accompanying consolidated financial statements reflect all adjustments (consisting of normal recurring accruals) necessary to present fairly the Company’s financial position as of March 31, 2008 and the results of its operations, changes in stockholders’ equity (deficit), and cash flows for the three months periods ended March 31, 2008 and 2007, respectively. Although management believes that the disclosures in these consolidated financial statements are adequate to mae the information presented not misleading, certain information and footnote disclosures normally included in financial statements that have been prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the rules and regulations of the Securities Exchange Commission.

CONTINENTAL FUELS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION (continued)

Interim Financial Statements (continued)

The results of operations for the three months ended March 31, 2008 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2008. The accompanying consolidated financial statements should be read in conjunction with the more detailed consolidated financial statements, and the related footnotes thereto, filed with the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007 filed on April 15, 2008.

Going-Concern Status

The Company’s financial statements are presented on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of March 31, 2008, the Company has a deficiency in working capital of $3,513,347 and positive net worth of $1,113,025. The Company currently constituted business operations and product revenues as result of those operations commenced on April 23, 2007 with the Company’s acquisition of a port facility. The Company incurred a "Loss from Operations" of $3,402,015 for the year ended December 31, 2007 and a "Net Loss" of $95,084,605 during that same year.

During the three months ended March 31, 2008, the Company incurred a "Loss from Operations" of $518,831 and a "Net Loss" of $1,245,649, respectively.

The Company’s continuation as a going concern is dependent upon receiving additional financing. The Company anticipates that during its 2008 fiscal year it will need to raise substantial funds to support its working capital needs and to continue to execute the requirements of its business plan. Management of the Company is currently in a process of trying to secure additional capital. There can be no assurance that the Company will be successful in this capital raise or with other attempts to raise sufficient capital.

The financial statements do not include any adjustments to reflect the possible future effects of the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the uncertainty of the Company’s ability to continue as a going concern.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Included in the footnotes to the consolidated financial statements in this report is a summary of all significant accounting policies used in the preparation of our consolidated financial statements. We follow the accounting methods and practices as required by accounting principles generally accepted in the United States of America, also referred to as GAAP. The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses. Significant accounting policies employed by us, including the use of estimates, are presented in Note 2 to our consolidated and combined financial statements.

Critical accounting policies are those that are most important to the portrayal of our financial condition and our results of operations, and require management’s most difficult, subjective and complex judgments as a result of the need to make estimates about the effect of matters that are inherently uncertain. Our most critical accounting policies include, but are not limited to,  revenue recognition, our ability to collect accounts receivable, the carrying value of inventories and fixed assets, the useful lives of our fixed assets and long-lived assets, the impairment of goodwill, the valuation of common stock related to compensation and other services and the recoverability of deferred tax assets. In applying these policies, management must use its informed judgments and best estimates. Estimates, by their nature, are based on judgments and available information such as the estimated life of fixed assets for depreciation purposes, the market valuation of inventory in reporting inventory at the lower of cost or market, dividing consultants’ compensation between expense categories of FDA licensing activities and sales activities, dividing compensation and payments to third parties between cost of goods sold category and general and administrative expense, and the determination of the market value of stock when issued as compensation or as repayment for loans. The estimates that we make are based upon historical factors, current circumstances and the experience and judgment of our management. We evaluate our assumptions and estimates on an ongoing basis and may employ outside experts to assist in our evaluations. Changes in such estimates, based on more accurate future information, may affect amounts reported in future periods.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the activity of Continental Fuels, Inc., together with its wholly-owned subsidiaries, US Petroleum Depot, Inc., Continental Trading Enterprizes, Inc. f/k/a UPDA Texas Trading, Geer Tank Trucks, Inc. and Agencia Fiduciaria Aequitas N.V. ("Continental Fuels A.V.V."). All significant inter-company accounts and transactions have been eliminated.

CONTINENTAL FUELS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents are considered to be all highly liquid investments purchased with an initial maturity of three (3) months or less.

FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

The Company’s functional currency is the U.S. dollar. In those instances where the Company has foreign currency transactions, the financial statements are translated to U.S. dollars in accordance with Statement 52 of the Financial Accounting Standards Board (FASB), Foreign Currency Translation. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign-currency-denominated transactions or balances are included in the determination of income. The Company’s primary foreign currency transactions are in Venezuelan dollars. The Company has not entered into derivative instruments to offset the impact of foreign currency fluctuations. The Company has had no translation or transactions gains or losses of substance to reflect during either the years ended March 31, 2008 and December 31, 2007.

INVENTORIES

Inventories consist primarily of materials and parts and are stated at the lower of cost, as determined on a first-in, first-out (FIFO) basis, or market (See Note 6).

ACCOUNTS RECEIVABLE

The Company follows the allowance method of recognizing uncollectible accounts receivable. The allowance method recognized bad debt expense as a percentage of accounts receivable based on a review of the individual accounts outstanding and the Company’s prior history of uncollectible accounts receivable. As of March 31, 2008 and December 31, 2007, the Company has established an allowance for uncollectible accounts receivable of $67,848 and $60,387, respectively. The Company does not record interest income on delinquent accounts receivable balances until it is received.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost. Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to operations as incurred. Betterments or renewals are capitalized when incurred. Depreciation is provided using the straight line method over the estimated useful lives of the particular assets class of from 3 to 35 years (See Note 5).

LONG LIVED ASSETS

Long lived assets are accounted for in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. At March 31, 2008 and December 31, 2007, no provision for impairment of long-live assets consisting of property, plant and equipment (See Note 5) is required.

INCOME TAXES

Deferred income taxes are provided on an asset and liability method, whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when in the opinion of management; it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

CONTINENTAL FUELS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

INCOME TAXES

Effective January 1, 2007, the Company adopted Financial Accounting Standard Board Interpretation No. 48 Accounting for Uncertainty in Income Taxes ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS Statement No. 109 Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting interim period, disclosure and transition. There were no adjustments required upon adoption of FIN 48.

BASIC AND DILUTED LOSS PER SHARE

Basic and diluted net loss per share information for all periods is presented under the requirements of SFAS No. 128, Earnings Per Share. Basic loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted-average common shares outstanding during the period. Diluted loss per share is calculated by dividing net loss attributable to common stockholders by the weighted-average common shares outstanding. The dilutive effect of preferred stock, warrants and options convertible into an aggregate of approximately 498,500,000 and 0 common shares as of March 31, 2008 and 2007, respectively, are not included because the inclusion of such would be anti-dilutive for all periods presented.

REVENUE RECOGNITION

Under the operations of the prior company, the company recognizes revenue based on guidance provided in Securities and Exchange Commission ("SEC") Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition," and in accordance with Emerging Issues Task Force ("EITF") Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, our price is fixed or determinable, and collection is reasonably assured. We recognize revenue on our standard products when title passes to the customer upon shipment. The standard products do not have customer acceptance criteria. The company has standard rights of return that are accounted for as a warranty provision under SFAS No. 5, "Accounting for Contingencies." The company does not have any price protection agreements or other post shipment obligations. For custom equipment where customer acceptance is part of the sales agreement, revenue will be recognized when the customer has accepted the product. In cases where custom equipment does not have customer acceptance as part of the sales agreement, revenue will be recognized upon shipment, as long as the system meets the specifications as agreed upon with the customer. Certain transactions may have multiple deliverables, with the deliverables clearly defined. To the extent that the secondary deliverables are other than perfunctory, the company will recognize the revenue on each deliverable, if separable, or on the completion of all deliverables, if not separable.

       The company recognizes revenue based on guidance provided in Securities and Exchange Commission ("SEC") Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition," and in accordance with Emerging Issues Task Force ("EITF") Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, our price is fixed or determinable, and collection is reasonably assured. We recognize revenue on our standard products when title passes to the customer upon shipment. The Company recognizes net operating revenues from oil and natural gas at the time of delivery, that is, once the oil and gas purchasers have taken delivery.

GOODWILL AND OTHER INTANGIBLE ASSETS

Under Statement of Financial Accounting Standards No. 142, goodwill is reviewed at least annually for impairment. In assessing the recoverability of the Company’s goodwill, the Company must make assumptions regarding estimated future cash flows and other factors to determine the fair value of the respective assets and liabilities of the reporting unit. Upon adoption and again as a result of the Company’s annual impairment test, there was no indication of impairment for goodwill acquired in prior business combinations. If the Company’s estimates or its related assumptions change in the future, the Company may be required to record impairment charges related to its goodwill. Goodwill amounting to $3,281,490 at both March 31, 2008 and December 31, 2007 consists of the excess of cash consideration paid over net assets acquired arising from the acquisition of Geer Tank Trucks, Inc. (See Note 3.)

The Company reviews its intangible assets at least annually to evaluate potential impairment by comparing the carrying value of the intangible assets with expected future net operating cash flows from the related operations. If the expected future net operating cash flows are less than the carrying value, the Company recognizes an impairment loss equal to the amount by which the carrying value exceeds the discounted expected future net operating cash flows from the related operations. No provision for loss on impairment is required at either March 31, 2008 or December 31, 2007.

CONTINENTAL FUELS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

STOCK BASED COMPENSATION

Prior to January 1, 2006, the Company had applied APB Opinion No. 25 and related interpretations in accounting for its stock-based plans as was permitted under SFAS No. 123, "Accounting for Stock-Based Compensation." Under SFAS No. 123, companies could, but were not required to, elect to recognize compensation expense for all stock-based awards using a fair value methodology. The Company had adopted the disclosure-only provisions, as permitted by SFAS No. 123.

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment (Revised 2004)." SFAS No. 123R establishes standards for the accounting for transactions in which an entity (i) exchanges its equity instruments for goods or services, or (ii) incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of the equity instruments. SFAS No. 123R eliminates the ability to account for stock-based compensation using APB 25 and requires that such transactions be recognized as compensation cost in the income statement based on their fair values on the date of the grant

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS 123R "Share-Based Payment" ("SFAS 123R") using the modified prospective approach.  SFAS No. 123R applies to new awards and to awards modified, repurchased, or cancelled after December 15, 2005. Additionally, compensation cost for the portion of awards for which the requisite service has not been rendered (generally referring to non- vested awards) that are outstanding as of December 15, 2005 must be recognized as the remaining requisite service is rendered during the period of and/or the periods after the adoption of SFAS No. 123R. The attribution of compensation cost for those earlier awards will be based on the same method and on the same grant-date fair values previously determined for the pro forma disclosures required for companies that did not adopt the fair value accounting method for stock-based employee compensation.  For purposes of estimating the grant date fair value of stock options, the Company uses the Black-Scholes options pricing model.

Assumptions used to determine compensation expense are determined as follows:

·	Expected term is determined using a weighted average of the contractual term of the award;

·	Expected volatility of award grants is measured using the weighted average of historical daily changes in the market price of the Company’s common stock over the expected term of the award;

·	Risk-free interest rate is equivalent to the implied yield on zero-coupon U.S. Treasury bonds with a remaining maturity equal to the expected term of the awards; and

·	Forfeitures are based on the history of cancellations of awards granted and management’s analysis of potential forfeitures.

AMORTIZATION OF DEFERRED DEBT COSTS

In December 2007, the Company incurred deferred debt costs in conjunction with $7,707,261 of debt to Sheridan, consisting of a secured Long-Term Loan of $5,500,000 to complete the Geer Tank Trucks, Inc. acquisition (See Note 3) and a Revolving Loan of $2,207,261. Both loans are discussed in detail in Note 12. The deferred debt costs of $3,645,711 are being accreted/amortized as an expense over the life of the loans which mature on December 11, 2010.

Below is a summary of these costs, which were incurred in conjunction with loans made by Sheridan Asset Management under the loan agreements, as follows:

		Sheridan
	Sheridan	Secured
	Secured Long-	Revolving
	Term Loan	Loan	Total
Fair value of Warrants to purchase Common Stock of the Company granted to Sheridan (A) as inducement to make loan to UPDA for Geer Tank Trucks Inc. acquisition (See Note 3)	1,731,492	944,449	2,675,941
Loan origination fees incurred to Sheridan and legal costs and investment banking fees incurred to others to facilitate the loan	627,499	342,271	969,770
Total deferred debt costs	$2,358,991	1,286,720	3,645,711
Less, accreted/amortized since inception of loan	$239,044	130,388	369,432
Total	$2,119,947	1,156,332	3,276,279

(A) Sheridan received warrants that are immediately exercisable to purchase 8,500,000 shares of the Company’s Common Stock at a purchase price of $.2465 per share expiring on December 11, 2013. As of March 31, 2008, none of these warrants were exercised.

CONTINENTAL FUELS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

FAIR VALUE OF FINANCIAL INSTRUMENTS

For financial statement instruments including cash, accounts receivable, accounts and accrued expenses payable, the carrying amounts approximated fair value because of their short maturity. The fair value of long-term notes payable and lease obligations is based on current rates at which we could borrow funds with similar remaining maturities.

MAJOR CUSTOMERS

During the three months ended March 31, 2008 and the year ended December 31, 2007, the Company had two major customers representing approximately 100% of total revenues during the respective periods

SIGNIFICANT SUPPLIERS

During the three months ended March 31, 2008 and the year ended December 31, 2007, the Company had three significant suppliers representing approximately 100% of total revenues during the respective periods.

RECLASSIFICATIONS

The financial statements for the three months ended March 31, 2007 have been reclassified to conform to the presentations made for the three months ended March 31, 2008.

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles." The current GAAP hierarchy, as set forth in the American Institute of Certified Public Accountants (AICPA) Statement on Auditing Standards No. 69, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles, has been criticized because (1) it is directed to the auditor rather than the entity, (2) it is complex, and (3) it ranks FASB Statements of Financial Accounting Concepts. The FASB believes that the GAAP hierarchy should be directed to entities because it is the entity (not its auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. Accordingly, the FASB concluded that the GAAP hierarchy should reside in the accounting literature established by the FASB and is issuing this Statement to achieve that result. This Statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The adoption of FASB 162 is not expected to have a material impact on the Company’s financial position.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133." Constituents have expressed concerns that the existing disclosure requirements in FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, do not provide adequate information about how derivative and hedging activities affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The adoption of FASB 161 is not expected to have a material impact on the Company’s financial position.

In December 2007, the FASB issued SFAS No.160, "Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51".  SFAS No.160 requires that the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, in the amount of consolidated net income attributable to the parent and to the noncontrolling interest on the face of the consolidated statement of income, and that Entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  SFAS No.160 is effective for fiscal years, beginning on or after December 15, 2008 and cannot be applied earlier.

CONTINENTAL FUELS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

RECENT ACCOUNTING PRONOUNCEMENTS (continued)

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141(revised 2007), "Business Combinations," ("FASB 141R"). This standard requires that entities recognize the assets acquired, liabilities assumed, contractual contingencies and contingent consideration measured at their fair value at the acquisition date for any business combination consummated after the effective date. It further requires that acquisition-related costs are to be recognized separately from the acquisition and expensed as incurred. FASB 141R is effective for fiscal years beginning after December 15, 2008.

The Company does not anticipate that the adoption of SFAS No. 141R and No. 160 will have an impact on the Company’s overall results of operations or financial position, unless the Company makes a business acquisition in which there is a noncontrolling interest.

In December 2007, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 110, "Use of a Simplified Method in Developing Expected Term of Share Options" ("SAB 110"). SAB 110 expresses the current view of the staff that it will accept a company’s election to use the simplified method discussed in Staff Accounting Bulletin 107, Share Based Payment , ("SAB 107"), for estimating the expected term of "plain vanilla" share options regardless of whether the company has sufficient information to make more refined estimates. SAB 110 became effective for the Company on January 1, 2008. The adoption of SAB 110 is not expected to have a material impact on the Company’s financial position.

In February 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No.159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No.115". SFAS No.159 permits entities to choose to measure eligible financial instruments and other items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The fair value option may be applied instrument by instrument but only upon the entire instrument - not portions of the instrument. Unless a new election date occurs, the fair value option is irrevocable. SFAS No.159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company does not expect that the adoption of SFAS No. 159 will have a material effect on the Company’s consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements". The statement standardizes the definition of fair value, establishes a framework for measuring in generally accepted accounting principles and sets forth the disclosures about fair value measurements. SFAS No. 157 is effective for the beginning of an entity’s fiscal year that begins after November 15, 2007. The Company does not expect SFAS No. 157 will have a material effect on its financial statements.

In September 2006, the FASB issues SFAS No. 158, "Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106 and 132(R)". The statement requires an employer to recognize the over funded or under funded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted assets of a not-for-profit organization. SFAS No. 158 is effective for the beginning of an entity’s fiscal year that begins after December 15, 2006. The Company does not expect SFAS No. 158 will have a material effect on its financial statements.

In July 2006, the FASB issued FASB Staff Position (FSP) FIN No. 13-2 "Accounting for a Change or Projected Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leveraged Lease Transaction", that will become effective for fiscal years beginning after December 15, 2006. FSP FIN No. 13-2 addresses how a change in the timing of cash flows relating to income taxes generated by leveraged lease transaction affects the accounting by a lessor for that lease. The adoption of this FSP is not expected to have a material effect on the Company’s consolidated financial statements.

In June 2006, the FASB issued FASB Interpretation No. 48, "An Interpretation of FASB Statement No. 109," which clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FASB Statement No. 109, "Accounting for Income Taxes." This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN No. 48 reflects the benefit recognition approach, where a tax benefit is recognized when it is "more likely than not" to be sustained based on the technical merits of the position. This Interpretation is effective for fiscal years beginning after December 15, 2006. The Company is evaluating the impact of FIN No. 48 on its financial statements.

In April 2006, the FASB issued FASB Staff Position (FSP) FIN No. 46(R)-6, "Determining the Variability to Be Considered in Applying FASB Interpretation No. 46(R)", that became effective beginning the third quarter of 2006. FSP FIN No. 46(R)-6 clarifies that the variability to be considered in applying FASB Interpretation 46(R) shall be based on an analysis of the design of the variable interest entity. The adoption of this FSP did not have a material effect on the Company’s consolidated financial statements.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets," which provides an approach to simplify efforts to obtain hedge-like (offset) accounting. This new Statement amends SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS No. 156 is effective for all separately recognized servicing assets and liabilities as of the beginning of an entity’s fiscal year that begins after September 15, 2006, with earlier adoption permitted in certain circumstances. The Company does not expect SFAS No. 156 will have a material effect on its financial statements.

The FASB has revised its guidance on SFAS No. 133 Implementation Issues as of March 2006. Several Implementation Issues were revised to reflect the issuance of SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments - an Amendment of FASB Statements No. 133 and 140," in February 2006. SFAS No. 155 allows any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" to be carried at fair value in its entirety, with changes in fair value recognized in earnings. In addition, SFAS No. 155 requires that beneficial interests in securitized financial assets be analyzed to determine whether they are freestanding derivatives or contain an embedded derivative. SFAS No. 155 also eliminates a prior restriction on the types of passive derivatives that a qualifying special purpose entity is permitted to hold. SFAS No. 155 is applicable to new or modified financial instruments in fiscal years beginning after September 15, 2006, though the provisions related to fair value accounting for hybrid financial instruments can also be applied to existing instruments. The Company does not expect SFAS No. 155 will have a material effect on its financial statements.

CONTINENTAL FUELS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. ACQUISITION OF THE CAPITAL STOCK OF GEER TANK TRUCKS, INC.

On December 19, 2007, the Company completed its acquisition of Geer Tank Trucks, Inc. ("Geer"), a privately held Texas corporation, pursuant to the terms and conditions of the Stock Purchase Agreement, dated as of December 11, 2007 (the "Geer SPA"), whereby Continental purchased one hundred percent (100%) of the outstanding capital stock of Geer, for an aggregate purchase price of $5,500,000. The purchase price was paid by the Company in cash. The Company financed the acquisition with the proceeds of a Term Loan from Sheridan Asset Management, LLC.

As part of the terms of the Geer SPA, at the closing of the Stock Purchase transaction Messrs. Kamal Abdallah, Christopher McCauley and Timothy Brink were each appointed to the board of directors of Geer to fill vacancies on that board caused by the resignations of previous board members. Mr. Brink is the Company’s Chief Executive Officer and a member of its board of directors, and Messrs. Abdallah and McCauley are each members of the Company’s board of directors.

Geer was incorporated in the State of Texas in September 1965. The main business operations of the Company are the purchase, transport, and sale of oil in the State of Texas. The Company operates out of five locations. The Company owns two salt water disposal wells and four pipeline terminals with yards located in Jacksboro, Mineral Wells, Graham, Cisco, and Bowie, Texas. In addition to oil shipping and trading, the Company provides oil well services such as salt and fresh water removal services and frac tank rentals.

The following table presents the assets and liabilities acquired during the transaction:

Acquisition of Geer Tank Trucks, Inc.:
Assets acquired:
Cash	$4,979,172
Accounts receivable	2,956,625
Inventory	119,050
Prepaid expenses	126,567
8,181,414
Property, plant and equipment, net	1,527,666

Total assets acquired	9,709,080
Liabilities acquired:
Accounts and accrued expenses payable	7,490,570
7,490,570

Net assets acquired	$2,218,510
Purchase price paid to Geer financed by proceeds of
Sheridan term loan (See Note 12)	$5,500,000
Goodwill (Excess of consideration paid over
net assets acquired)	$3,281,490

Financed as follows:
Deferred debt costs incurred to Sheriden Asset Management to make Geer acquisition	$734,773
Company reimbursement made back to Sheriden	(734,773)
Deferred debt costs incurred in form of Warrants to purchase Company Common Stock
issued to Sheridan to finance Geer acquisition	2,675,941
Simultaneously credited to additional paid-in capital	(2,675,941)
-
Cash paid by Sheriden Asset Management under term loan to seller of Geer	5,500,000
Obligation under Sheriden Asset Management second term loan payable	$5,500,000

Inter National Bank line of credit paid off by Company borrowing from Sheridan under
Revolving Line (See Note 12 and 15)	$2,207,261

CONTINENTAL FUELS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4. NOTE RECEIVABLE - UPDA PARENT

On December 20, 2007, UPDA executed a promissory note receivable of $250,000 to Geer bearing interest of 5% per annum and payable on demand for funds received by UPDA from Geer. As of March 31, 2008 and December 31, 2007, the balance to be received by Geer is $253,527 and $250,402, respectively, which includes accrued interest.

NOTE 5. PROPERTY, PLANT & EQUIPMENT

At March 31, 2008 & December 31, 2007, property and equipment consists of the following:

			Estimated
	March 31, 2008	December 31, 2007	useful lives
	(Unaudited)

Port storage facility	$1,808,471	1,795,931	30 years
Trucks	1,817,283	1,586,555	5 years
Tanks	1,319,656	1,319,656	5 years
Trailers and float	1,034,351	855,607	5 years
Production equipment	568,681	568,680	7 years
Other equipment	894,355	729,132	3-7 years
Field office	81,522	81,522	15-35 years
Fence	13,375	13,375	3 years
Welling machine and cart	19,550	19,550	3 years
Office furniture and equipment	69,224	5,117	5-7 years
Land	36,652	36,652
Building	526,766	526,766	35 years
Leasehold improvements	150,741	100,428	15 years
	8,340,627	7,638,971
Less: accumulated depreciation	(4,477,283)	(4,310,969)
Net property, plant and equipment	$3,863,344	3,328,002

Depreciation expense was $171,044 and $0, for the three months ended March 31, 2008 and 2007, respectively.

NOTE 6. INVENTORY

As of March 31, 2008 and December 31, 2007, inventory consisted of the following:

	March 31, 2008	December 31, 2007
	(Unaudited)

Raw materials	$-	$-
Finished goods	216,600	259,599
	$216,600	$259,599

NOTE 7. RELATED PARTY TRANSACTIONS

On January 26, 2007, all of the Company’s subsidiaries and all assets of the Company, except for the European distribution agreements, were sold to G. Richard Smith, Company’s former Chairman, for $300,000 in cash and the assumption of certain trade debts (the "Sale of Assets"), resulting in a gain on the sale of these net assets of $114,963 reflected in the Statement of Operations for the three months ended March 31, 2007.

On April 23, 2007, the Company and UPDA completed the SPA business combination transaction. Pursuant to the SPA, the Company acquired one hundred percent (100%) of the capital stock of US Petroleum Depot, Inc. and Continental Trading Enterprizes, Inc. f/k/a UPDA Texas Trading, two wholly-owned subsidiaries of UPDA. The consideration paid toUPDA under the SPA consisted of $2,500,000 in cash, receivable within 30 days of the Effective Date, and 50,000 shares of the Company’s Series A Preferred stock valued at $5,000,000 (the "Preferred Stock"). On that date, the Company had 14,981,583 shares of common stock issued and outstanding. As a result of the issuance of the Preferred Stock to UPDA, on an "as converted" basis UPDA had the power to vote 77% of our outstanding voting capital stock. Therefore, UPDA has the power to control the vote of a majority of our voting capital stock.

Subsequent to the closing of the SPA transaction, the Company and UPDA mutually agreed to extend the due date for the payment of the $2,500,000 cash portion of the consideration described above. In connection with the agreement to extend the due date, the Company paid $150,000 in cash to UPDA and executed a promissory note payable that was due to be paid on June 18, 2007 to UPDA for $2,350,000. The note is now due and payable on demand and bears an interest rate of 5%. As of March 31, 2008, $1,440,000, plus interest, is due to be paid to UPDA (See Note 12).

On August 13, 2007, UPDA acquired 10,000,000 shares of the Company’s common stock in a private transaction with Karen Sandhu in exchange for 10,000 shares of UPDA’s $1,000.00 Par Value Class B Convertible Preferred Stock having an aggregate value at par of $10,000,000. This transaction brought Ms. Sandhu’s ownership down from 14,100,000 common shares to 4,100,000 common shares as of December 31, 2007. On August 13, 2007, UPDA returned the 10,000,000 acquired shares to the Company and those shares were cancelled by the Company.

The UPDA Class B Convertible Preferred Stock received by Karen Sandhu had a fair value, based on the underlying UPDA Common Stock trade price of $.04 per share on August 13, 2007, of $8,000,000, assuming this Preferred Stock was converted. Based upon the Common Stock of UPDA outstanding at September 30, 2007, Karen Sandhu would have held approximately 20,000,000 shares of UPDA’s Common Stock if the 10,000 B Convertible Preferred Shares were converted by her. If the Preferred Stock had been converted to UPDA Common Stock as of March 31, 2008 she would have controlled approximately 10% of UPDA’s Common Stock outstanding on that date. The reader of these Company financial statements should consult UPDA’s 10QSB and 10KSB filings to better understand the exchange transaction, which UPDA has accounted for as an additional step in a "Step Acquisition" of the Company.

On December 20, 2007, UPDA executed a promissory note receivable of $250,000 to Geer bearing interest of 5% per annum and payable on demand for funds received by UPDA from Geer. As of March 31, 2008 and December 31, 2007, the balance to be received by Geer is $253,527 and $250,402, respectively, which includes accrued interest.

NOTE 8.  SHAREHOLDERS’ EQUITY

On February 6, 2007, the Company issued 14,100,000 restricted shares of its $.001 Par Value Common Stock to Ms. Karen Sandhu for $200,000 in cash. The trading price on the date of issuance was $3.40. The Company used the proceeds from this offering to pay outstanding debts and liabilities of the predecessor entity, Coronado Industries, Inc. in contemplation of the re-organization of the Company and its consolidation and merger with Universal Property Development Acquisition, Inc. and its subsidiaries as discussed in Note 13.

	March 31,	December 31,
	2008	2007
	(Unaudited)

Raw materials	$-	$-
Finished goods	216,000	259,599
	$216,000	$259,599

CONTINENTAL FUELS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8. SHAREHOLDERS’ EQUITY (Continued)

On April 13, 2007, the Company’s Board of Directors approved a 3-for-1 stock split (the "Forward Stock Split") of all of the Company’s common stock. Pursuant to the terms of the Forward Stock Split, each share of the Company’s common stock held by shareholders of record on April 13, 2007, on April 20, 2007 automatically became the equivalent of 3 shares of post-Forward Stock Split common stock of the Company. The Forward Stock Split did not change the number of shares of common stock authorized under the Company’s Articles of Incorporation or change the par value per share of its common stock. All share and per share information included in these consolidated financial statements has been adjusted to give retroactive effect of the Forward Stock Split.

On April 23, 2007, the Board of Directors of the Company adopted a resolution providing for the designation, rights, powers and preferences and the qualifications, limitation and restrictions of 500,000 shares of Series A Convertible Preferred Stock (the "Series A Preferred"). Each share of the Series A Preferred is convertible into 1,000 shares of the Company’s common stock. In the event of a stock dividend, stock split, reclassification, reorganization, consolidation or merger, adjustments in the conversion ratio will be made in a manner which will provide the preferred holders, upon full conversion into common stock, the same percentage ownership of the Company that existed immediately prior to such action. The Series A Preferred has the same voting rights as the common stock, on an as converted basis, with the Preferred holders having one vote for each share of common stock into which their Series A Preferred is convertible. The Series A Preferred has a liquidation preference over the Company’s common stock up to the one-hundred dollars ($100) per share.

On April 23, 2007, in connection with the closing of the SPA transaction as described in Notes 1 and 7 above, the Company completed the issuance of 50,000 shares of our Series A Convertible Preferred Stock (the "Preferred Stock") to UPDA. The 50,000 shares of the Company’s Preferred Stock issued were valued at $5,000,000 under the terms of the SPA. On that date, the Company had approximately 14,981,583 shares of common stock issued and outstanding. As a result of the issuance of the Preferred Stock to UPDA, on an "as converted" basis, UPDA had the power to vote 50,000,000 shares of our common stock. Therefore, on that date UPDA had the power to control the vote of approximately 77% of our outstanding voting capital. The issuance of the Preferred Stock to UPDA therefore constituted a change of control transaction for the Company as UPDA owns a majority of the outstanding voting securities of the Company. As of March 31, 2008, UPDA has the power to control the vote of approximately 83% of the common stock of the Company.

On August 1, 2007, UPDA converted 2,000 shares of its Preferred Stock into 2,000,000 shares of the Company’s common stock, of which 1,817,792 shares were distributed to the common shareholders of UPDA as a special distribution of assets.  The remaining 182,209 shares were issued to UPDA. The management and directors of UPDA received 262,147 shares of the distributed Continental shares as a result of their prorated common share ownership in UPDA.

On August 13, 2007, UPDA acquired 10,000,000 shares of the Company’s common stock in a private transaction with Karen Sandhu in exchange for 10,000 shares of UPDA’s $1,000.00 Par Value Class B Convertible Preferred Stock having an aggregate value at par of $10,000,000. On August 13, 2007, UPDA returned the 10,000,000 acquired shares to the Company and those shares were cancelled by the Company. As a result of the aforementioned transaction, Karen Sandhu held 4,100,000 shares restricted Company’s Common Stock on August 13, 2007 after the transaction. At December 31, 2007, Karen Sandhu continued to hold those 4,100,000 of the Company’s Common Stock. At March 31, 2008, Karen Sandhu disposed of 1,000,000 shares and held 3,100,000 of the Company’s Common Stock.

The UPDA Class B Convertible Preferred Stock received by Karen Sandhu had a fair value based on the underlying UPDA Common Stock trade price of $.04 on August 13, 2007 of $8,000,000, assuming this Preferred Stock was converted. Based upon the Common Stock of UPDA outstanding at December 31, 2007, Karen Sandhu would have held approximately 20,000,000 of UPDA’s Common Stock if the 10,000 B Convertible Preferred Shares were converted by her. However, none were converted as of December 31, 2007. As of March 31, 2008, Karen Sandhu converted 3,000 out of the 10,000 UPDA Class B Convertible Preferred Shares into 6,000,000 Common Stock shares. The reader of these Company financial statements should consult UPDA’s 10KSB filing to better understand the exchange transaction, which UPDA has accounted for as an additional step in a "Step Acquisition" of the Company.

CONTINENTAL FUELS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9. STOCK OPTIONS PLANS

On December 1, 2007, the Board of Directors approved the Continental Fuels, Inc. 2007 Stock Option/Stock Issuance Plan. The Plan authorized the Company to grant stock and stock options to (i) employees, (ii) non-employee members of the Board or the non-employee members of the board of directors of any Parent or Subsidiary, and (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary). Under the aforementioned Plan, 20,000,000 shares of common stock were reserved for issuance. On December 1, 2007 the Board of Directors granted Timothy Brink 10,000,000 in stock options at the exercise price of $.33 per share. As of March 31, 2008, none of those options have been exercised.

The following table sets forth certain information concerning the stock options granted during the three months ended March 31, 2008 to the Company’s chief executive officer.

	Average	Exercise Price	Contractual	Fair	Intrinsic
	Shares	per Share	Term (1)	Value	Value (2)

Outstanding December 31, 2007	1,000,000	$3.30	10		$3,213,908
Granted	-	-	-		-
Exercised	-	-	-		-
Forfeited or expired	-	-	-		-

Outstanding March 31, 2008	1,000,000	$3.30	10		$3,213,908

Exercisable March 31, 2008	1,000,000	$3.30	10		$-

(1) Remaining contractual term is presented in years.

(2) The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the closing price of our common stock as of March 31, 2008, for those awards that have an exercise price currently below the closing price as of March 31, 2008. Awards with an exercise price above the closing price as of March 31, 2008 are considered to have no intrinsic value.

NOTE 10. INCOME TAXES

As of March 31, 2008 and December 31, 2007, the components of deferred income taxes are as follows:

	March 31, 2008	December 31, 2007
Net operating loss carryforward	$41,008,828	$40,570,359
Differences resulting from use of cash basis for tax purposes	-	-

Total deferred tax assets	41,008,828	40,570,359
Less valuation allowance	(41,008,828)	(40,570,359)

Net deferred tax assets	$-	$-

The Company has provided a full valuation allowance on its deferred tax assets as of March 31, 2008 and December 31, 2007.

CONTINENTAL FUELS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10. INCOME TAXES (Continued)

Reconciliation of the differences between the statutory tax rate and the effective tax rate is:

	March 31, 2008	December 31, 2007
	Unaudited
Federal statutory tax rate	34.0%	34.0%
State Tax Rate	1.2%	1.2%
Effective Tax Rate	35.2%	35.2%
Valuation Allowance	(35.2)%	(35.2)%
Net Effective Tax Rate	-	-

As of March 31, 2008, the Company has a net operating loss carryforward of $116,503,435 expiring through 2028. The Company has provided a valuation allowance against the full amount of the deferred tax asset due to management’s uncertainty about its realization. Furthermore, the net operating loss carry forward may be subject to further limitation pursuant to Section 382 of the Internal Revenue Code.

NOTE 11. COMMITMENTS

Operating Leases

On August 22, 2006 US Petroleum Depot, Inc. entered into a rental lease agreement with Brownsville Navigation District of Cameron County, Texas for a term of five years payable semi-annually in installments of $9,801. The leased property is for the sole purpose of shipping and receiving oil products.

In April 2007, the Company entered into a one year lease for two offices spaces at a monthly rent of $3,100.  The address is San Felipe Plaza, 5847 San Felipe, Houston, Texas 77057.

In July 2007, the Company entered into an agreement with Serafina De Los Santos and Rosi Chavez to lease a condominium at South Padre Island, Texas from August 1, 2007 to March 1, 2008 for a monthly rent of $3,000. In February 2008, the Company entered into another agreement with Serafina De Los Santos and Rosi Chavez to lease a condominium at South Padre Island, Texas from March 1, 2008 to September 1, 2008 for a monthly rent of $3,000.

In December 2007, the Company entered into a five year lease with Texas Tower Limited for 3,044 square feet of office space at varying monthly rents ranging from $5,327 in the first year to $6,342 in the fifth year. The Company’s address is 600 Travis, Suite 6910, Houston, Texas 77002.

Future minimum lease payments under the Company’s operating leases as of March 31, 2008 are as follows:

Years Ending
March 31,	Amounts
2009	$101,780
2010	86,824
2011	89,868
2012	82,294
2013 and after	69,758
$430,524

Rent expenses incurred under the above mentioned operating leases totaled $68,675 and $0 for the three months ended March 31, 2008 and 2007, respectively.

CONTINENTAL FUELS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11. COMMITMENTS (Continued)

Employment Agreements

On December 12, 2007, the Company entered into an employment agreement with Ms. Lori Geer Smith. Under the terms of her Employment Agreement, Ms. Smith shall have such title and responsibilities as are determined by the Geer board of directors. Ms. Smith’s Employment Agreement has an initial term of one (1) year and a base salary of $80,000 per year.

On December 12, 2007, the Company also entered into an employment agreement with Mr. Ronnie Smith. Under the terms of his Employment Agreement, Mr. Smith shall have such title and responsibilities as are determined by the Geer board of directors. Mr. Smith’s Employment Agreement has an initial term of one (1) year and a base salary of $80,000 per year.

On December 1, 2007, the Company entered into a three year Employment Agreement with Timothy Brink to continue serving as the Company’s president and CEO for the annual base salary of $180,000 adjustable at any time, a discretionary bonus of up to $600,000 a year, and the option to purchase 10 million shares of Continental’s common stock. On each successive anniversary of the Employment Agreement, Mr. Brink shall be granted additional options as the Board determines.

Future minimum payments under the Company’s employment agreements as of March 31, 2008 are as follows:

Years Ending
March 31,	Amounts
2009	$333,333
2010	180,000
2011	165,000
$678,333

CONTINENTAL FUELS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12. NOTES AND LOANS PAYABLE

As of March 31, 2008 and December 31, 2007, notes payable consist of the following:

Secured Sheridan Asset Management Loans	March 31	December 31,
Terms and to Whom Payable	2008	2007
	(Unaudited)
Term Loan

15% per annum term loan payable and 5% payment-in-kind interest to Sheridan Asset Management LLC long-term promissory note dated December 11, 2007, in the original amount of $5,500,000 and due December 11, 2010. As of March 31, 2008, the amount due is $5,200,000, net of deferred cost of $2,119,945. The promissory note arose out of the Geer Tank Trucks, Inc. acquisition described in Note 3. The promissory note requires 6 monthly principal payments of $100,000 each commencing on January 01, 2008; and 30 monthly principal payments of $150,000 each commencing on July 1, 2008; with a principal payment at maturity of $400,000. The 15% per annum interest and the 5% payment-in-kind interest are also payable monthly

at the same time the payment of principal is due.	$3,080,055	3,184,003

Revolving Loan

20% per annum revolving promissory note payable in the original amount of $2,207,261 borrowed on December 11, 2007. The loan, which is due on December 11, 2010, net of deferred cost of $1,156,333, is provided by Sheridan under a $3,000,000 line of credit expiring on December 11, 2010. The Company is required to pay Sheridan a 10% unused line fee to the extent that borrowing outstanding by the Company to Sheridan are less than $3,000,000.

Both the 20% per annum interest on the revolving loan and the 10% unused line fees are payable on a monthly basis to Sheridan. Advances received by the Company under the line are tied by formula to a borrowing base dependant on cash, eligible accounts receivable and inventory. Changes in the borrowing base may result in the need to reduce outstanding borrowing under the revolving line by

the Company.	1,050,928	943,991

Both the long term promissory note and the revolving promissory note are jointly secured under a security agreement that provides for the pledge of all of Company’s assets. In addition these obligations are jointly secured by a cross-corporate guaranty furnished by UPDA (the Company’s parent entity).

Loan Compliances

The revolving promissory note imposes certain negative covenant on the Company related to repurchase, redemption and dividends on common stock or other equity securities of the Company and its wholly owned subsidiaries; limitations on the fair value of Company’s securities issuances to individuals and requires lender approval on Company merger or acquisition activities or management changes. Other covenants to be met by the Company include minimum net worth and earnings before interest, taxes and depreciation ("EBITDA").

The long term promissory note contains provisions relating to change in Company control and negative covenant provisions similar to those contained in the revolving promissory note described in the preceding paragraph, as well as minimum net worth and EBITDA requirements.

As of March 31, 2008, the Company was not in compliance with its Sheridan loan covenant that required the Company to have a minimum EBITDA of $500,000. On May 19, 2008 Sheridan agreed to grant a waiver for this covenant for the first quarter of 2008 (see Note 16).

Net notes payable to Sheridan Asset Management	$4,130,983	$4,127,994
Current portion	$943,352	$728,001
Long-term portion	3,187,631	3,399,993
	$4,130,983	$4,127,994

NOTE 12. NOTES AND LOANS PAYABLE (Continued)

The maturities of the Sheridan loans payable at March 31, 2008 are as follows:
	Total Amount	Term Loan	Revolving Loan
2008	$943,352	$943,352	$-
2009	1,018,352	1,018,352	-
2010	2,169,279	1,118,352	1,050,927
	$4,130,983	$3,080,056	$1,050,927

Others	March 31,	December 31,
	2008	2007
	(Unaudited)
As of March 31, 2008 and December 31, 2007, notes payable consist of the following:
First National Bank of Jacksboro notes payable secured by Certificate of deposits with parallel maturity dates to the debt held on Geer’s behalf of $1,335,000:
6.31% per annum note dated 1/9/08 maturing 1/9/09	$535,000
6.31% per annum note dated 1/17/08 maturing 1/17/09	500,000
5.85% per annum note dated 1/25/08 maturing 1/25/09	300,000
	1,335,000
10% per annum advances received from Brainard Management Associates, principal and interest payable on demand as bridge financing in pending change of control of Company (A)	550,000	$550,000
15% per annum note formerly payable to Robert Suliot and now payable to Dion Lorenzo, principal and interest payable on demand, through December 31, 2006, convertible into 700,000 shares of common stock (A)	25,000	25,000
15% per annum note formerly payable to Robert Suliot and now payable to Dion Lorenzo, principal and interest payable on demand, through December 31, 2006, convertible into 700,000 shares of common stock (A)	25,000	25,000
15% per annum note formerly payable to Robert Suliot and now payable to Dion Lorenzo, principal and interest payable on demand, through December 31, 2006, convertible into 2,000,000 shares of common stock (A)	50,000	50,000
8% per annum note payable to CAA Premium Finance, LLC, principal and interest due on first day of each succeeding month until paid in full.	71,665	94,197
Total	$2,056,665	$744,197

Related parties:
Companies’ Parent Entity and Certain of Its Wholly-Owned Subsidiaries	March 31,	December 31,
Terms and to Whom Payable	2008	2007
	(Unaudited)

5% per annum note payable to Companies’ Parent Entity, Universal Property Development and Acquisition, Inc. ("UPDA"), principal and interest payable on demand	$2,350,000	$2,350,000
Intercompany account non-interest bearing balance payable to UPDA	1,022,560	1,022,560
Intercompany account non-interest bearing balance payable to UPDA-Operators, a wholly-owned subsidiary of UPDA	656,276	656,276
Intercompany account non-interest bearing balance payable to General Services Administration, Inc., a wholly-owned subsidiary of UPDA	2,901	-
	4,031,737	4,028,836
Less:
Company repayments to UPDA since the extension of the now past due date	(885,000)	(550,000)
Unilateral reduction in the original purchase price to the Company for the UPDA subsidiaries, principally storage facility, assets originally transferred to the Company by UPDA (See Note 13.)	(740,000)	(740,000)
	2,406,737	2,738,836
Less: Loss on recapitalization of Continental’s Stockholders’ Equity section - reserve for liabilities to UPDA with payment contingent on future profitability of Continental (See Note 13.)	(2,736,541)	(2,736,541)
Total Liability to UPDA and subsidiaries		$2,295
Temporarily repatriated funds to UPDA that relate to Continental’s acquisition by UPDA	$(329,804)

CONTINENTAL FUELS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12. NOTES AND LOANS PAYABLE (Continued)

Other Relationships
As of March 31, 2008 and December 31, 2007, notes payable to related parties consist of the following:

Terms and to Whom Payable	March 31,	December 31,
	2008	2007
	(Unaudited)
5% per annum note payable to Kamal Abdallah, Chairman, principal and interest due on demand after July 1, 2008	100,000	-
5% per annum note payable to Kamal Abdallah, Chairman, principal and interest due on demand after February 1, 2008	100,000	100,000
Total	$200,000	$100,000

(A)

- Per the Sale of Assets agreement, between a former officer/director in the predecessor entity, Coronado Industries, Inc., interest is to be accrued on these notes from the date that they are transferred to the Continental Fuels. As of March 31, 2008 and December 31, 2007, $72,960 and $55,219 of interest has been accrued, respectively.

NOTE 13. RECAPITALIZATION TRANSACTION

Since UPDA had a post-SPA transaction 77% voting interest, applicable GAAP and related-party transaction theory dictates that the substance of the transaction from UPDA’s perspective and in consolidation is a recapitalization. EITF 88-16 states that absent a 50% change in voting control there is no step-up or goodwill to be recognized. Pre-transaction, UPDA owned 100% of UPDA Texas Trading, Inc., nka Continental Trading Enterprizes, Inc. and US Petroleum Depot and post-transaction UPDA obtained 77% of the voting rights of Continental, hence the requisite 50% change of control occurred. Therefore, there is no immediate step-up or goodwill recognition.

The Codification of SEC Staff Accounting Bulletins Topic 5U specifies that no gain be recognized on the sale of assets to a thinly capitalized entity, particularly when the purchasing entity’s assets consist principally of assets acquired from the seller. Gain is to be deferred until it is reasonably assured. The SAB states that the deferred gain should be noted parenthetically as a deduction from the related asset. Accordingly, UPDA has deferred recognition of any gain on the sale of assets in its financial statements filed on its Form 10QSB for the twelve months ended December 31, 2007. Since the principal asset acquired in this transaction by the Company was an oil storage facility with a historical cost basis of approximately $1,125,000 paid for in cash by UPDA prior to the acquisition, the Company has reflected a deferred loss of $2,736,541, resulting from the fact that the convertible preferred shares issued to UPDA by the Company exceeded the book value of net assets acquired by the Company, as a reduction in notes and loans payable by the Company to UPDA, as parent entity, and certain of its wholly-owned subsidiaries. Essentially, the deferred loss has been offset against the debt because payment of the debt by the Company to UPDA and its wholly-owned subsidiaries is dependent upon the future profitability of the Company. Therefore, the Company’s recording of the Recapitalization Transaction is consistent with the handling of the transaction by UPDA.

NOTE 14. DEBT CONVERSION COSTS

As discussed in Notes 8 and 12, the Company is in the process of issuing an aggregate of 3,204,293 of its $0.001 Par Value Common Stock to Mathews Investment, LLC from the conversion of notes payable with a face value of $300,000. The conversion of the aforementioned notes payable into Common Stock has resulted in "Debt Conversion Costs" of $91,056,436 being charged to Operations during the year ended December 31, 2007. Through December 31, 2007, the Company issued 2,325,144 out of the aggregate of 3,204,293 of its $0.001 Par Value Common Stock that the Company is committed to issuing to Mathews Investments LLC. During the quarter ended March 31, 2008, the Company issued an additional 477,500 of its $0.001 Par Value Common Stock that the Company is committed to issuing to Mathews Investments LLC. During April 2008, the Company issued the remaining 401,649 of its $0.001 Par Value Common Stock that the Company was committed to issuing to Mathews Investments LLC thereby completing in full its commitment to issue 3,204,293 shares of its $0.001 Par Value Common Stock in settlement of the Note.

CONTINENTAL FUELS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15. SECURED LINE OF CREDIT PAYABLE

On December 12, 2007, Continental Trading Enterprizes, Inc. was liable for a series of disbursements under the line aggregating $2,200,000, which bore interest ranging from 7.13% to 7.25% per annum. The amounts disbursed were used by Continental Fuels and Continental Trading Enterprizes, Inc. to make the payments needed for a contracted purchase of certain petroleum products by Continental Trading Enterprizes, Inc. for resale to third parties. As consideration for the pledge, the Company agreed that the Pledgors shall each receive $.25 per barrel upon payment to the Company from sale to third parties but only when the transaction shows positive gross margins on the sales.

The Inter National Bank Line of Credit was used in the general course of the Company’s operations to finance the purchase of condensate product for resale. The Company has completed the purchase and re-sale of these original loads of product and have used the proceeds from those transactions to continue to finance its petroleum products re-sale operations. As described below, the Sheridan Revolving Line of credit was used to re-pay the Inter National Bank line of credit in order that the Company would continue to have working capital to finance its petroleum products re-sale operations.

Concurrent with the Term Loan received from Sheridan on December 12, 2007 to finance the acquisition of Geer, the Company also entered into a Revolving Line of Credit with Sheridan in the amount of $3,000,000 at an interest rate of 20% per annum on the amount used and 10% per annum on the unused portion commencing on January 1, 2008. On December 13, 2007, the Company used $2,207,261 of the $3,000,000 available to fully repay the balance owed to Inter National Bank for the Line of Credit used by Continental Trading Enterprizes, Inc. As of March 31, 2008, $792,739 of the Sheridan Revolving Line remains unused.

NOTE 16. SUBSEQUENT EVENTS

Granting of Waiver of Sheridan Loan Covenant

As of March 31, 2008, the Company was not in compliance with its Sheridan loan covenant that required the Company to have a minimum EBITDA of $500,000. On May 19, 2008 Sheridan agreed to grant a waiver for this covenant for the first quarter of 2008 based upon the Company’s assurances that the minimum EBITDA will be achieved during the second quarter of 2008.

Exhibit 21.1

Subsidiaries of Continental Fuels Inc.

Continental Trading Enterprizes, Inc.

US Petroleum Depot, Inc.

Geer Tank Trucks, Inc.

Agencia Fiduciaria Aequitas N.V. (with a 75% ownership in Combustibles Continental De Latino America in Venezuela)

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